                                                                 EXECUTION COPY




                      AMENDED AND RESTATED CREDIT AGREEMENT



                            Dated as of July 16, 1997

                                      Among

                       AMERIMAX FABRICATED PRODUCTS, INC.
                            EURAMAX HOLDINGS LIMITED
                               EURAMAX EUROPE B.V.
                            EURAMAX NETHERLANDS B.V.

                                  as Borrowers
                                  -- ---------

                                       and

                            EURAMAX INTERNATIONAL PLC
                             AMERIMAX HOLDINGS, INC.
                          EURAMAX EUROPEAN HOLDINGS PLC
                         EURAMAX EUROPEAN HOLDINGS, B.V.
                             EURAMAX EUROPE LIMITED
                THE OPERATING COMPANY SUBSIDIARIES PARTIES HERETO

                              as other Loan Parties
                              -- ----- ---- -------

                                       and

                       THE LENDERS AND ISSUER PARTY HERETO

                                       and

                                 BANQUE PARIBAS

                                    as Agent
                                    -- -----


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                                TABLE OF CONTENTS


SECTION                                                                  PAGE
-------                                                                  ----
ARTICLE I

               DEFINITIONS AND ACCOUNTING TERMS.........................   4
    1.1.  Defined Terms.................................................   4
    1.2.  Computation of Time Periods...................................  79
    1.3.  Accounting Terms..............................................  79
    1.4.  Certain Terms.................................................  79
    1.5.  Currency Equivalents Generally................................  80


ARTICLE II

               AMOUNTS AND TERMS OF THE LOANS...........................  80
    2.1.  The Revolving Credit Loans....................................  80
    2.2.  The Term Loans................................................  82
    2.3.  Making Loans..................................................  83
    2.4.  Fees..........................................................  86
    2.5.  Reduction and Termination of the Commitments..................  87
    2.6.  Repayment.....................................................  88
    2.7.  Prepayments...................................................  92
    2.8.  Conversion/Continuation Option................................  97
    2.9.  Interest......................................................  98
    2.10. Interest Rate Determination and Protection.................... 101
    2.11. Increased Costs............................................... 102
    2.12. Illegality.................................................... 103
    2.13. Capital Adequacy.............................................. 104
    2.14. Payments and Computations..................................... 104
    2.15. Taxes......................................................... 107
    2.16. Sharing of Payments, Etc...................................... 109
    2.17. Currency Equivalents.......................................... 110
    2.18. Joint and Several Liability................................... 111
    2.19. Letter of Credit Facility..................................... 112
    2.20. Swing Loans................................................... 118
    2.21  Covenant to Pay............................................... 121


ARTICLE III

                    CONDITIONS OF EFFECTIVENESS
               OF THIS AGREEMENT AND OF LENDING......................... 122
    3.1.  Conditions Precedent to Effectiveness of this
          Agreement, the Making of the Initial Loans and

                                  i

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SECTION                                                                  PAGE
-------                                                                  ----

          the Issuance of Letters of Credit............................. 122
    3.2.  Additional Conditions Precedent to Effectiveness
          of this Agreement, the Making of the Initial
          Loans and the Issuance of Letters of Credit................... 133
    3.3.  Conditions Precedent to the Making of Each Loan
          and Each Issuance of any Letter of Credit..................... 134

                                 ii

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SECTION                                                                  PAGE
-------                                                                  ----

ARTICLE IV

               REPRESENTATIONS AND WARRANTIES........................... 135
    4.1.  Corporate Existence; Compliance with Law...................... 135
    4.2.  Corporate Power; Authorization; Enforceable
          Obligations................................................... 136
    4.3.  Taxes......................................................... 137
    4.4.  Full Disclosure............................................... 138
    4.5.  Financial Matters............................................. 138
    4.6.  Litigation.................................................... 139
    4.7.  Margin Regulations............................................ 139
    4.8.  Ownership; Subsidiaries....................................... 139
    4.9.  ERISA......................................................... 141
    4.10. Liens; Indebtedness........................................... 141
    4.11. Restricted Payments........................................... 142
    4.12. No Burdensome Restrictions; No Defaults;
          Contractual Obligations....................................... 142
    4.13. No Investments................................................ 143
    4.14. Government Regulation......................................... 143
    4.15. Insurance..................................................... 144
    4.16. Labor Matters................................................. 144
    4.17. Force Majeure................................................. 145
    4.18. Use of Proceeds of Loans and Use of Letters of
          Credit........................................................ 145
    4.19. Environmental Protection...................................... 146
    4.20. Related Documents............................................. 148
    4.21. Intellectual Property......................................... 149
    4.22. Real Property................................................. 150


ARTICLE V

               FINANCIAL COVENANTS...................................... 152
    5.1.  Maximum Leverage Ratio........................................ 152
    5.2.  Fixed Charge Coverage Ratio................................... 153
    5.3.  Capital Expenditures.......................................... 154
    5.4.  Interest Coverage Ratio....................................... 154
    5.5.  Minimum EBITDA................................................ 155


ARTICLE VI

               AFFIRMATIVE COVENANTS.................................... 156
    6.1.  Compliance with Laws, Etc. ................................... 157
    6.2.  Conduct of Business........................................... 157
    6.3.  Payment of Taxes, Etc. ....................................... 157
    6.4.  Maintenance of Insurance...................................... 158

                                 iii

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SECTION                                                                  PAGE
-------                                                                  ----

    6.5.  Preservation of Corporate Existence, Etc. .................... 158
    6.6.  Access........................................................ 158
    6.7.  Keeping of Books.............................................. 159
    6.8.  Maintenance of Properties, Etc. .............................. 159
    6.9.  Performance and Compliance with Other Covenants............... 159
    6.10. Application of Proceeds....................................... 159
    6.11. Financial Statements.......................................... 159
    6.12. Reporting Requirements........................................ 162
    6.13. Leases........................................................ 166
    6.14. New Real Estate............................................... 168
    6.15. Employee Plans................................................ 168
    6.16. Borrowing Base Determination.................................. 168
    6.17. Fiscal Year................................................... 169
    6.18. Environmental Matters......................................... 170
    6.19. Certain Additional Covenants.................................. 171


ARTICLE VII

               NEGATIVE COVENANTS....................................... 171
    7.1.  Liens, Etc. .................................................. 171
    7.2.  Indebtedness.................................................. 174
    7.3.  Lease Obligations............................................. 176
    7.4.  Restricted Payments........................................... 177
    7.5.  Mergers, Stock Issuances, Asset Sales, Etc. .................. 179
    7.6.  Investments................................................... 181
    7.7.  Change in Nature of Business or in Capital
          Structure..................................................... 182
    7.8.  Modification of Related Documents and Material
          Agreements.................................................... 183
    7.9.  Accounting Changes............................................ 183
    7.10. Transactions with Affiliates.................................. 184
    7.11. Adverse or Speculative Transactions........................... 184
    7.12. Environmental Matters......................................... 185
    7.13. Additional Richmond Company, Euramax, French
          Holdings and Foreign Holding Company Provisions............... 185


ARTICLE VIII

               EVENTS OF DEFAULT AND CASH COLLATERAL.................... 186
    8.1.  Events of Default............................................. 186
    8.2.  Remedies...................................................... 190
    8.3.  Implementation of Reallocation................................ 191
    8.4.  Actions in Respect of Letters of Credit....................... 191


ARTICLE IX

                                  iv

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SECTION                                                                  PAGE
-------                                                                  ----

               THE AGENT................................................ 193
    9.1.  Authorization and Action...................................... 193
    9.2.  Agent's Reliance, Etc. ....................................... 194
    9.3.  The Agent and its Affiliates.................................. 195
    9.4.  Lender Credit Decision........................................ 195
    9.5.  Indemnification............................................... 195
    9.6.  Successor Agents.............................................. 196
    9.7   U.K. Documents................................................ 197


ARTICLE X
               MISCELLANEOUS............................................ 197
    10.1.  Amendments, Etc. ............................................ 197
    10.2.  Notices, Etc................................................. 198
    10.3.  No Waiver; Remedies.......................................... 199
    10.4.  Costs; Expenses; Indemnities................................. 199
    10.5.  Right of Set-off............................................. 201
    10.6.  Binding Effect............................................... 202
    10.7.  Assignments and Participations............................... 203
    10.8.  Governing Law; Severability.................................. 207
    10.9.  Submission to Jurisdiction; Service of Process;
           Judgment..................................................... 207
    10.10. Section Titles............................................... 209
    10.11. Execution in Counterparts.................................... 209
    10.12. Entire Agreement............................................. 210
    10.13. Confidentiality.............................................. 210
    10.14. Waiver of Jury Trial......................................... 210

                                    v


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                                    SCHEDULES

Schedule I         -    Commitments

Schedule I-A       -    Existing Term Loans, Existing Revolving
                        Credit Loans and Existing Revolving
                        Credit Commitments

Schedule I-B       -    Effective Date Assignments

Schedule II        -    Applicable Sublimits

Schedule III       -    Applicable Lending Offices and Notice Addresses of
                        Lenders

Schedule IV        -    Notice Addresses of Loan Parties

Schedule V         -    Intercompany Notes

Schedule VI        -    Projections

Schedule VII       -    Environmental Matters

Schedule 3.1(s)-1  -    Costs

Schedule 3.1(s)-2  -    Existing Debt to be Repaid and Credit
                        Lines and Commitments to be Terminated

Schedule 4.3       -    Taxes

Schedule 4.6       -    Litigation

Schedule 4.8       -    Subsidiaries

Schedule 4.9       -    ERISA

Schedule 4.16      -    Labor Matters

Schedule 4.19      -    Environmental Protection

Schedule 4.22(a)   -    Owned Real Estate

Schedule 4.22(b)   -    Leases

Schedule 7.1       -    Existing Liens

                                       vi
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Schedule 7.2(a)    -    Permitted Existing Indebtedness

                                    EXHIBITS

Exhibit A-1        Form of Dutch Company Revolving Credit
                   Note

Exhibit A-2        Form of Dutch Operating Co. Revolving Credit
                   Note

Exhibit A-3        Form of U.K. Operating Co. Revolving Credit
                   Note

Exhibit A-4        Form of U.S. Operating Co. Revolving Credit
                   Note

Exhibit A-5        Form of Dutch Company Term Note

Exhibit A-6        Form of U.S. Dollar Term B Note

Exhibit A-7        Form of U.K. Operating Co. Term Note

Exhibit A-8        Form of U.S. Dollar Term A Note

Exhibit A-9        Form of U.S. Dollar Term C Note

Exhibit B          Form of Notice of Borrowing

Exhibit C          Form of Notice of Conversion or Continuation

Exhibit D          Form of Assignment and Acceptance

Exhibit E          Form of Domestic Mortgage

Exhibit F          Form of Domestic Security Agreement

Exhibit G          Form of Domestic Subsidiary Guaranty

Exhibit H          Form of U.S. Holdings Guaranty

Exhibit I          Form of U.S. Holdings Pledge Agreement

Exhibit J          Form of U.S. Operating Co. Guaranty

Exhibit K          Form of U.S. Operating Co. Pledge Agreement

Exhibit L          Form of Euramax Assignment Agreement

Exhibit M          Form of Euramax Stock (U.S.) and Debt Pledge

                   Agreement

Exhibit N          Form of Borrowing Base Certificate

Exhibit O          Form of Letter of Process Agent

Exhibit P          Form of Opinion of Kirkland & Ellis

Exhibit Q          Section 2.15(f) Certificate of a Lender

Exhibit R          Form of Letter of Credit Request

Exhibit S          Form of Building Products Pledge Agreement

Exhibit T          Form of Agency Agreement

Exhibit U          Form of Domestic Amendatory Agreement

Exhibit V          Form of Fabral Holdings Pledge Agreement

Exhibit W          Form of U.K. Consent Agreement

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 16, 1997, among EURAMAX INTERNATIONAL PLC, a company organized under the laws of England and Wales ("Euramax"); EURAMAX EUROPEAN HOLDINGS PLC, a company organized under the laws of England and Wales ("U.K. Holdings") and a wholly owned, direct subsidiary of Euramax; EURAMAX EUROPEAN HOLDINGS, B.V., a company organized under the laws of the Netherlands ("Dutch Holdings") and a wholly owned, direct subsidiary of Euramax; AMERIMAX HOLDINGS, INC., a Delaware corporation ("U.S. Holdings") and a wholly owned, direct subsidiary of Euramax; EURAMAX EUROPE LIMITED, a company organized under the laws of England and Wales ("U.K. Company") and a wholly owned, direct subsidiary of U.K. Holdings; EURAMAX NETHERLANDS B.V., a company organized under the laws of the Netherlands ("Dutch Company") and a wholly owned, direct subsidiary of Dutch Holdings; EURAMAX HOLDINGS LIMITED (formerly Alumax Holdings Limited), a company organized under the laws of England and Wales ("U.K. Operating Co.") and a wholly owned, direct subsidiary of U.K. Company; EURAMAX EUROPE B.V. (formerly Alumax Europe B.V.), a company organized under the laws of the Netherlands ("Dutch Operating Co.") and a wholly owned, direct subsidiary of Dutch Company; AMERIMAX FABRICATED PRODUCTS, INC. (formerly Alumax Fabricated Products, Inc.), a Delaware corporation ("U.S. Operating Co.") and a wholly owned, direct subsidiary of U.S. Holdings; the Operating Company Subsidiaries (as defined below); Amerimax Richmond Company (formerly Johnson Door Products, Inc., which was formerly Alumax Door Products, Inc.), an Indiana corporation and a direct, wholly owned Subsidiary of U.S. Operating Co. ("Richmond Company"); the financial institutions listed on the signature pages hereof (each individually a "Lender" and collectively the "Lenders"); BANQUE PARIBAS, as the issuer (in such capacity, together with its successors and assigns, the "Issuer") of the Letters of Credit (as defined below); and BANQUE PARIBAS ("Paribas"), as agent for the Lenders and the Issuer (in such capacity, together with its successors and assigns, the "Agent").


PRELIMINARY STATEMENTS

         1. (a) Dutch Company, U.K. Operating Co., Dutch Operating Co., U.S. Operating Co. (Dutch Company, U.K. Operating Co., Dutch Operating Co. and U.S. Operating Co. being individually a "Borrower" and collectively the "Borrowers"), Euramax, U.K. Holdings, Dutch Holdings, U.S. Holdings, U.K. Company, Richmond Company and the Operating Company Subsidiaries party hereto and defined in
Section 1.1 of this Agreement (the entities referred to in this clause (a) being the "Existing Credit Parties"), (b) the Lenders referred to therein (the "Existing Lenders"), and (c) Paribas, as the Issuer referred to therein and as the Agent referred to therein (the "Existing Issuer" and "Existing Agent", respectively), are parties to a Credit Agreement, dated as of September 25, 1996, as amended as of March 28, 1997 (as so amended, the "Existing Credit Agreement").

         2. Pursuant to the Existing Credit Agreement, (a) U.S. Dollar Term Loans (said term and each capitalized term used below in this paragraph 2 being used herein as defined in the Existing Credit Agreement unless otherwise defined in this paragraph 2), U.K. Operating Co. Term Loans and Dutch Company Term Loans in the principal amounts set forth on Schedule I-A hereto are outstanding on the date hereof (the Loans referred to in this clause (a) being collectively the "Existing Term Loans"); (b) Transaction Revolving Credit Loans in the principal amounts set forth on Schedule I-A hereto are outstanding on the date hereof (the "Existing Transaction Revolving Credit Loans"); (c) General Purpose Revolving Credit Loans are from time to time outstanding (said Loans, together with the Existing Transaction Revolving Credit Loans, being the "Existing Revolving Credit Loans"); (d) Swing Loans are from time to time outstanding (the "Existing Swing Loans"); and (e) each Revolving Credit Lender has agreed to make further General Purpose Revolving Credit Loans from time to time and to participate in Existing Swing Loans and in Letters of Credit issued from time to time (the Letters of Credit outstanding on the date hereof being the "Existing Letters of Credit") in an aggregate amount not exceeding such Revolving Credit Lender's unused Revolving Credit Commitment, as set forth on Schedule I-A hereto (the Revolving Credit Commitments of all Revolving Credit Lenders, to the extent unused on the date hereof, being the "Existing Revolving Credit Commitments"), or, if less, the amount provided for in Sections 2.1, 2.19 and 2.20 of the Existing Credit Agreement (the Existing Term Loans, Existing Revolving Credit Loans and Existing Swing Loans being collectively the "Existing Loans" and the Notes evidencing any of the Existing Loans or Existing Revolving Credit Commitments being the "Existing Notes").

         3. U.S. Operating Co. will enter into the Fabral Purchase Documents (as defined below) on the Effective Date.

         4. The Borrowers and the other Existing Credit Parties have requested that the Existing Lenders, the Existing Issuer and the Existing Agent amend and restate the Existing Credit Agreement in order to, among other things,
(a) permit the Fabral Purchase (as defined below) pursuant to the Fabral Purchase Agreement (as defined below) and (b) increase the Revolving Credit Commitments and provide for the Term Loan Commitments (as defined below) in order to finance the Fabral Purchase and the Costs (as defined below), and the Existing Lenders party hereto (the "Continuing Lenders"), the Existing Issuer and the Existing Agent are willing to so amend and restate the Existing Credit Agreement upon the terms and conditions hereinafter set forth.

         5. The Existing Credit Parties, the Continuing Lenders, the Existing Issuer and the Existing Agent have agreed that, effective on and as of the Effective Date (as defined below), each of Amerimax Laminated Products, Inc. (F/K/A JTJ Laminating, Inc.), an Indiana corporation and a wholly owned subsidiary of Building Products ("Laminated Products"), and Gentek Holdings, Inc., a Delaware corporation which will change its name to Fabral Holdings, Inc. on or prior to the Effective Date referred to below ("Fabral Holdings") which will be a direct, wholly owned subsidiary of U.S. Operating Co. upon the consummation of the Fabral Purchase, and its direct, wholly owned subsidiary, Gentek Building Products, Inc., a Delaware corporation which will change its name to Fabral, Inc. on or prior to the Effective Date ("Fabral, Inc."), shall be a party hereto.

         6. Each Existing Lender referred to in Part A of Schedule I-B and each Continuing Lender referred to in Part B of Schedule I-B (each such Existing Lender and each such Continuing Lender being an "Assignor Lender") has notified the Existing Agent that it has agreed to sell and assign, effective immediately prior to the effectiveness of this Agreement pursuant to Section 10.6, all or a portion of the outstanding principal amount of its Existing Loans, Existing Revolving Credit Commitment and participations in Existing Letters of Credit and Existing Swing Loans to the Lenders party hereto who have agreed with such Assignor Lenders to purchase the same, effective immediately prior to the effectiveness of this Agreement pursuant to Section 10.6 (such Lenders who have agreed to make such purchases each being an "Assignee Lender"), each of which assignments (each an "Effective Date Assignment") shall be made pursuant to an Assignment and Acceptance delivered pursuant to, and as defined in, the Existing Credit Agreement (an "Existing Lender Assignment Agreement"), upon the consummation of which Effective Date Assignments, each Existing Lender who is not a Continuing Lender shall cease to be a Lender hereunder.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree that, effective as of the Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:


                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

         1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accounts" has the meaning assigned to that term in the Uniform Commercial Code as in effect in the State of New York.

         "Additional Coated Products B.V. Security Agreement" means the
Security Agreement, dated as of July 16, 1997, executed by Coated Products B.V. and the Agent, as the same may be amended, supplemented or otherwise modified from time to time, in order to ensure that the Secured Parties shall have a Lien in the Collateral covered by the Dutch Security Agreement, dated as of September 25, 1996, executed by Coated Products B.V. and the Agent, as security for all "Guarantied Obligations" of Coated Products B.V. (as defined in the Existing Credit Agreement) and to secure the Guarantied Obligations of Coated Products B.V. in respect of the Revolving Credit Loans that are in excess of the aggregate Existing Revolving Credit Loans plus the Existing Revolving Credit Commitments.

         "Additional Dutch Collateral Documents" means the Additional Dutch Company Pledge Agreement, the Additional Dutch Holdings Stock and Debt Pledge Agreement, the Additional Dutch Mortgage, the Additional Dutch Operating Co. Pledge Agreement, the Additional Dutch Operating Co. Security Agreement and the Additional Coated Products B.V. Security Agreement, each governed by the laws of the Netherlands.

         "Additional Dutch Company Pledge Agreement" means the pledge agreement, dated as of July 16, 1997, executed by Dutch Company and the Agent and acknowledged by Dutch Operating Co., as said agreement may be amended, supplemented or otherwise modified from time to time, in order to ensure that the Secured Parties shall have a Lien in the Collateral covered by the Dutch Company Pledge Agreement as security for the "Company Obligations" and the "Guarantied Obligations" of Dutch Company (as such terms are defined in the Existing Credit Agreement) and to secure the Company Obligations and the Guarantied Obligations of Dutch Company in respect of Revolving Credit Loans that are in excess of the aggregate Existing Revolving Credit Loans plus Existing Revolving Credit Commitments.

         "Additional Dutch Holdings Stock and Debt Pledge Agreement" means the pledge agreement, dated as of July 16, 1997, executed by Dutch Holdings and the Agent and acknowledged by Dutch Company, as such agreement may be amended, supplemented or otherwise modified from time to time, in order to ensure that the Secured Parties shall have a Lien in the Collateral covered by the Dutch Holdings Stock and Debt Agreement as security for all "Guarantied Obligations" of Dutch Holdings (as defined in the Existing

Credit Agreement) and to secure Dutch Holdings' Guarantied Obligations in respect of Revolving Credit Loans that are in excess of the aggregate of the Existing Revolving Credit Loans plus the Existing Revolving Credit Commitments.

         "Additional Dutch Mortgage" means the mortgage, dated as of July 16, 1997, between Coated Products B.V. and the Agent, as such mortgage may be amended, supplemented or otherwise modified from time to time, in order to ensure that the Secured Parties shall have a Lien in the Collateral covered by the Dutch Mortgage as security for all "Guaranteed Obligations" of Coated Products B.V. and to secure the Guarantied Obligations of Coated Products B.V. in respect of Revolving Credit Loans that are in excess of the aggregate of the Existing Revolving Credit Loans plus the Existing Revolving Credit Commitments.

         "Additional Dutch Operating Co. Pledge Agreement" means the Pledge Agreement, dated as of July 16, 1997, executed by Dutch Operating Co. and the Agent and acknowledged by Coated Products B.V., in order to ensure that the Secured Parties shall have a Lien in the Collateral covered by the Dutch Operating Co. Pledge Agreement as security for the "Dutch Operating Co. Obligations" and all "Guarantied Obligations" of Dutch Operating Co. (as such terms are defined in the Exiting Credit Agreement) and to secure the Dutch Operating Co. Obligations and all Guarantied Obligations of Dutch Operating Co. in respect of Revolving Credit Loans that are in excess of the aggregate of the Existing Revolving Credit Loans plus the Existing Revolving Credit Commitments.

         "Additional Dutch Operating Co. Security Agreement" means the Security Agreement, dated as of July 16, 1997, executed by Dutch Operating Co. and the Agent, as the same may be amended, supplemented or otherwise modified from time to time, in order to ensure that the Secured Parties shall have a Lien in the Collateral covered by the Security Agreement, dated as of September 25, 1996, executed by Dutch Operating Co. and the Agent, as security for the "Dutch Operating Co. Obligations" and all "Guarantied Obligations" of Dutch Operating Co. (as such terms are defined in the Existing Credit Agreement) and to secure the Dutch Operating Co. Obligations and all Guarantied Obligations of Dutch Operating Co. in respect of Revolving Credit Loans that are in excess of the aggregate of the Existing Revolving Credit Loans plus the Existing Revolving Credit Commitments.

         "Additional Euramax Deed of Pledge" means the Deed of Pledge, dated as of July 16, 1997, executed by Euramax and the Agent, as such document may be amended, supplemented or otherwise modified from time to time, in order to ensure that the Secured Parties shall have a Lien in the

Collateral covered by the Euramax Deed of Pledge as security for all "Guarantied Obligations" of Euramax (as defined in the Existing Credit Agreement) and to secure the Guarantied Obligations of Euramax in respect of Revolving Credit Loans that are in excess of the aggregate of the Existing Revolving Credit Loans plus the Existing Revolving Credit Commitments, provided that only 65% of the Stock of Dutch Holdings shall secure the Excluded U.S. Liabilities.

         "Additional Term Loans" means, as to any Lender, the U.S. Dollar Term A Loan, if any, of such Lender and the U.S. Dollar Term C Loan, if any, of such Lender.

         "Affiliate" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each officer or director or general partner of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agency Agreement" means an agreement, in substantially the form of Exhibit T, executed by Paribas, as the U.K. Trustee and the Agent, and one or more Currency Swap Parties, as such agreement may be amended, supplemented or otherwise modified from time to time, pursuant to which each such Currency Swap Party shall appoint the Agent and the U.K. Trustee to act on such Currency Swap Party's behalf under the Guaranties and Collateral Documents and agree to the other matters provided for therein.

         "Agreement" means this Amended and Restated Credit Agreement, together with all Exhibits and Schedules hereto, as the same may be further amended, supplemented or otherwise modified from time to time.

         "Alternative Currency" means either British Currency or Dutch
Currency.

         "Alumax" means Alumax Inc., a Delaware corporation.

         "Applicable Base Rate Margin" means (a) 1.75% in the case of all Loans other than the U.S. Dollar Term B Loans and the U.S. Dollar Term C Loans, and
(b) 2.25% in the case of the U.S. Dollar Term B Loans and the U.S. Dollar Term C Loans.

         "Applicable Eurocurrency Margin" means (a) 2.75% in the case of all Loans other than the U.S. Dollar Term B Loans and the U.S. Dollar Term C

Loans, and (b) 3.25% in the case of the U.S. Dollar Term B Loans and the U.S. Dollar Term C Loans.

         "Applicable Governing Law" means (i) with respect to the Euramax Stock (U.K.) Pledge Agreement, the Euramax Guaranty, the U.K. Collateral Documents and the U.K. Guaranties, the laws of England and Wales; (ii) with respect to the Euramax Deed of Pledge, the Additional Euramax Deed of Pledge and the Dutch Collateral Documents, the laws of the Netherlands; (iii) with respect to the Domestic Collateral Documents, the Domestic Guaranties, the Domestic Amendatory Agreement, the Dutch Guaranties and the U.K. Consent Agreement, the laws of a state within the United States of America, as specified therein; and (iv) with respect to the Euramax Nantissement and, the Dutch Holdings Nantissement, the laws of the Republic of France.

         "Applicable Lending Office" means, with respect to each Lender and the Issuer, (a) in the case of any Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurocurrency Lending Office in the case of a Eurocurrency Loan, and (b) in the case of the Issuer, its Domestic Lending Office in the case of Letters of Credit issued for the account of U.S. Operating Co. and its Eurocurrency Lending Office in the case of Letters of Credit issued for the account of Dutch Operating Co. or U.K. Operating Co., in each case as set forth on Schedule III.

         "Applicable Sublimit" means, as to each Transaction Revolving Credit Loan Borrower, (a) in the case of the Existing Transaction Revolving Credit Loans, the amount set forth opposite such Borrower's name on Schedule II and means, as to all Transaction Revolving Credit Loan Borrowers, $80,000,000, and
(b) as to all other Transaction Revolving Credit Loans, $35,000,000.

         "ASP Corp." means ASP Acquisition Corp., a Kentucky corporation.

         "ASP Note" means the promissory note of ASP Corp. payable to the order of U.S. Operating Co., issued on June 26, 1997, in a principal amount of $500,000, payable in 60 substantially equal monthly installments, with a final maturity date of the fifth year anniversary date of the date of issuance, and accruing interest a 9.25% per annum, payable monthly in arrears until said note is paid in full, which note is subordinated pursuant to its terms to all Indebtedness of ASP Corp. incurred to finance its purchase of the Stock of Specialty Products on June 26, 1997 from U.S. Operating Co., and the payments to U.S. Operating Co. under which note will not be permitted (pursuant to the terms of said note) during the occurrence and continuance of any default under such Indebtedness of ASP Corp.

         "Asset Purchase Agreement" means the Asset Purchase Agreement, in substantially the form attached to the Prior Purchase Agreement, between Alumax Aluminum Corporation, a Delaware corporation wholly owned by Alumax, and Amerimax Home Products, Inc., a Delaware corporation (F/K/A Euramax Home Products, Inc.) and now a wholly owned Subsidiary of U.S. Operating Co.

         "Asset Sale" means (a) any Disposition except (i) the sale by French Operating Co. or a Subsidiary thereof or by any Operating Company or Operating Company Subsidiary of inventory in the ordinary course of business or which has become obsolete, excess, slow moving or damaged, or equipment or motor vehicles which have become obsolete, excess, damaged or slow moving or are replaced or traded in or up in the ordinary course of business, (ii) the transfer by Richmond Company of its assets to U.S. Operating Co. or an Operating Company Subsidiary thereof and (iii) leases or sales of personal property (including sales, leases or licenses of property of the type referred to in the definition of Intellectual Property in the Domestic Security Agreements) (A) by French Operating Co. to a Subsidiary thereof or to an Operating Company or Operating Company Subsidiary or by a Subsidiary of French Operating Co. to French Operating Co. or to an Operating Company or Operating Company Subsidiary or (B) by any Operating Company or Operating Company Subsidiary to any Operating Company or Operating Company Subsidiary, or by French Operating Co. to a Subsidiary thereof or by a Subsidiary thereof to French Operating Co., provided that no such sale or lease, shall be made by U.S. Operating Co. to any such Person other than to its Subsidiaries or by any such Subsidiaries other than to U.S. Operating Co. or another of its Subsidiaries, and (b) any "Asset Disposition" as defined in the Senior Subordinated Indenture.

         "Asset Sale Proceeds" means (a) payments received by any Loan Party or any of its Subsidiaries (including, without limitation, any payments received by way of deferred payment of principal pursuant to a note or receivable or otherwise, but only as and when received) from any Asset Sale (after repayment of any Indebtedness other than the Loans secured by the asset subject of such Asset Sale to the extent such Indebtedness is permitted hereunder and does not constitute Senior Subordinated Notes or Intercompany Notes ("Allowed Debt")), in each case net of the amount of (i) brokers' and advisors' fees and commissions payable in connection with such Asset Sale, other than to an Affiliate of any Loan Party, (ii) all taxes (including all foreign, federal, state and local taxes) payable as a direct consequence of such Asset Sale (or such deferred payment), including, without limitation, in connection with the payment of a dividend or the making of a distribution by a Subsidiary of any Loan Party of such payments to such Loan Party or any other Subsidiary of such Loan Party (including, without limitation, taxes withheld in connection with the repatriation of such proceeds), net of any tax benefits derived in respect of such dividend or distribution, (iii) the fees and expenses attributable to such Asset Sale, to the extent not included in clause (i) except to the extent payable to any Affiliate of any Loan Party, and (iv) any amount required to be paid to any Person (other than any Loan Party and any of its Subsidiaries) owning a beneficial interest in the property or assets sold; (b) any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property if such award or proceeds equals or exceeds $500,000 in the aggregate for all such occurrences and within 120 days after the receipt thereof replacement or repair of such asset or property has not commenced (or binding commitments have not been entered into therefor), except that in the event that at any time such replacement or repair is abandoned or is otherwise discontinued or is not diligently pursued, the remaining award or proceeds, as the case may be, shall constitute Asset Sale Proceeds at such time; and (c) notwithstanding anything to the contrary contained in clauses
(a) or (b) above or in any other provision of this Agreement or any other Loan Document, all payments received by any Loan Party or any of its Subsidiaries from any Disposition, any issuance of Indebtedness or any issuance of equity, in each case to the extent the same would be required to be applied to any Senior Subordinated Notes or any other Indebtedness, other than, in the case of any Disposition, any Allowed Debt and, in the case of any Indebtedness issued for the purpose of refinancing other Indebtedness, any refinancing of such other Indebtedness to the extent such refinancing is permitted by Section 7.2.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit D.

         "Available Credit" means, at any time with respect to the Revolving Credit Loans, the Swing Loans and the Letters of Credit, an amount equal to (a) the lower of (i) the then effective Revolving Credit Commitments of the Revolving Credit Lenders and (ii) the Borrowing Base at such time, minus (b) the aggregate principal amount of the Revolving Credit Loans and Swing Loans outstanding at such time and the Letter of Credit Obligations outstanding at such time.

         "Available U.S. Credit" means, with respect to Revolving Credit Loans requested to be made at any time by U.S. Operating Co., Swing Loans requested to be made at any time by U.S. Operating Co. and Letters of Credit issued for the account of U.S. Operating Co. at any time, an amount equal to (a) the lower of
(i) the then effective Revolving Credit Commitments of the Revolving Credit Lenders and (ii) the U.S. Borrowing Base at such time minus (b) the aggregate principal amount of the Revolving Credit Loans and Swing Loans outstanding at such time and the Letter of Credit Obligations outstanding at such time.

         "Bankruptcy Event" has the meaning specified in Section 8.1.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of:

        (a)  the rate of interest announced publicly by The Chase Manhattan
Bank (or any successor thereto) in New York, New York, from time to time, as its Prime Commercial Lending Rate; and

        (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of
(i) 1/2 of one percent per annum plus (ii) the Federal Funds Rate.

         "Base Rate Loan" means any outstanding principal amount of the Dollar Loans of any Lender which bears interest with reference to the Base Rate.

         "Blocked Account" has the meaning assigned to such term in the Domestic Security Agreements.

         "Blocked Account Bank" has the meaning assigned to such term in the Domestic Security Agreements.

         "Blocked Account Letter" has the meaning specified in the Domestic Security Agreements.

         "Borrowing" means a borrowing consisting of Loans made to the same Borrower on the same day in the same currency by the Lenders ratably according to their respective Commitments.

         "Borrowing Base" means, at any time, the sum of 85% of the Eligible Receivables at such time plus 50% of the Eligible Inventory at such time, in each case determined in Dollars at such time in accordance with Section 2.17.

         "Borrowing Base Certificate" means a certificate of each Borrower substantially in the form of Exhibit N.

         "British Currency" means pounds sterling, the lawful currency of the United Kingdom.

         "Building Products" means Amerimax Building Products, Inc. (formerly Alumax Building Products, Inc.), a Delaware corporation which is a direct, wholly owned subsidiary of U.S. Operating Co. and, if the Fabral Merger is consummated, which will be the survivor in such Fabral Merger.

         "Building Products Pledge Agreement" means the Pledge Agreement, dated September 25, 1996, made by Building Products in favor of the Agent, in substantially the form of Exhibit S, as amended as of the Effective Date by the Domestic Amendatory Agreement and as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which Building Products has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of Coated Products U.S. and Laminated Products, to secure all of Building Products' Guarantied Obligations.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to a Eurocurrency Loan, a day on which dealings are also carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Loan.

         "Capital Expenditures" means, for any Person for any period, the aggregate of (without duplication) (i) all expenditures by such Person and its consolidated Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP and (ii) the principal amount of all Indebtedness incurred or assumed in connection with any such additions to property, plant and equipment in such period. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "Capital Financing Indebtedness" means all Indebtedness referred to in clause (ii) of the definition of Capital Expenditures, all Capitalized Lease Obligations and all other Indebtedness (including purchase money Indebtedness) incurred solely for the purpose of financing or refinancing the acquisition of assets or properties.

         "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

         "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

         "Cash Equivalents" means any or all of the following, so long as they constitute Collateral and have a maturity of not greater than 180 days from the date of issuance thereof: (i) readily marketable direct obligations of, or fully and irrevocably guaranteed or insured by, the United States government or any agency thereof or, in the case of the Foreign Loan Parties and their Non-Domestic Subsidiaries, by their jurisdiction of organization,
(ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or a bank meeting the requirements set forth in clauses (i) or (ii) of the definition of Eligible Assignee,
(iii) commercial paper of an issuer rated at least "A-1" by Standard & Poor's Rating Service or "P-1" by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and (iv) money market funds that invest primarily in any of the foregoing Cash Equivalents.

         "Cash Interest Expense" means, for any Person for any period, the Net Interest Expense of such Person for such period, plus (a) interest expense capitalized during construction for such period to the extent deducted in the determination of such Net Interest Expense, less (b) Non-Cash Interest Expense of such Person for such period.

         "Change of Control" means the occurrence of one or more of the following events with respect to Euramax except as specified below: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Euramax and its Subsidiaries to any person or related group (a "Group") for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with any Affiliates of such Group; (b) the shareholders of Euramax shall approve any plan or proposal for the liquidation or dissolution of Euramax or, unless otherwise permitted pursuant to Section 7.5, any of its Subsidiaries; (c) prior to a registered initial public offering (or the equivalent thereof under any foreign laws, including a listing) of the Stock of Euramax, CVC Europe and CVC U.S., together with their respective Affiliates (including, without limitation, the Holding Company Investor) and employees and management of the Loan Parties, shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) Stock of Euramax representing not less than (i) 51% of the ordinary share interests in Euramax and (ii) 51% of the total Voting Stock of Euramax (assuming conversion of all freely convertible shares of any non-voting common stock into Voting Stock);
(d) after a registered initial public offering (or the equivalent thereof under any foreign laws, including a listing) of the Stock of Euramax, CVC
Europe and CVC U.S., together with their respective Affiliates (including, without limitation, the Holding Company Investor) and employees and management of the Loan Parties, shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) Stock of Euramax representing
(A) not less than 33-1/3% of the ordinary share interests in Euramax and (B) not less than 33-1/3% of the total Voting Stock of Euramax; (e) either (i) any Person (or group of Persons (as such term is defined in the Exchange
Act)), together with Affiliates thereof and Persons owning directly or indirectly 5% or more of either the Stock thereof or the combined voting power of the Voting Stock thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) or own of record, a greater percentage of the ordinary share interests in Euramax than CVC Europe and CVC U.S., together with their respective Affiliates (including, without limitation, the Holding Company Investor) and employees and management of the Loan Parties, or (ii) any Person (or group of Persons (as such term is defined in the Exchange Act)), together with Affiliates thereof and Persons owning directly or indirectly 5% or more of either the Stock thereof or the combined voting power of the Voting Stock thereof, other than CVC Europe and CVC U.S., together with their respective Affiliates (including, without limitation, the Holding Company Investor) and employees and management of the Loan Parties, shall beneficially own or own of record 40% or more of the voting power of the outstanding Voting Stock of Euramax; (f) any Person other than CVC Europe or CVC U.S. shall own, beneficially or of record, more than 50% of the Stock of Euramax; (g) any Person other than a Loan Party shall be or become an ERISA Affiliate or Tax Affiliate of Euramax; (h) Euramax shall be or become a Subsidiary of any Person other than CVC Europe or CVC U.S.; or (i) a "Change of Control" as defined in any Senior Subordinated Debt Document, in the organizational documents of Euramax or in any document or certificate relating to any Stock or Stock Equivalents of Euramax shall occur.

         "Chief Financial Officer" and "chief financial officer" each mean, as to Euramax, until a chief financial officer is appointed, its Vice President of Finance and, thereafter and as to any other Person, such Person's chief financial officer.

         "Closing Date" means September 25, 1996.

         "Coated Products, B.V." means Euramax Coated Products, B.V. (formerly Alumax Coated Products B.V.), a company organized under the laws of the Netherlands and a direct, wholly owned Subsidiary of Dutch Operating Co.

         "Coated Products U.K." means Euramax Coated Products Limited (formerly Alumax Coated Products U.K. Limited), a company organized under the laws of England and Wales and a direct, wholly owned Subsidiary of U.K.

Operating Co. (or, from and after a Permitted Coated Products Share Transfer, of U.K. Company, or, if a Permitted U.K. Operating Co. Share Transfer and a Permitted Coated Products Share Transfer have both been effected, of U.K. Holdings).

         "Coated Products U.S." means Amerimax Coated Products, Inc. (formerly Alumax Coated Products, Inc.), a Delaware corporation and a direct, wholly owned Subsidiary of Building Products.

         "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

         "Collateral Documents" means the Domestic Collateral Documents, the Foreign Collateral Documents and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of any of the Obligations or Guarantied Obligations.

         "Commitment" means, as to any Lender, such Lender's Revolving Credit Commitment, if any, and Term Loan Commitment, if any, and "Commitments" means the aggregate Revolving Credit Commitments and Term Loan Commitments of all Lenders.

         "Company Obligations" means the Loans and all other advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to the Agent, the U.K. Trustee, any Lender, the Issuer, any Affiliate of any of them, any Indemnitee or any Currency Swap Party that has executed the Agency Agreement, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, loan, guaranty, indemnification, foreign exchange transaction, Currency Contract, Interest Rate Contract or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, but excluding the Excluded U.S. Liabilities and excluding any of the foregoing owing to the Agent or a Lender (or any Affiliate of the Agent or any Lender) solely in its capacity as a holder of any equity of Euramax or any Senior Subordinated Notes. The term "Company Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document, but excluding the Excluded U.S.

Liabilities.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence, and (c) any "Guaranty" as defined in any Subordinated Debt Agreement. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "Contract" means any contract, agreement, undertaking, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, deed of trust, license, franchise, insurance policy, commitment or other arrangement.

         "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any Contract (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

         "Costs" means the costs, fees and expenses of the Transactions.

         "Currency Contract" means a currency swap agreement, currency cap agreement or currency collar agreement entered into to provide protection against currency fluctuations with respect to amounts owing on any Indebtedness.

         "Currency Swap Party" means any Lender, the Agent or any Affiliate of the Agent, in each case in its capacity as a party to any Currency Contract with a Loan Party.

         "Current Assets" means for any Person at any date the total consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date, determined in conformity with GAAP, before giving effect to reclassifications to reflect assets held for sale outside of the ordinary course of business.

         "Current Liabilities" means for any Person at any date the total consolidated current liabilities of such Person and its Subsidiaries at such date, determined in conformity with GAAP, before giving effect to reclassifications to reflect assets held for sale outside of the ordinary course of business, less the sum of (i) the principal amount of any current portion of long-term Indebtedness to the extent such Indebtedness is permitted hereunder to be incurred or remain outstanding, (ii) the principal amount of any current portion of Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted hereunder to be incurred or remain outstanding, and
(iii) the then outstanding principal amount of the Loans to the extent included in current liabilities.

         "CVC Europe" means CVC European Equity Limited, a Jersey, Channel Islands company which is (a) a direct, wholly owned Subsidiary of CVC Capital Partners Europe Limited, a Jersey, Channel Islands company owned by individuals, and (b) the general partner of each of CVC European Equity Partners, L.P., a Delaware limited partnership, and CVC European Equity Partners (Jersey), L.P., a Jersey, Channel Islands limited partnership. As used in this Agreement, the term "CVC Europe" shall mean, collectively, CVC European Equity Limited and each of the entities listed in clause (b) above.

         "CVC U.S." means Citicorp Venture Capital, Ltd., a New York corporation.

         "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

         "Designated Obligations" shall mean all Obligations of the Borrowers in respect of (a) principal of, and interest on, the Loans, (b) the Letter of Credit Obligations and (c) fees, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

         "Disposition" means any sale, conveyance, transfer, assignment, license, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage, or destruction, and whether by operation of law or otherwise) by Euramax or any of its Subsidiaries to any Person of any Stock of any of its Subsidiaries, any Stock Equivalents of any of its Subsidiaries or any other asset or property.

         "DOL" means the United States Department of Labor, or any successor thereto.

         "Dollar Loan" means at any time a Loan denominated in Dollars at such time.

         "Dollars" and the sign "$" each mean the lawful money of the United States of America.

         "Domestic Amendatory Agreement" means the Domestic Amendatory Agreement, dated as of the Effective Date, in substantially the form of Exhibit U, among the Loan Parties, the Agent, the U.K. Trustee and Paribas, as the sole Currency Swap Party on the Effective Date.

         "Domestic Collateral Documents" means the Domestic Security Agreements, the Blocked Account Letters, the U.S. Operating Co. Pledge Agreement, the Building Products Pledge Agreement, the Fabral Holdings Pledge Agreement, the Domestic Mortgages, the Domestic Leasehold Mortgages, the U.S. Holdings Pledge Agreement, the Euramax Stock (U.S.) and Debt Pledge Agreement and the Euramax Assignment Agreement, each governed by the laws of a state within the United States of America, and any other document executed by Euramax or a Domestic Subsidiary thereof and governed by the laws of a state within the United States of America pursuant to which Euramax or such Subsidiary shall pledge, mortgage or grant any Lien to secure any of the Obligations or any of its Guarantied Obligations, as such other document may be amended, supplemented or otherwise modified from time to time.

         "Domestic Guaranties" means the U.S. Holdings Guaranty, the U.S. Operating Co. Guaranty and the Domestic Subsidiary Guaranty, each governed by the Applicable Governing Law.

         "Domestic Leasehold Mortgage" means each of the separate leasehold mortgages or leasehold deeds of trust (if any), made on or after the Effective Date by any Domestic Loan Party, each in substantially the same form as the Domestic Mortgages, but subject to such revisions as are appropriate for, or as the Agent shall reasonably deem applicable to, a mortgage, deed of trust or other security instrument encumbering a leasehold estate, as each such Domestic Leasehold Mortgage may be amended, supplemented or otherwise modified from time to time, pursuant to which such Domestic Loan Party shall mortgage any Lease to secure (a) such Domestic Loan Party's Guarantied Obligations and (b) all Obligations.

         "Domestic Lending Office" means, with respect to any Lender or the Issuer, (a) in the case of any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule III, (b) in the case of the Issuer with respect to Letters of Credit issued for the account of U.S. Operating Co., the same office of the Issuer as is specified as its "Domestic Lending Office" opposite the Issuer's name on Schedule III, and (c) in the case of each Lender and the Issuer, such other office of such Lender or the Issuer as such Lender or the Issuer may from time to time specify to the Borrowers and the Agent.

         "Domestic Loan Party" means U.S. Holdings and each Domestic Subsidiary of U.S. Holdings including U.S. Operating Co. and each Operating Company Subsidiary thereof.

         "Domestic Mortgage" means each of the separate mortgages and deeds of trust for the parcels of Real Estate referred to therein made by a Domestic Loan Party pursuant to the Existing Credit Agreement, and the mortgages and deeds of trust for the parcels of Real Estate referred to therein made on or after the Effective Date by a Domestic Loan Party, each in substantially the form of Exhibit E, as any such Domestic Mortgages may be amended, supplemented or otherwise modified from time to time, pursuant to which such Domestic Loan Party shall mortgage such Real Estate to secure (a) such Domestic Loan Party's Guarantied Obligations and (b) all Obligations.

         "Domestic Pension Plans" means all Plans which are Pension Plans.

         "Domestic Security Agreement" means each of the separate Security Agreements, each dated as of September 25, 1996 in the case of Domestic Loan Parties who are Existing Credit Parties, and dated as of April 25, 1997 in the case of Laminated Products, each in substantially the form of Exhibit F hereto and each as amended as of the Effective Date by the Domestic Amendatory Agreement, made by such Domestic Loan Parties in favor of the

Agent, and each of the separate agreements, each in substantially the form of Exhibit F hereto, as amended by the Domestic Amendatory Agreement, executed on or after the Effective Date by any Domestic Loan Party, as each such Security Agreement or other agreement may be further amended, supplemented or otherwise modified from time to time, pursuant to which each such Domestic Loan Party shall grant a Lien to the Agent, for the ratable benefit of the Secured Parties, in the Collateral covered thereby to secure (a) its Guarantied Obligations and (b) all Obligations.

         "Domestic Subsidiary" means, as to any Person, each Subsidiary of such Person organized under the laws of a state of the United States of America.

         "Domestic Subsidiary Guaranty" means the Guaranty, dated as of September 25, 1996, in substantially the form of Exhibit G, as supplemented as of March 28, 1997 and as amended as of the Effective Date by the Domestic Amendatory Agreement, executed by each Domestic Subsidiary of U.S. Operating Co. in favor of the Guarantied Parties, as such Guaranty may be further amended, supplemented or otherwise modified from time to time, pursuant to which each such Domestic Subsidiary has unconditionally guarantied its Guarantied Obligations.

         "Dutch Collateral Documents" means the Dutch Company Pledge Agreement, the Dutch Holdings Stock and Debt Pledge Agreement, each Dutch Mortgage, the Dutch Operating Co. Pledge Agreement and each Dutch Security Agreement, each governed by the laws of the Netherlands, the Additional Dutch Collateral Documents, and any other document executed by Dutch Holdings or a Subsidiary thereof and governed by the laws of the Netherlands pursuant to which Dutch Holdings or such Subsidiary has pledged, mortgage or grant a Lien to secure any of the Obligations (to the extent specified therein) or its Guarantied Obligations, as such other document may be amended, supplemented or otherwise modified from time to time.

         "Dutch Company Guaranty" means the Dutch Company Guaranty, dated as of September 25, 1996, as amended as of the Effective Date by the Domestic Amendatory Agreement, executed by Dutch Company in favor of the Guarantied Parties, as such guaranty may be further amended, supplemented or otherwise modified from time to time, pursuant to which Dutch Company shall unconditionally guaranty its Guarantied Obligations.

         "Dutch Company Pledge Agreement" means the Dutch Company Pledge Agreement, dated as of September 25, 1996, executed by Dutch Company and the Agent and acknowledged by Dutch Operating Co., as such agreement may be further amended, supplemented or otherwise modified from time to time, pursuant to which Dutch Company has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of Dutch Operating Co., to secure all Company Obligations and Dutch Company's Guarantied Obligations in each case in respect of the Existing Loans.

         "Dutch Company Revolving Credit Note" means a promissory note of Dutch Company payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1, evidencing the Indebtedness of Dutch Company to such Revolving Credit Lender resulting from the Existing Transaction Revolving Credit Loan made on the Closing Date by such Revolving Credit Lender to Dutch Company, which promissory note replaces the Existing Note of such Lender dated the Closing Date and evidencing said Loan.

         "Dutch Company Term Loan" means a Dutch Company Term Loan (as defined in the Existing Credit Agreement) set forth on Schedule I-A hereto.

         "Dutch Company Term Note" means a promissory note of Dutch Company payable to the order of any Lender, in substantially the form of Exhibit A-5, evidencing the Indebtedness of Dutch Company to such Lender resulting from the Dutch Company Term Loan, if any, made on the Business Day following the Closing Date by such Lender to Dutch Company, which promissory note replaces the Existing Note of such Lender dated the Closing Date and evidencing said Loan.

         "Dutch Currency" means guilders, the lawful currency of the Netherlands.

         "Dutch Entities Purchase" has the meaning specified in clause (iv) of the definition of "Prior Purchase".

         "Dutch Guaranties" means the Dutch Holdings Guaranty, the Dutch Company Guaranty, the Dutch Operating Co. Guaranty, and the Dutch Subsidiary Guaranties, each governed by the Applicable Governing Law.

         "Dutch Holdings Existing Nantissement" means the Nantissement, dated as of the Closing Date, executed by Dutch Holdings and the Agent, pursuant to which (a) Dutch Holdings pledged to the Agent, for the ratable benefit of the Secured Parties, over the Collateral covered thereby, including the French Intercompany Note, to secure the Guarantied Obligations of Dutch Holdings referred to in the Existing Credit Agreement, which Nantissement will be terminated on the Effective Date.

         "Dutch Holdings Guaranty" means the Dutch Holdings Guaranty, dated as of September 25, 1996, as amended as of the Effective Date by the

Domestic Amendatory Agreement, executed by Dutch Holdings in favor of the Guarantied Parties, as such guaranty may be further amended, supplemented or otherwise modified from time to time, pursuant to which Dutch Holdings has unconditionally guarantied its Guarantied Obligations.

         "Dutch Holdings Nantissement" means the Share Pledge Agreement, dated as of the Effective Date, executed by Dutch Holdings and the Agent, as such document may be amended, supplemented or otherwise modified from time to time, pursuant to which Dutch Holdings shall pledge to the Agent, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of French Holdings held on the Effective Date and to be held thereafter by Dutch Holdings, to secure the Guarantied Obligations of Dutch Holdings.

         "Dutch Holdings Stock and Debt Pledge Agreement" means the Dutch Holdings Stock and Debt Pledge Agreement, dated as of September 25, 1996, executed by Dutch Holdings and the Agent and acknowledged by Dutch Company, as such agreement may be further amended, supplemented or otherwise modified from time to time, pursuant to which Dutch Holdings has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of Dutch Company and the Intercompany Notes made by Dutch Company, to secure Dutch Holdings' Guarantied Obligations in respect of the Existing Loans.

         "Dutch Mortgage" means the mortgage, dated as of September 25, 1996, as the same may be further amended, supplemented or otherwise modified from time to time, between Coated Products B.V. and the Agent, pursuant to which Coated Products B.V. has granted to the Agent, for the ratable benefit of the Secured Parties, a Lien on the Real Estate covered thereby to secure all Guarantied Obligations of Coated Products B.V. in respect of the Existing Loans, and each other mortgage between Dutch Operating Co. or a Subsidiary thereof and the Agent, in form and substance satisfactory to the Lenders, granting a Lien to the Agent, for the ratable benefit of the Secured Parties, on Real Estate owned by Dutch Operating Co. or such Subsidiary, to secure, in the case of Dutch Operating Co., the Dutch Operating Co. Obligations and all Guarantied Obligations of Dutch Operating Co. and to secure, in the case of such Subsidiary, such Subsidiary's Guarantied Obligations, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

         "Dutch Operating Co. Guaranty" means the Guaranty, dated as of September 25, 1996 and as amended as of the Effective Date by the Domestic Amendatory Agreement, executed by Dutch Operating Co. in favor of the Guarantied Parties, as such guaranty may be further amended, supplemented or otherwise modified from time to time, pursuant to which Dutch Operating Co.
has unconditionally guarantied its Guarantied Obligations.

         "Dutch Operating Co. Obligations" means the Loans and all other advances made to, debts, liabilities and obligations of, covenants agreed to by, and duties owing by, any Loan Party to the Agent, any Lender, the Issuer, any Affiliate of any of them, any Indemnitee or any Currency Swap Party that has executed the Agency Agreement, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, loan, guaranty, indemnification, foreign exchange transaction, Currency Contract, Interest Rate Contract or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document, excluding in each such case (i) the Excluded U.S. Liabilities, (ii) all Obligations incurred to finance the Dutch Entities Purchase, and (iii) any of the foregoing owing to the Agent or a Lender (or any Affiliate of the Agent or any Lender) solely in its capacity as a holder of any equity of Euramax or any Senior Subordinated Notes.

         "Dutch Operating Co. Pledge Agreement" means the Pledge Agreement, dated as of September 25, 1996, executed by Dutch Operating Co. and the Agent and acknowledged by Coated Products B.V., pursuant to which Dutch Operating Co. has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of Coated Products B.V., to secure the Dutch Operating Co. Obligations and all Guarantied Obligations of Dutch Operating Co., in each case in respect of the Existing Loans, as said agreement may be further amended, supplemented or otherwise modified from time to time.

         "Dutch Operating Co. Revolving Credit Note" means a promissory note of Dutch Operating Co. payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-2, evidencing the aggregate Indebtedness of Dutch Operating Co. to such Revolving Credit Lender resulting from the Revolving Credit Loans (including such Lender's Existing Revolving Credit Loans made to Dutch Operating Co.) made from time to time by such Revolving Credit Lender to Dutch Operating Co. and, in the case of the Swing Loan Lender, the Swing Loans made from time to time by the Swing Loan Lender to Dutch Operating Co., which promissory note replaces the Existing Note of such Lender dated the Closing Date and evidencing said Existing Revolving Credit Loans.

         "Dutch Security Agreement" means each of the Security Agreements, dated as of September 25, 1996, executed by Dutch Operating Co. and the Agent and the Security Agreement, dated as of September 25, 1996, executed by Coated Products B.V. and the Agent, as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which Dutch Operating Co. and Coated Products B.V. have respectively granted to the Agent, for the ratable benefit of the Secured Parties, a Lien on the personal property owned by such Loan Party to secure, in the case of Dutch Operating Co., the Dutch Operating Co. Obligations and all Guarantied Obligations of Dutch Operating Co., in each case in respect of the Existing Loans, and in the case of Coated Products B.V., the Guarantied Obligations of Coated Products B.V. in respect of the Existing Loans, and each other security agreement executed by Dutch Operating Co. or a Subsidiary thereof and by the Agent, each in form and substance satisfactory to the Lenders, pursuant to which Dutch Operating Co. or such Subsidiary shall grant a Lien to the Agent, for the ratable benefit of the Secured Parties, on personal property owned by Dutch Operating Co. or such Subsidiary to secure, in the case of Dutch Operating Co., the Dutch Operating Co. Obligations and all Guarantied Obligations of Dutch Operating Co. and to secure, in the case of such Subsidiary, its Guarantied Obligations, as any such document may be amended, supplemented or otherwise modified from time to time.

         "Dutch Subsidiary Guaranty" means each Guaranty, dated as of September 25, 1996, as amended as of the Effective Date by the Domestic Amendatory Agreement, executed by Coated Products B.V. in favor of the Guarantied Parties, and each other Guaranty, each in form and substance satisfactory to the Lenders, executed by a Subsidiary of Dutch Operating Co. in favor of the Guarantied Parties, pursuant to which such Subsidiary shall unconditionally guaranty its Guarantied Obligations.

         "EBITDA" means, for any Person for any period, the Net Income (Loss) of such Person for such period taken as a single accounting period, plus, without duplication, (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss):
(i) depreciation expense, (ii) amortization expense, (iii) Net Interest Expense,
(iv) income tax expense, and (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP); less (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income
(Loss): (i) extraordinary gains (and other gains on Asset Sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP), (ii) the Net Income (Loss) of any other Person that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid to such Person, and (iii) the Net Income (Loss) of any other Person acquired by such Person or a Subsidiary of such Person in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition unless audited financial statements are available for the most recently completed fiscal year, but excluding all costs, fees and expenses set forth on Schedule 3.1(s)-1, to the extent actually incurred.

         "Effective Date" has the meaning specified in Section 3.1.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD;
(iv) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (v) any Lender; (vi) any Affiliate of any Lender (other than any such Affiliate who is an Affiliate of such Lender solely by reason of such Lender being the beneficial owner of more than 10% (but less than 50%) of any class of Voting Stock of such Affiliate) and (vii) any other financial institution approved by the Agent.

        "Eligible Inventory" means such of the inventory (as defined in the Uniform Commercial Code as in effect in the State of New York) of each Operating Company and each Operating Company Subsidiary as constitutes Collateral in which the Agent has a fully perfected first priority security interest and that the Agent, in its sole discretion, exercised reasonably, deems eligible. For the purpose of computing the Borrowing Base, Eligible Inventory shall be valued at the lower of market or cost on a first in first out basis.

        "Eligible Receivables" means the gross outstanding balance (determined in Dollars in accordance with Section 2.17 in the case of any such balance in an Alternative Currency), less all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted (other than volume discounts, rebates and trade allowances), of those Accounts of each Operating Company and each Operating Company Subsidiary arising out of sales of merchandise, goods or services in the ordinary course of business, made by such Operating Company or such

Operating Company Subsidiary to a Person which is not an Affiliate of such Operating Company or such Operating Company Subsidiary or any other Loan Party, which are not in dispute, and which constitute Collateral in which the Agent has a fully perfected first priority security interest, and, if the account debtor is a U.S. Governmental Authority, such Operating Company or such Operating Company Subsidiary has assigned its rights to payment of such account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal U.S. Governmental Authority, and pursuant to applicable state law, if any, in the case of any other U.S. Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; provided, however, that an Account shall in no event be an Eligible Receivable if:

         (a) such Account is more than (i) 90 days past due, according to the original terms of sale, or (ii) (A) 120 days past the original invoice date thereof with respect to any Account owing by an account debtor located within the United States, and (B) 180 days past the original invoice date thereof with respect to any Account owing by an account debtor located outside the United States; or

         (b) any warranty contained in this Agreement or any other Loan Document with respect either to Accounts or Eligible Receivables in general or to such specific Account is not true and correct in all material respects with respect to such Account; or

         (c) the account debtor on such Account has disputed liability or made any claim with respect to 20% or more of the other Accounts due from such account debtor to any Loan Party or any of its Subsidiaries; or

         (d) the account debtor on such Account has filed a petition for bankruptcy or any other relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; made an assignment for the benefit of creditors; had filed against it any petition or other application for relief under any such law; has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

         (e) the account debtor on such Account or any of its Affiliates is also a supplier to or creditor of any Loan Party or any of its Subsidiaries unless such supplier or creditor has executed a no-offset letter satisfactory to the Agent, in its sole discretion; or

         (f) the sale represented by such Account is to an account debtor outside the continental United States in the case of U.S. Operating Co. and its Operating Company Subsidiaries, or outside a European Core Country, in the case of Dutch Operating Co., U.K. Operating Co. and their respective Operating Company Subsidiaries, unless the sale is on letter of credit or acceptance terms acceptable to the Agent in its sole judgment, exercised reasonably, or the Agent, in its sole discretion, shall agree to the inclusion of such Account in Eligible Receivables; or

         (g) the sale to such account debtor on such Account is on a bill-on-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

         (h) such Account is subject to a Lien in favor of any Person other than the Agent for the benefit of the Secured Parties; or

         (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than ordinary course return policy; or

         (j) the account debtor on such Account is located in New Jersey or Minnesota, unless such Operating Company or such Operating Company Subsidiary
(i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year; or

         (k) the Agent, in accordance with its customary criteria, deems such Account, in the Agent's sole judgment, exercised reasonably, ineligible; or

         (l) 50% or more of the outstanding Accounts of the account debtor of such Account that constituted Eligible Receivables at the time they arose have become, or have been determined by the Agent, in accordance with the provisions hereof, to be, ineligible; or

         (m) the sale represented by such Account is denominated in a currency other than Dollars in the case of Accounts owing to U.S. Operating Co. and its Operating Company Subsidiaries, or a currency other than that of a European Core Country in the case of U.K. Operating Co. and its Operating Company Subsidiaries and Dutch Operating Co. and its Operating Company Subsidiaries; or

         (n) the Agent believes, in its sole discretion, exercised reasonably, that the collection of such Account is insecure or that such Account may not be paid; or

         (o) such Account is not evidenced by an invoice or other writing in form acceptable to the Agent, in its sole discretion exercised reasonably and consistent with past practices; or

         (p) any Loan Party or any of its Subsidiaries, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

         (q) in the case of any account debtor whose Accounts represent more than 20% of the Eligible Receivables at such time, all Accounts of such account debtor to the extent such Accounts would otherwise represent Eligible Receivables in excess of 20% of all Eligible Receivables at such time.

         "Ellbee Ltd." means Ellbee Limited (formerly Alumax Ellbee Limited), a company organized under the laws of England and Wales and a direct, wholly owned Subsidiary of U.K. Operating Co. (or, from and after a Permitted Ellbee Share Transfer, of U.K. Company or, if a Permitted U.K. Operating Co. Share Transfer and a Permitted Ellbee Share Transfer have both been effected, of U.K. Holdings).

         "Environmental Claim" means any written accusation, allegation, notice of violation, action, claim, Environmental Lien, demand or Order by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, fines, penalties or restrictions, in each case resulting from or based upon
(i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or odor, audible noise or other nuisance, in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by or from any property owned, operated or leased by any Loan Party or any of its Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by any Loan Party or any of its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by any Loan Party or any of its Subsidiaries.

         "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or directive relating in any way to the protection of the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901
et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.,
the Environmental Control Act of March 1, 1993 (Netherlands), Law No. 76-663 of July 19, 1976 (France) and European Directive 76/464 EEC of May 4, 1976 (EC), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous foreign, state and local statutes.

         "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of, fines, penalties, sanctions and interest) arising under any Environmental Law.
         "Environmental Lien" means any Lien in favor of any Governmental Authority arising under any Environmental Law.

         "Environmental Permit" means any Permit required under any applicable Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

         "ERISA Affiliate" means any corporation, trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

         "ERISA Event" means (i) an event described in Sections 4043(c)(1),
(2), (3), (5), (6), (8) or (9) of ERISA with respect to a Pension Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan or the insolvency of any Multiemployer

Plan; (iv) the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings by the PBGC to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan; (vi) the failure to make any required contribution to a Pension Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (ix) a non-exempt prohibited transaction (as described in Code Section 4975 or ERISA
Section 406) shall occur with respect to any Plan; or (x) any Loan Party or ERISA Affiliate shall request a minimum funding waiver from the IRS with respect to any Pension Plan; provided, however, that acts or omissions described in clauses (i) through (x) herein with respect to Pension Plans or Multiemployer Plans maintained or contributed to by an ERISA Affiliate (and not by Euramax or any of its Subsidiaries) will not constitute an ERISA Event unless such acts and omissions, in the reasonable determination of the Agent or the Majority Lenders, have a reasonable possibility of a liability to be paid by Euramax or any of its Subsidiaries exceeding $2,000,000 in the aggregate after taking into account any rights to reimbursement from such ERISA Affiliate.

         "Euramax Assignment Agreement" means the Assignment Agreement, dated as of September 25, 1996, in substantially the form of Exhibit L, as amended as of the Effective Date by the Domestic Amendatory Agreement, executed by Euramax, as such agreement may be further amended, supplemented or otherwise modified from time to time, pursuant to which Euramax has granted a Lien in, and assigned to the Agent for the ratable benefit of the Secured Parties, the Prior Purchase Agreement and other documents relating to the Prior Purchase to secure the Guarantied Obligations of Euramax.

         "Euramax Deed of Pledge" means the Deed of Pledge, dated as of September 25, 1996, executed by Euramax and the Agent, as such document may be further amended, supplemented or otherwise modified from time to time, pursuant to which Euramax has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral referred to therein, including the Stock of Dutch Holdings, to secure the Guarantied Obligations of Euramax in respect of the Existing Loans, provided that only 65% of the Stock of Dutch Holdings shall secure the Excluded U.S. Liabilities.

         "Euramax Existing Nantissement" means the Share Pledge Agreement, dated September 25, 1996, executed by Euramax and the Agent, pursuant to which Euramax has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral referred to therein, including the Stock of French Holdings held by Euramax, to secure the Guarantied Obligations of Euramax in respect of the Existing Loans, as said agreement shall be terminated on the Effective Date.

         "Euramax Guaranty" means the Guaranty, dated as of September 25, 1996, executed by Euramax and the U.K. Trustee, for the ratable benefit of the Guarantied Parties, as such guaranty may be amended, supplemented or otherwise modified from time to time, pursuant to which Euramax unconditionally guarantied its Guarantied Obligations.

         "Euramax Nantissement" means the Share Pledge Agreement, dated as of the Effective Date, executed by Euramax and the Agent, as such document may be amended, supplemented or otherwise modified from time to time, pursuant to which Euramax has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of French Holdings held by Euramax on the Effective Date and to be held thereafter, to secure the Guarantied Obligations of Euramax, provided that only 65% of the Stock of French Holdings shall secure the Excluded U.S. Liabilities.

         "Euramax Stock (U.K.) Pledge Agreement" means the Existing Euramax Stock (U.K.) Pledge Agreement, dated as of September 25, 1996, executed by Euramax and the U.K. Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time, pursuant to which Euramax has pledged to the U.K. Trustee, for the ratable benefit of the Secured Parties, the Collateral referred to therein, including the Stock of U.K. Holdings, to secure the Guarantied Obligations of Euramax, provided that only 65% of the Stock of U.K. Holdings shall secure the Excluded U.S. Liabilities.

         "Euramax Stock (U.S.) and Debt Pledge Agreement" means the Euramax Stock (U.S.) and Debt Pledge Agreement, dated as of September 25, 1996, in substantially the form of Exhibit M, as amended as of the Effective Date by the Domestic Amendatory Agreement, executed by Euramax, as such agreement may be further amended, supplemented or otherwise modified from time to time, pursuant to which Euramax has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral referred to therein, including the Stock of U.S. Holdings and the Intercompany Notes made by U.S. Holdings, to secure the Guarantied Obligations of Euramax.

         "Eurocurrency Lending Office" means, with respect to any Lender or the Issuer, (a) in the case of any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule III (or, if no such office is specified, its Domestic Lending Office), (b) in the case of the Issuer with respect to Letters of Credit issued for the account of Dutch Operating Co. or U.K. Operating Co., the same office of the Issuer as is specified as its "Eurocurrency Lending Office" opposite the Issuer's name on
Schedule III, and (c) in the case of each Lender and the Issuer, such other office of such Lender or the Issuer as such Lender or the Issuer may from time to time specify to the Borrowers and the Agent.

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

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurocurrency Loan" means any outstanding principal amount of the Loans of any Lender denominated in Dollars or in an Alternative Currency which, for an Interest Period, bears interest at a rate determined with reference to the Eurocurrency Rate.

         "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest per annum at which deposits in Dollars (in the case of any Dollar Loan) or in the applicable Alternative Currency (in the case of any Loan denominated in an Alternative Currency) are offered by the principal office of Paribas in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurocurrency Loan of Paribas during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

         "Eurocurrency Rate Reserve Percentage" for any Interest Period means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurocurrency Rate is determined) having a term equal to such Interest Period.

         "European Core Countries" means Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom or any other country which shall become a member of the European Economic Community.

         "Event of Default" has the meaning specified in Section 8.1.

         "Excess Cash Flow" means, for Euramax and its Subsidiaries on a consolidated basis for any period, the Net Income (Loss) of Euramax and its Subsidiaries on a consolidated basis for such period plus (without duplication) the net income (loss) from discontinued operations of Euramax and its

Subsidiaries on a consolidated basis for such period determined in conformity with GAAP (the "Net Income (Loss)-Discontinued Operations") plus (without duplication) (a) the sum of (i) all non-cash charges (including, but not limited to, non-cash charges relating to depreciation, amortization, deferred taxes, pensions, post-retirement benefits, severance indemnities and other non-current liabilities) of Euramax and its Subsidiaries on a consolidated basis for such period to the extent included in the computation of such Net Income (Loss) and Net Income (Loss)-Discontinued Operations (including non-cash items created by the effects of FASB statement number 52), and (ii) the excess, if any, of the Working Capital of Euramax and its Subsidiaries on a consolidated basis at the beginning of such period over the Working Capital of Euramax and its Subsidiaries on a consolidated basis at the end of such period (excluding, for the purposes of making such calculation, the changes in Working Capital created by the effects of FASB statement number 52) minus (b) the sum of (without duplication) (A) scheduled cash principal payments on the Loans during such period and optional cash principal payments on the Loans during such period (but, in the case of Revolving Credit Loans, only to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), and scheduled cash principal payments on other Indebtedness made by Euramax or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted herein and such payments are permitted herein to be made, (B) scheduled payments made by Euramax or any of its Subsidiaries on Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted herein, (C) Capital Expenditures made by Euramax or any of its Subsidiaries during such period to the extent permitted herein, (D) the excess, if any, of the Working Capital of Euramax and its Subsidiaries on a consolidated basis at the end of such period over the Working Capital of Euramax and its Subsidiaries on a consolidated basis at the beginning of such period (excluding, for the purposes of making such calculation, the changes in Working Capital created by the effects of FASB statement number 52), and (E) all non-cash gains of Euramax and its Subsidiaries on a consolidated basis for such period (including non-cash items created by the effects of FASB statement number 52); provided, however, that gains and losses from any Asset Sale during any period and dividends made by any Subsidiary to Euramax during any period shall, to the extent such Asset Sale or dividends are permitted to be made pursuant to the Loan Documents, be excluded from the calculation of Excess Cash Flow for such period.

         "Excluded U.S. Liabilities" means all Revolving Credit Loans made to U.S. Operating Co., all U.S. Dollar Term A Loans, all U.S. Dollar Term C Loans and all Swing Loans made to U.S. Operating Co. and all interest payable on such Loans, all Letter of Credit Obligations of U.S. Operating Co., any and all other Obligations relating to any such Loans or Letter of Credit Obligations, and all obligations of U.S. Holdings or any of its Domestic Subsidiaries under any

Currency Contracts entered into by U.S. Holdings or any such Subsidiary with any Currency Swap Party.

         "Existing Debt" has the meaning specified in Section 3.1(s)(vii).

         "Existing Related Documents" means each Senior Subordinated Debt Document, the Prior Purchase Agreement, the Asset Purchase Agreement, each Intercompany Note, the Tax Allocation Agreement, the articles of association for Euramax, the certificate of designation (or other similar document, if any) for the Preference Shares, the Shareholders Agreement, the Registration Rights Agreement, and each other document and instrument executed with respect to the Existing Credit Agreement and the Loan Documents referred to therein, the Prior Purchase, the issuance of the Senior Subordinated Notes or the Preference Shares and the other equity of Euramax or the management of Euramax.

         "Fabral Holdings Pledge Agreement" means the Fabral Holdings Pledge Agreement, in substantially the form of Exhibit V, executed by Fabral Holdings, as such agreement may be amended, supplemented or otherwise modified from time to time, pursuant to which Fabral Holdings shall pledge the Collateral thereby to the Agent, for the ratable benefit of the Secured Parties, including the Stock of Fabral, Inc., to secure all Obligations and to secure Fabral Holdings' Guarantied Obligations.

         "Fabral Merger" has the meaning specified in Section 7.6.

         "Fabral Purchase" means the purchase on the Effective Date by U.S. Operating Co. of all of the Stock of Fabral Holdings pursuant to the Fabral Purchase Agreement.

         "Fabral Purchase Agreement" means the Stock Purchase Agreement, dated as of April 28, 1997, among the Sellers referred to therein, Genstar Capital Corporation, Fabral Holdings, Fabral, Inc. and U.S. Operating Co., as amended, supplemented or modified from time to time to the extent permitted by this Agreement.

         "Fabral Purchase Documents" means the Fabral Purchase Agreement, the Fabral Restructuring Agreement and each other agreement, document or instrument executed with respect to the transactions contemplated by the Fabral Purchase Agreement or the Fabral Restructuring Agreement.

         "Fabral Restructuring Agreement" means a Restructuring Agreement, in substantially the form of Exhibit 5.08 to the Fabral Purchase Agreement, as amended, supplemented or modified from time to time to the extent permitted by this Agreement.

         "Fair Market Value" means (i) with respect to any asset (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the management of such Person for assets having a value of less than $500,000 and otherwise by the Board of Directors of such Person, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, as set forth in such appraisal, and (ii) with respect to any marketable security at any date, the closing sale price of such security on the business day (on which any national securities exchange or any internationally recognized securities exchange in a European Core Country is open for the normal transaction of business) next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc. or any internationally recognized securities exchange in a European Core Country or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Final Maturity Date" means June 30, 2004.

         "First Maturity Date" means June 30, 2002.

         "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

         "Fiscal Year" means the twelve month period ending on December 31.

         "Fixed Charges" means, for any Person for any period, the sum of (without duplication) (i) the Cash Interest Expense of such Person for such period, (ii) the principal amount of Indebtedness for borrowed money of such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP having a scheduled due date during such period, (iii) all amounts having a scheduled due date during such period payable by such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP on Capitalized Lease Obligations, (iv) all cash dividends paid or required to be paid by such Person and its consolidated Subsidiaries on preferred stock in respect of such period, excluding those paid to a Person to enable such Person to pay taxes and ordinary operating expenses, and (v) the total income tax liability actually payable by such Person in respect of such period; provided, however, that no Costs set forth on Schedule 3.1(s)-1 shall be included in Fixed Charges.

         "Foreign Collateral Documents" means the Euramax Nantissement, the Euramax Stock (U.K.) Pledge Agreement, the Euramax Deed of Pledge, the Additional Euramax Deed of Pledge, the Dutch Holdings Nantissement, the Dutch Collateral Documents, the U.K. Collateral Documents and any other document executed by Euramax or any of its Subsidiaries, excluding any Domestic Collateral Document, pursuant to which Euramax or such Subsidiary shall pledge, mortgage or grant any Lien to secure any of the Obligations or Guarantied Obligations, as any such other document may be amended, supplemented or otherwise modified from time to time.

         "Foreign Holding Company" means each of U.K. Holdings, Dutch Holdings, U.K. Company until a Permitted U.K. Operating Co. Share Transfer, and Dutch Company.

         "Foreign Loan Party" means each of Euramax, each Foreign Holding Company, U.K. Operating Co. and each of its Operating Company Subsidiaries, Dutch Operating Co. and each of its Operating Company Subsidiaries, and each other direct or indirect Subsidiary of Euramax other than a Domestic Loan Party, French Holdings and the direct or indirect Subsidiaries of French Holdings.

         "Foreign Pension Plan" means each retirement, redundancy, statutory or voluntary profit sharing plan or statutory severance plan or arrangement covering individuals who are employed by any Loan Party or its Affiliate primarily outside of the United States and as to which any Loan Party has any direct or indirect obligation or liability for unfunded benefits thereunder.

         "French Holdings" means Euramax European Holdings, S.A., a company organized under the laws of the Republic of France and, until the

Effective Date, a wholly owned, direct Subsidiary of Euramax and from and after the Effective Date, 74.23% owned by Dutch Holdings and 25.77% owned by Euramax (in each case reduced by the Qualifying Shares in French Holdings then outstanding).

         "French Intercompany Note" means the promissory note of French Holdings, dated the Closing Date, payable to Dutch Holdings evidencing a $4,500,000 loan made on the Closing Date by Dutch Holdings to French Holdings with the proceeds of the issuance on the Closing Date of Senior Subordinated Notes, which French Intercompany Note will be cancelled on the Effective Date.

         "French Note Conversion" means the capital increase of French
Holdings, to be completed on the Effective Date, in an amount of FF.28,744,400 (i.e., the equivalent in French Francs, rounded up to the lower hundred French Francs, as determined on the basis of the exchange rate published in Paris on June 30, 1997, of the sum of $4,500,000 and accrued interests thereon at a rate of 11.5% per year from September 25, 1996 to June 30, 1997), consisting of
287.744 shares with a par value of FF.100 each, entirely subscribed by Dutch Holdings and paid up by way of set-off of the debt from French Holdings to Dutch Holdings under the French Intercompany Note, which will represent approximately 74.23% of the Stock of French Holdings on the Effective Date.

         "French Operating Co." means Euramax Industries S.A. (formerly Alumax Industries S.A.), a company organized under the laws of the Republic of France and a wholly owned, direct Subsidiary of French Holdings.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board (other than, solely for purposes of the calculations required to be made pursuant to Article V, Accounting Principles Board Opinions 16 and 17 with respect to the Purchase) and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board ("FASB"), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Article V and the definitions used therein (but not when used other than in Article V), GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 4.5(a).

         "General Purpose Revolving Credit Loan" means a Revolving Credit Loan made to any Operating Company the proceeds of which are used to finance working capital requirements of such Operating Company or an Operating Company Subsidiary thereof or for general corporate purposes, excluding the financing of any of the Transactions and the payment of any Costs, of such Operating Company or an Operating Company Subsidiary thereof.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantied Obligations" means:

         (a) as to Euramax and each Domestic Loan Party, all Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by any of the Guarantied Parties in enforcing any rights under the Guaranty or any other Collateral Document made by Euramax or such Domestic Loan Party excluding, in the case of Euramax, all Obligations incurred to finance the Costs in connection with the acquisition of its Stock;

         (b) as to each of (i) U.K. Holdings, (ii) Dutch Holdings, (iii) U.K. Company, (iv) Dutch Company, (v) U.K. Operating Co., (vi) Ellbee Ltd. and (vii) Coated Products U.K.: (x) all Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, excluding the Excluded U.S. Liabilities, and (y) any and all expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by any Guarantied Parties in enforcing any rights under the Guaranty or any other Collateral Document made by such Loan Party; and

         (c)  as to Dutch Operating Co. and each Subsidiary of Dutch Operating
Co.: (i) all Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, excluding the Excluded U.S. Liabilities and all Obligations incurred to finance the Dutch Entities Purchase, and (ii) any and all expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by any Guarantied Parties in enforcing any rights under the Guaranty made by such Loan Party.

         "Guarantied Parties" means the Agent, the U.K. Trustee, the Issuer, the Lenders, each Currency Swap Party that has entered into the Agency Agreement, and their respective successors and assigns.

         "Guarantor" means each Domestic Loan Party and each Foreign Loan
Party.

         "Guaranty" means the Euramax Guaranty, a Domestic Guaranty, a Dutch Guaranty or a U.K. Guaranty.

         "Hazardous Material" means any substance, material or waste which is regulated as hazardous, toxic or dangerous (or words of similar import) by any Governmental Authority of the United States or other national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance", including, but not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

         "Holding Company Investor" has the meaning specified in Section
3.1(b).

         "Improvements" has the meaning specified in Section 4.22(c).

         "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person,
(vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all obligations of such Person under Interest Rate Contracts and Currency Contracts, (viii) all Indebtedness referred to in clause (i), (ii),
(iii), (iv), (v), (vi) or (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (ix) in the case of the Loan Parties, the Obligations and Guarantied Obligations, (x) all liabilities of such Person for the return of deposits or payments on account,
(xi) the aggregate present value of all unfunded accrued benefit liabilities of such Person under each Domestic Pension Plan and Foreign Pension Plan (as calculated using reasonable actuarial assumptions reasonably acceptable to the Agent), (xii) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in conformity with GAAP, and (xiii) all "Indebtedness" as defined in any Senior
Subordinated Debt Document. For purposes of determining the amount of Indebtedness of any Person under any Currency Contract, the amount of any obligations of such Person under such Currency Contract shall be the amount that would be payable by such Person on the termination of such Currency Contract in accordance with mark to market procedures.

         "Indemnitee" means (a) the Agent, the U.K. Trustee and, except for purposes of Section 9.5, each Lender and the Issuer (but excluding any Lender, the Agent or any Affiliate thereof solely in its capacity as a holder of any equity of Euramax or of any Senior Subordinated Notes), and (b) the Agent's, the U.K. Trustee's and, except for purposes of Section 9.5, each such Lender's and the Issuer's respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III hereof or of the Existing Credit Agreement).

         "Initial Existing Specified Leases" means, collectively, those Leases relating to the properties located at (i) 6235 West 73rd Street, Bedford Park, Illinois, and (ii) 1550 Parkway Boulevard, West Sacramento, California.

         "Initial New Leases" means leases of property located at: (i) 2402 Industry Way, Cedar City, Utah, (ii) 1221 North Nappanee Street, Elkhart, Indiana and real property located in Rathdrum, Kootenai County, Idaho.

         "Initial Specified Leases" means, collectively, the Initial Existing Specified Leases and the Initial New Leases.

         "Intercompany Notes" means (a) the promissory note, dated the Closing Date, of U.S. Holdings, payable to Euramax and evidencing an $80,200,000 loan made on the Closing Date by Euramax to U.S. Holdings with the proceeds of the issuance on the Closing Date of Senior Subordinated Notes, (b) the French Intercompany Note, and (c) a promissory note, dated the Closing Date, of Dutch Company, payable to Dutch Holdings and evidencing a $26,400,000 loan made on the Closing Date by Dutch Holdings to Dutch Company with the proceeds of the issuance on the Closing Date of Senior Subordinated Notes, in each case as described on Schedule V and as the same may hereafter be amended, supplemented or otherwise modified to the extent permitted by Section 7.8, the proceeds of which loans, together with the remaining proceeds of the issuance on the Closing Date of the Senior Subordinated Notes, were applied on the Closing Date to the payment of the purchase price for the Prior Purchase.

         "Interest Period" means, in the case of any Eurocurrency Loan,
(i) initially, the period commencing on the date such Eurocurrency Loan is made or on the date of conversion of a Base Rate Loan to such Eurocurrency Loan and, except as otherwise provided in Section 2.3, ending one, three or six months thereafter as selected by a Borrower in its Notice of Borrowing or IP Notice or in its Notice of Conversion or Continuation given to the Agent pursuant to
Section 2.3 or 2.8, and (ii) thereafter, if such Loan is continued, in whole or in part, as a Eurocurrency Loan pursuant to Section 2.8, a period commencing on the last day of the immediately preceding Interest Period therefor and, except as otherwise provided in Section 2.8, ending one, three or six months thereafter as selected by such Borrower in its Notice of Conversion or Continuation or IP Notice given to the Agent pursuant to Section 2.8; provided, however, that:

         (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a subsequent calendar month;

         (c) no Borrower may select any Interest Period which ends after the date of a scheduled principal payment on the U.S. Dollar Term A Loans, the U.S. Dollar Term B Loans, the U.S. Dollar Term C Loans, the Dutch Company Term Loans, the U.K. Operating Co. Term Loans or the Revolving Credit Loans made to it as set forth in Article II (each a "Loan Tranche") unless, after giving effect to such selection, the aggregate unpaid principal amount of Eurocurrency Loans made to such Borrower comprising such Loan Tranche for which Interest Periods end after such scheduled principal payment plus the aggregate principal amount of Base Rate Loans made to such Borrower in the case of Revolving Credit Loans made in Dollars, the U.S. Dollar Term A Loans, the U.S. Dollar Term B Loans or the U.S. Dollar Term C Loans shall be equal to or less than the principal amount to which such Loans comprising such Loan Tranche are required to be reduced after such scheduled principal payment is made;

         (d) no Borrower may select any Interest Period in respect of Loans having an aggregate principal amount of less than $500,000 (or the equivalent thereof in the applicable Alternative Currency); and

         (e) there shall be outstanding at any one time no more than 10 Interest Periods in the aggregate.

         "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

         "Inventory" has the meaning specified in the Domestic Security Agreements and the Foreign Collateral Documents.

         "Investment" means, as to any Person, any loan or advance to any other Person, or the ownership, purchase or other acquisition of any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or all or substantially all of the assets of, any other Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or the entering into by such Person of any joint venture or partnership with, or the making or maintaining of, any capital contribution to, or other investment in, any other Person or the incorporation or organization of any Subsidiary which was not in existence on the Closing Date.

         "IP Notice" has the meaning specified in Section 2.8.

         "IRS" means the Internal Revenue Service, or any successor thereto.

         "Laminated Products Acquisition" means the purchase made on March 28, 1997 by Building Products of all of the Stock of Laminated Products for the Laminated Products Purchase Price.

         "Laminated Products Deferred Payment" means an aggregate of $1,250,000, adjusted for working capital, payable on January 1, 1998 and discounted to net present value using a discount rate of 11.25%.

         "Laminated Products Purchase Price" means the sum of (a) a cash purchase price of $2,250,000 in the aggregate, $1,000,000 of which was paid on the date of consummation of the Laminated Products Acquisition and the remainder of which shall consist of the Laminated Products Deferred Payment, plus (b) up to $1,500,000 in cash, which was paid on the date of consummation of the Laminated Products Acquisition and used to repay in full all Indebtedness of Laminated Products.

         "Leases" means, with respect to any Loan Party or any of its Subsidiaries, all of those leasehold estates in real property now or hereafter owned by such Loan Party or such Subsidiary, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "Legal Proceedings" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

         "Letter of Credit" has the meaning specified in Section 2.19.

         "Letter of Credit Obligations" means, at any time, all liabilities at such time of any Operating Company to the Issuer with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of
(i) the Reimbursement Obligations at such time and (ii) the Letter of Credit Undrawn Amounts at such time.

         "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.19(c).

         "Letter of Credit Request" has the meaning specified in Section
2.19(d).

         "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

         "Loan" means a Revolving Credit Loan, a Swing Loan or a Term Loan made by a Lender to a Borrower pursuant to Article II, and refers to a Base Rate Loan or a Eurocurrency Loan.

         "Loan Documents" means, collectively, (i) this Agreement, the Domestic Amendatory Agreement, the Notes, the Guaranties, each Process Agent letter delivered hereunder or under any other Loan Document, each Letter of Credit Reimbursement Agreement, the Collateral Documents and the U.K.

Consent Agreement, (ii) provided that the Currency Swap Party under any Currency Contract with any Loan Party shall have entered into the Agency Agreement, such Currency Contract, (iii) the Agency Agreement, and (iv) each certificate, agreement or document executed by a Loan Party and delivered to the Agent, the U.K. Trustee, the Issuer, any Lender or any such Currency Swap Party in connection with or pursuant to any of the foregoing other than the Related Documents.

         "Loan Party" means each Domestic Loan Party, each Foreign Loan Party and each Subsidiary and Affiliate of any such Person (excluding French Holdings) who executes and delivers a Loan Document.

         "Majority Lenders" means, at any time, Lenders having at least a majority of the unused Commitments and outstanding Loans, excluding Swing Loans, at such time, provided that, for purposes of this definition, no outstanding Swing Loan shall constitute the usage of any Lender's Commitments. For purposes of determining Majority Lenders, any amounts denominated in an Alternative Currency shall be the equivalent thereof in Dollars (as determined in accordance with Section 2.17).

         "Material Adverse Change" means a material adverse change in any of
(i) the condition (financial or otherwise), business, performance, prospects, operations or properties of Euramax and its Subsidiaries, taken as one enterprise, (ii) the legality, validity or enforceability of any Loan Document or any Related Document, (iii) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (iv) the collective ability of Dutch Holdings, U.K. Holdings and their respective Subsidiaries to either (A) repay their respective Guarantied Obligations, Company Obligations, U.K. Operating Co. Obligations and Dutch Operating Co. Obligations, or (B) perform their obligations under the Loan Documents, (v) the collective ability of the Domestic Loan Parties to either (A) repay the Obligations or Guarantied Obligations, or
(B) perform their obligations under the Loan Documents, or (vi) the rights and remedies of the Lenders, the Issuer or the Agent under the Loan Documents.

         "Material Adverse Effect" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

         "Maximum Amount of Revolver Liabilities" means, at any time, the lesser of (a) the Borrowing Base at such time and

(b) the Revolving Credit Commitments at such time.

         "Maximum Amount of Revolver Liabilities of U.S. Operating Co." means, at any time, the lesser of (a) the U.S. Borrowing Base at such time and

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(b) the Revolving Credit Commitments at such time.

         "Multiemployer Plan" means, as of any applicable date, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) from continuing operations of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

         "Net Interest Expense" means, for any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, less the following for such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP: (a) the sum of (i) interest capitalized during construction for such period, (ii) interest income for such period, and (iii) gains for such period on Interest Rate Contracts (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus the following for such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP: (b) losses for such period on Interest Rate Contracts (to the extent not included in such gross interest expense and to the extent not excluded from interest income); provided, however, that the Costs set forth or Schedule 3.1(s)-1 shall not be included in Net Interest Expense.

         "Non-Cash Interest Expense" means, for any Person for any period, the sum of the following amounts to the extent included in Net Interest Expense of such Person for such period: (i) the amount of amortized debt discount, (ii) charges relating to write-ups or write-downs in the book or carrying value of existing Indebtedness, (iii) the amortization of upfront costs or fees for such period associated with the financing contemplated hereby and Interest Rate Contracts (to the extent not included in gross interest expense) and (iv) interest paid in kind on other Indebtedness permitted by Section 7.2(a).

         "Non-Domestic Subsidiary" means, as to any Person, any Subsidiary of such Person other than a Domestic Subsidiary.

         "Notes" means, collectively, the Revolving Credit Notes and the Term Notes.

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

         "Notice of Borrowing" has the meaning specified in Section 2.3(a).

         "Obligation Currency" has the meaning specified in Section 10.9.

         "Obligations" means the Loans, the Letter of Credit Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to the Agent, the U.K. Trustee, any Lender, the Issuer, any Affiliate of any of them, any Indemnitee or any Currency Swap Party that has executed the Agency Agreement, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or any other Loan Document, whether or not for the payment of money, loan, guaranty, indemnification, foreign exchange transaction, Currency Contract, Interest Rate Contract or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, but excluding any obligations owing to any Lender or the Agent (or any Affiliate of any thereof) solely in its capacity as a holder of any equity of Euramax or any Senior Subordinated Notes. The term "Obligations" includes, without limitation, (i) all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document, and (ii) all Company Obligations, all Dutch Operating Co. Obligations, all U.K. Operating Co. Obligations and all Excluded U.S. Liabilities.

         "Operating Company" means each of U.S. Operating Co., U.K. Operating Co. and Dutch Operating Co.

         "Operating Company Subsidiary" means (a) as to U.S. Operating Co., each of (i) Building Products, (ii) Coated Products U.S., (iii) Amerimax Home Products, Inc. (formerly Euramax Home Products, Inc.), a Delaware corporation and a direct, wholly owned Subsidiary of U.S. Operating Co., (iv) Laminated Products, (v) Fabral Holdings, and (vi) Fabral, Inc.; (b) as to U.K. Operating Co. (or, after a Permitted Ellbee Share Transfer, U.K. Company or, if both such Permitted Ellbee Share Transfer and a Permitted U.K. Operating Co. Share Transfer shall have been consummated, U.K. Holdings), Ellbee Ltd. and, as to U.K. Operating Co. (or, after a Permitted Coated Products Share Transfer, U.K. Company or, after both such Permitted Coated Products Share Transfer and a Permitted U.K. Operating Co. Share Transfer, U.K. Holdings), Coated Products U.K.; (c) as to Dutch Operating Co., Coated Products, B.V.; and (d) as to any Loan Party referred to in clause (a), (b) or (c) above, but without waiving any provision of this Agreement or any other Loan Document, any Person who, after the Effective Date, shall become a wholly owned Subsidiary of such Loan Party.

         "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award.

         "Other Taxes" has the meaning specified in Section 2.15(b).

         "Payment Office" means, for Dollars, the principal office of the Agent in New York City, located on the date hereof at the address of the Agent referred to in Section 10.2, and, for any Alternative Currency, such office of the Agent as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Pension Plan" means a plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Permit" means any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Coated Products Share Transfer" means a Proposed Coated Products Transfer consummated in a (and as defined in the definition of) Permitted Share Transfer.

         "Permitted Ellbee Share Transfer" means a Proposed Ellbee Transfer consummated in a (and as defined in the definition of) Permitted Share Transfer.

         "Permitted Existing Indebtedness" means all Indebtedness listed on
Schedule 7.2(a).

         "Permitted Merger" means a Proposed Merger as to which each of the following conditions shall have been satisfied (for purposes of the following, the term "Merger Party" means each party to such Proposed Merger, the term "Surviving Party" means, in the case of a Proposed Merger other than of Ellbee Ltd. and Coated Products U.K., the survivor in such Proposed Merger, the term "Consolidated Entity" means, in the case of a Proposed Merger of Ellbee Ltd. and Coated Products U.K., Ellbee Ltd., if it is the purchasing party therein, and Coated Products U.K., if it is the purchasing party therein, and the term "Seller" means Ellbee Ltd., if it is the selling party in a Proposed Merger of Ellbee Ltd. and Coated Products U.K., and Coated
Products U.K., if it is the selling party in such a Proposed Merger):

         (a) The documentation for or relating to each Proposed Merger shall be in form and substance satisfactory to the Agent;

         (b) The name of the Surviving Party in each Proposed Merger, in the case of a Proposed Merger other than of Ellbee Ltd. and Coated Products U.K., shall be the name of the Merger Party that merges with and into the other Merger Party; and

         (c) On or prior to the effective date of each Proposed Merger (the "Merger Effective Date" thereof), the Agent shall have received each of the following documents, each dated such Merger Effective Date and in form and substance satisfactory to the Agent and, except for any instruments or stock powers referred to below, in sufficient copies for the Issuer and each Lender, together with, unless waived by the Agent, a certified copy of an English translation of each below-referenced document submitted in a language other than
English:

         (i) A certificate of a Responsible Officer of each Merger Party and each other Loan Party referred to in this subsection (c) certifying (A) the resolutions of its board of directors (or other governing body) approving such Proposed Merger, all documentation therefor and the transactions contemplated thereby, and the Loan Documents and other documents and certificates required to be delivered by such Merger Party or such other Loan Party pursuant hereto and the transactions contemplated hereby and thereby; (B) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses and consents with respect to such Proposed Merger and the documentation therefor and the Loan Documents and other documents and certificates required to be delivered by such Merger Party or such other Loan Party pursuant hereto and the transactions contemplated hereby and thereby; (C) in the case of the Surviving Party or Consolidated Entity in such Proposed Merger, a copy of its organizational documents as in effect on such Merger Effective Date after giving effect to such Proposed Merger; (D) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required pursuant hereto to be executed and delivered by or on behalf of such Merger Party or such other Loan Party; and (E) a complete and correct copy of each document executed or delivered in connection with such Proposed Merger or evidencing the same;

             (ii) In the case of a Proposed Merger of Ellbee Ltd. and Coated Products U.K., (A) evidence that all assets and liabilities of the Seller have been purchased by the Consolidated Entity and evidence of the winding-up of the Seller, (B) if required by the Agent, a deed of novation, in form and substance satisfactory to the Agent, duly executed by the Consolidated Entity, the other Loan Parties and the Agent, on behalf of itself, the Issuer, each Lender and each Currency Swap Party that has entered into the Agency Agreement (which deed of novation shall constitute a U.K. Collateral Document and a Loan Document), pursuant to which the Consolidated Entity shall assume all obligations, rights and benefits of the Seller under the Loan Documents, (C) supplemental schedules to the Consolidated Entity's U.K. Debenture, duly executed by the Consolidated Entity, which schedules shall set forth the Real Estate specified in Schedule 1 to the Seller's U.K. Debenture and the patents and trademarks specified in Schedule 2 to the Seller's U.K. Debenture, and which supplemental schedules shall be delivered to the U.K. Trustee, and (D) with respect to all property and assets of the Seller that are subject to the Seller's U.K. Debenture, evidence of the giving of all notices, the receipt of all acknowledgements and the making of all registrations with respect to such property and assets of the type referred to in
    Section 3.1(i)(A) necessary to perfect the Lien of the U.K. Trustee therein after the consummation of such Proposed Merger;

            (iii) In the case of any Proposed Merger other than of Ellbee Ltd. and Coated Products U.K. or of French Operating Co. or any of its Subsidiaries, (A) an amendatory agreement duly executed by the Loan Parties, the Lenders, the Issuer and the Agent and in form and substance satisfactory to the Agent and the Majority Lenders, pursuant to which this Agreement, including Article I hereof, shall be amended to give effect to such Proposed Merger and to the assumption by the Surviving Party therein of all Loan Documents to which the other Merger Party is a party and of all rights and obligations of such other Merger Party hereunder and under the other Loan Documents, (B) an assumption agreement (an "Assumption Agreement") duly executed by the Surviving Party in such Proposed Merger (which Assumption Agreement shall constitute a Loan Document) and in form and substance satisfactory to the Agent pursuant to which such Surviving Party shall assume in writing each Foreign Collateral Document, Guaranty, Note and other Loan Document to which the other Merger Party is a party, and
    (C) if such other Merger Party is a

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

    party to a Dutch Mortgage, a Dutch Mortgage duly executed by the Surviving Party and covering the Real Estate subject to the Dutch Mortgage of such other Merger Party (a "Replacement Mortgage");

             (iv) In the case of each Proposed Merger, such documentation (including supplementary or additional Guaranties, Collateral Documents and other Loan Documents ("Supplementary and Additional Documents")) as shall be necessary or, in the opinion of the Agent in its sole judgment exercised reasonably, desirable to ensure under all applicable Requirements of Law and otherwise that:

              (A) each Collateral Document, Guaranty, Note and other Loan Document to which either Merger Party in such Proposed Merger is a party and, in the case of a Proposed Merger of Dutch Operating Co. with and into Dutch Company or of Coated Products, B.V. with and into Dutch Company, each Intercompany Note issued by Dutch Company is the legal, valid and binding obligation of such Surviving Party, or of the Consolidated Entity therein, as the case may be, and

              (B) each such Collateral Document to which either Merger Party in such Proposed Merger is a party, each Replacement Mortgage and, in the case of a Proposed Merger of French Operating Co. with and into French Holdings, each of the Dutch Holdings Nantissement and the Euramax Nantissement continues to create or, in the case of any Replacement Mortgage, creates a valid and perfected first priority Lien on all Collateral covered thereby as security for (after giving effect to any Assumption Agreement, any Replacement Mortgage and any Supplementary and Additional Documents), (w) in the case of a Proposed Merger of Dutch Operating Co. with and into Dutch Company, all Guarantied Obligations of Dutch Company and all Company Obligations,
         (x) in the case of Proposed Merger of Coated Products, B.V. with and into Dutch Company (if such Proposed Merger is effected after a Permitted Merger of Dutch Operating Co. with and into Dutch Company), all Guarantied Obligations of Dutch Company and all Company Obligations, (y) in the case of a Proposed Merger of Coated Products, B.V. with and into Dutch Operating Co. (if such Proposed Merger is effective prior to a Permitted Merger of Dutch Operating Co. with and into Dutch Company), all Guarantied Obligations of Dutch Operating Co. and all Dutch Operating Co. Obligations, and (z) in the case of a Proposed Merger of French Operating Co. with and into French

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

         Holdings, all Guarantied Obligations of Dutch Holdings and Euramax, respectively;

              (v)(A) From each of Dutch Holdings and Dutch Company in the case of either a Proposed Merger of Dutch Operating Co. into Dutch Company or (if such Proposed Merger has been effected) of Coated Products, B.V. into Dutch Company, (B) from each of Dutch Company and Dutch Operating Co. in the case of a Proposed Merger of Coated Products, B.V. into Dutch Operating Co., (C) from each of Dutch Holdings, Euramax and French Holdings in the case of a Proposed Merger of French Operating Co. into French Holdings, and (D) from U.K. Operating Co. (or, if either a Permitted Ellbee Share Transfer or a Permitted Coated Products Share Transfer has been effected but a Permitted U.K. Operating Co. Share Transfer has not been effected, from U.K. Company, or, if either a Permitted Ellbee Share Transfer or a Permitted Coated Products Share Transfer has been effected and a Permitted U.K. Operating Co. Share Transfer has also been effected, from U.K. Holdings) in the case of a Proposed Merger of Ellbee Ltd. and Coated Products U.K. (Dutch Holdings in the case of either such Proposed Merger into Dutch Company, Dutch Company in the case of such Proposed Merger into Dutch Operating Co., Euramax and Dutch Holdings collectively, in the case of a Proposed Merger of French Operating Co. with and into French Holdings, and U.K. Operating Co., U.K. Company or U.K. Holdings, as applicable, in the case of such Proposed Merger of Ellbee Ltd. and Coated Products U.K., being the "Parent Company" of the Surviving Party therein or of the Consolidated Entity therein, as the case may be), each of the following:

         (x) All documents, certificates, stock powers, powers of attorney, incumbency certificates, declarations of pledge, confirmations of pledge, services by a bailiff, registrations, forms and evidence of the type referred to (1) in clause (B) of Section 3.1(i), in the case of any Proposed Merger in which the Merger Parties are any of Dutch Company, Dutch Operating Co. or Coated Products, B.V., and (2) in clause (C) of Section 3.1(i), in the case of a Proposed Merger of French Operating Co. with and into French Holdings, necessary in connection with the continued first priority Lien of the Agent in the Pledged Shares of the Consolidated Entity or Surviving Party in such Proposed Merger, as the case may be, and, in the case of a Proposed Merger in which Dutch Company is a Merger Party, the Intercompany Notes issued by Dutch Company, in each case executed by the appropriate parties; and

         (y) Evidence that all other action necessary or, in the opinion of the Agent, desirable to perfect and, protect the Lien created by each Pledge Agreement covering any Pledged Shares or Intercompany Notes referred to in clause (x) above, each Pledge Agreement required to be assumed by the Surviving Party in such Proposed Merger and each Pledge Agreement made by the Parent Company of such Surviving Party have been taken;

         (vi) A letter from the Process Agent, in substantially the form of Exhibit L hereto, agreeing to act as Process Agent for the Surviving Party or the Consolidated Entity, as the case may be, in such Proposed Merger and to forward forthwith all process received by it to such Surviving Party or the Consolidated Entity, as the case may be;

       (vii) A certificate of a Responsible Officer of Euramax, each Merger Party in such Proposed Merger and each Parent Company, each stating that the following statements are true on and as of such Merger Effective Date after giving effect to the consummation of such Proposed Merger:

              (A) The representations and warranties of such Loan Party contained in Article IV and of such Loan Party and its Subsidiaries in the other Loan Documents are correct on and as of such Merger Effective Date as though made on and as of such Merger Effective Date;

              (B) No Default or Event of Default has occurred and is continuing or could reasonably be expected to result from such Proposed Merger or any of the transactions contemplated thereby or hereby;

              (C) All necessary governmental and third party approvals (including any necessary approvals from all Governmental Authorities) required to be obtained in connection with such Proposed Merger and the transactions contemplated thereby and hereby have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon such Proposed Merger, the transactions contemplated thereby or hereby or the exercise of control by such Parent Company over the Surviving Party or the Consolidated Entity, as the case may be, in such Proposed Merger;

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


              (D) There exists no judgment, order, injunction or other restraint prohibiting or, in the reasonable judgment of the Agent or the Majority Lenders, imposing materially adverse conditions upon such Proposed Merger or any of the transactions contemplated thereby or hereby or the exercise of control by such Parent Company over the Surviving Party or the Consolidated Entity, as the case may be, in such Proposed Merger;

              (E) There exists no claim, action, suit, investigation or proceeding pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority which relates to such Proposed Merger or any of the transactions contemplated thereby or hereby or which, if adversely determined, has a reasonable likelihood of having a material adverse effect on such Proposed Merger or any of the transactions contemplated thereby or hereby or a Material Adverse Effect;

              (F) There will not occur as a result of the consummation of such Proposed Merger or any of the transactions contemplated thereby or hereby any default (or any event which with the giving of notice or lapse of time or both would be a default) under any Contractual Obligations of or relating to any Loan Party or any of its Subsidiaries other than, except in the case of any Related Document, defaults that could not, in the aggregate or individually reasonably be expected to have a Material Adverse Effect or that could not reasonably be expected to result in a Material Adverse Change; and

              (G) Each document for or related to such Proposed Merger is in full force and effect, the representations and warranties contained therein are true and correct in all material respects and all conditions set forth therein have been fulfilled or, with the consent of the Agent and the Majority Lenders, waived by the parties thereto;

         (viii) Favorable opinions of counsel to the Loan Parties, each in form and substance satisfactory to the Agent and as to such matters as any Lender or the Issuer, through the Agent, may reasonably request; and

         (ix) Such additional documents, information (including financial information) and materials as any Lender or the Issuer, through the Agent, may reasonably request.

         "Permitted Share Transfer" means any of (x) the sale by U.K.

Company to U.K. Holdings of all of the Stock of U.K. Operating Co. owned by U.K. Company (a "Proposed U.K. Operating Co. Transfer"), or (y) the sale by U.K. Operating Co. to U.K. Company or, if the Proposed U.K. Operating Co. Transfer has been effected, the sale by U.K. Operating Co. to U.K. Holdings of all of the Stock owned by it of either Ellbee Ltd. (a "Proposed Ellbee Transfer") and/or Coated Products U.K. (a "Proposed Coated Products Transfer"), provided that each of the following conditions precedent shall have been satisfied with respect thereto (for purposes of the following, the term "Proposed Share Transfer" means a Proposed U.K. Operating Co. Transfer, a Proposed Ellbee Transfer or a Proposed Coated Products Transfer; the term "Transferred Company" means, in the case of a Proposed U.K. Operating Co. Transfer, U.K. Operating Co., in the case of a Proposed Ellbee Transfer, Ellbee Ltd., and, in the case of a Proposed Coated Products U.K. Transfer, Coated Products U.K.; the term "Purchasing Party" means, in the case of a Proposed U.K. Operating Co. Transfer, U.K. Holdings, and means, in the case of a Proposed Ellbee Transfer or a Proposed Coated Products Transfer, U.K. Company until the consummation of a Proposed U.K. Operating Co. Transfer and, thereafter, U.K. Holdings; and the term "Selling Party" means, in the case of a Proposed U.K. Operating Co. Transfer, U.K. Company and, in the case of a Proposed Ellbee Transfer or a Proposed Coated Products Transfer, U.K. Operating Co.):

         (a) The documentation for or relating to each Proposed Share Transfer shall be in form and substance satisfactory to the Agent;

         (b) The name of the Purchasing Party and of the Transferred Company in each Proposed Share Transfer shall not change; and

         (c) On the effective date of each Proposed Share Transfer (the "Share Transfer Effective Date" thereof), the Agent shall have received each of the following documents, each dated such Share Transfer Effective Date and in form and substance satisfactory to the Agent and, except for any instruments or stock powers referred to below, in sufficient copies for the Issuer and each Lender:

         (i) A certificate of a Responsible Officer of the Purchasing Party, the Selling Party, the Transferred Company and each other Loan Party referred to in this subsection (c) certifying (A) the resolutions of its board of directors (or other governing body) approving such Proposed Share Transfer, all documentation therefor and the transactions contemplated thereby, and the Loan Documents and other documents and certificates required to be delivered by such Purchasing Party, such Selling Party, such Transferred Company or such other Loan Party pursuant hereto and the transactions contemplated hereby and thereby; (B) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses and consents with respect to such Proposed Share Transfer and the documentation therefor and the Loan Documents and other documents and certificates required to be delivered by the Purchasing Party, such Selling Party, such Transferred Company or such other Loan Party pursuant hereto and the transactions contemplated hereby and thereby; (C) in the case of the Purchasing Party and the Transferred Company in such Proposed Share Transfer, a copy of its organizational documents as in effect on such Share Transfer Effective
    Date after giving effect to such Proposed Share Transfer; (D) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required pursuant hereto to be executed and delivered by or on behalf of such Purchasing Party, such Selling Party, such Transferred Company or such other Loan Party; and (E) a complete and correct copy of each document executed or delivered in connection with such Proposed Share Transfer or evidencing the same;

         (ii) In the case of each Proposed Share Transfer, such documentation (including amendments to each U.K. Collateral Document and U.K. Guaranty) as shall be necessary or, in the opinion of the Agent, in its sole judgment exercised reasonably, desirable to ensure under all applicable Requirements of Law and otherwise the enforceability and validity thereof and to ensure that each U.K. Collateral Document to which the Transferred Company, the Purchasing Party or the Selling Party is a party continues to create a valid Lien on all Collateral covered thereby as security for, in the case of a Proposed U.K. Operating Co. Share Transfer, all U.K. Operating Co. Obligations and, in the case of each such Proposed Share Transfer, all Guarantied Obligations of the Purchasing Party and the Transferred Company in such Proposed Share Transfer, and that no such Lien shall cease to be a perfected first priority Lien on such Collateral;

         (iii) From the Purchasing Party in such Proposed Share Transfer, a share pledge agreement, in form and substance satisfactory to the Agent (which pledge agreement shall thereafter constitute a Pledge Agreement and a U.K. Collateral Document), pursuant to which the Purchasing Party shall grant a Lien to the U.K. Trustee, for the ratable benefit of the Secured Parties, over the Stock of the Transferred Company in such Proposed Share Transfer, together with evidence that all action necessary or, in the opinion of the Agent, desirable to perfect and protect the Lien created by the Pledge Agreements have been taken;

         (iv) A certificate of a Responsible Officer of Euramax and each of the Purchasing Party, the Transferred Company and the Selling Party in

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    such Proposed Share Transfer, each stating that the following statements are true on and as of such Share Transfer Effective Date after giving effect to the consummation of such Proposed Share Transfer:

              (A) The representations and warranties of such Loan Party contained in Article IV and of such Loan Party and its Subsidiaries in the other Loan Documents are true and correct on and as of such Share Transfer Effective Date as though made on and as of such Share Transfer Effective Date except as modified hereby or thereby;

              (B) No Default or Event of Default has occurred and is continuing or could reasonably be expected to result from such Proposed Share Transfer or any of the transactions contemplated thereby or hereby;

              (C) All necessary governmental and third party approvals (including any necessary approvals from all Governmental Authorities) required to be obtained in connection with such Proposed Share Transfer and the transactions contemplated thereby and hereby have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon such Proposed Share Transfer, the transactions contemplated thereby or hereby or the exercise of control by the Purchasing Party over such Transferred Company;

              (D) There exists no judgment, order, injunction or other restraint prohibiting or, in the reasonable judgment of the Agent or the Majority Lenders, imposing materially adverse conditions upon such Proposed Share Transfer or any of the transactions contemplated thereby or hereby or the exercise of control by the Purchasing Party over such Transferred Company;

              (E) There exists no claim, action, suit, investigation or proceeding pending or, to the knowledge of such Loan Party, threatened in any court or before any arbitrator or Governmental Authority which relates to such Proposed Share Transfer or any of the transactions contemplated thereby or hereby or which, if adversely determined, has a reasonable likelihood of having a material adverse effect on such Proposed Share Transfer or any of the transactions contemplated thereby or hereby or a Material Adverse Effect;

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

              (F) There will not occur as a result of the consummation of such Proposed Share Transfer or any of the transactions contemplated thereby or hereby any default (or any event which with the giving of notice or lapse of time or both would be a default) under any Contractual Obligations of or relating to any Loan Party or any of its Subsidiaries other than, except in the case of any Related Document, defaults that could not in the aggregate or individually reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change; and

              (G) Each document for or related to such Proposed Share Transfer is in full force and effect, the representations and warranties contained therein are true and correct in all material respects and all conditions set forth therein have been fulfilled or, with the consent of the Agent and the Majority Lenders, waived by the parties thereto;

         (v) Favorable opinions of counsel to the Loan Parties, each in form and substance satisfactory to the Agent and as to such matters as any Lender or the Issuer, through the Agent, may reasonably request; and

         (vi) Such additional documents, information (including financial information) and materials as any Lender or the Issuer, through the Agent, may reasonably request.

         "Permitted U.K. Operating Co. Share Transfer" means a Proposed U.K. Operating Co. Transfer consummated in a (and as defined in the definition of) Permitted Share Transfer.

         "Person" means an individual, partnership, corporation (including, without limitation, a business trust and a limited liability company), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

         "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which Euramax or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Pledge Agreements" means the Euramax Stock (U.S.) and Debt Pledge Agreement, the Euramax Stock (U.K.) Pledge Agreement, the Euramax Deed of Pledge, the Euramax Nantissement, the Dutch Holdings Nantissement, the U.K. Holdings Pledge Agreement, the Dutch Holdings Stock and Debt

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Pledge Agreement, the U.S. Holdings Pledge Agreement, the U.S. Operating Co.
Pledge Agreement, the Building Products Pledge Agreement, the U.K. Company Pledge Agreement, the Dutch Company Pledge Agreement, the U.K. Operating Co. Pledge Agreement, the Dutch Operating Co. Pledge Agreement, the Additional Euramax Deed of Pledge, the Additional Dutch Holdings Stock and Debt Pledge Agreement, the Additional Dutch Company Pledge Agreement, the Additional Dutch Operating Co. Pledge Agreement, the Fabral Holdings Pledge Agreement and any other Collateral Document pursuant to which Euramax or any Subsidiary of Euramax shall pledge or grant a Lien in any Stock to secure any of the Obligations or Guarantied Obligations.

         "Pledged Shares" means the capital stock covered by any of the Pledge Agreements.

         "Preference Shares" means $34,000,000 in aggregate amount of 14% cumulative preference shares (plus the amount of accrued or accumulated but unpaid dividends thereon) issued by Euramax pursuant to the Shareholders Agreement.

         "Prior Purchase" means the purchase on the Closing Date, pursuant to the Prior Purchase Agreement, for an aggregate amount not exceeding $245,000,000 (plus or minus the purchase price adjustment set forth in the Purchase Agreement) and otherwise on the terms and subject to the conditions specified in the Purchase Agreement, (i) by U.S. Holdings directly of all of the Stock of U.S. Operating Co. and indirectly of each direct and indirect Operating Company Subsidiary thereof; (ii) by U.K. Company directly of all of the Stock of U.K. Operating Co. and indirectly of each Operating Company Subsidiary thereof; (iii) by French Holdings directly of all of the Stock of French Operating Co. and indirectly of Euramax Coated Products S.A. (formerly Alumax Coated Products, S.A.), a company organized under the laws of the Republic of France and wholly owned by French Operating Co.; and (iv) by Dutch Company directly of all of the Stock of Dutch Operating Co. and indirectly of its Operating Company Subsidiary (such Purchase being the "Dutch Entities Purchase").

         "Prior Purchase Agreement" means that certain Purchase Agreement, dated as of June 24, 1996, between Alumax and Euramax relating to the Prior Purchase, as amended from time to time to the extent permitted by this Agreement.

         "Process Agent" has the meaning specified in Section 10.9.

         "Projections" means the financial projections set forth on Schedule VI covering the fiscal years ending in 1997 through 2003, inclusive, delivered to the Lenders by Euramax.

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

         "Proposed Merger" means any of (a) the merger of Dutch Operating Co. with and into Dutch Company, or (b) the merger of Coated Products, B.V. with and into Dutch Operating Co. or, if a proposed Merger of Dutch Operating Co. and Dutch Company has been effected, into Dutch Company, or (c) the merger of French Operating Co. with and into French Holdings, or (d) the merger of any Subsidiary of French Operating Co. with and into French Operating Co. or, if a Proposed Merger of French Operating Co. and French Holdings has been effected, into French Holdings, or (e) either (i) the purchase by Ellbee Ltd. from, and the sale to Ellbee Ltd. by, Coated Products U.K. of all assets and liabilities of Coated Products U.K. or (ii) the purchase by Coated Products U.K. from, and the sale to Coated Products U.K. by, Ellbee Ltd. of all assets and liabilities of Ellbee Ltd.

         "Qualifying Shares" means shares of Stock of any Person issued to shareholders (other than the parent company of such Person) or directors of such Person to the extent required by any applicable Requirement of Law.

         "Ratable Portion" or "ratably" means, except as otherwise specifically provided herein, with respect to any Lender, the quotient obtained by dividing the Commitment of such Lender by the Commitments of all Lenders and that payments of principal of the Loans and interest thereon shall be made pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders.

         "Real Estate" means all of those plots, pieces or parcels of land now owned or hereafter acquired by any Loan Party or any of its Subsidiaries (the "Land"), including, without limitation, those listed on Schedule 4.22(a) and described in the Domestic Mortgages, the Dutch Mortgages, the Additional Dutch Mortgage and the U.K. Mortgages, together with the right, title and interest of such Loan Party or such Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

         "Reallocation" means the allocation and purchase of participations in the Loans, the Letter of Credit Obligations and collections thereunder pursuant

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to Section 8.3.

         "Reallocation Exchange" means the participations purchased by the Lenders pursuant to Section 8.3.

         "Reallocation Percentage" means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender immediately prior to the date that any Bankruptcy Event occurs and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders immediately prior to such date. For purposes of computing each Lender's Reallocation Percentage, all Designated Obligations which are denominated in an Alternative Currency shall be the equivalent thereof in Dollars, calculated as provided in Section 2.17, determined as of the date that any Bankruptcy Event occurs.

         "Register" has the meaning specified in Section 10.7(c).

         "Registration Rights Agreement" means the Registration Rights Agreement, dated September 25, 1996, among Euramax and the initial shareholders of Euramax, as amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "Reimbursement Obligations" means all matured reimbursement or repayment obligations of any Operating Company to the Issuer with respect to Letters of Credit issued for such Operating Company's account pursuant to Letter of Credit Reimbursement Agreements between the Issuer and such Operating Company.

         "Related Claims" means (i) in respect of any Borrower, all Obligations of such Borrower in respect of any Loans that comprise (a) the Dutch Company Term Loans, or (b) the U.K. Operating Co. Term Loans, or (c) the U.S. Dollar Term A Loans, or (d) the U.S. Dollar Term B Loans, or (e) the U.S. Dollar Term C Loans, or (f) the Revolving Credit Loans, the Revolving Credit Commitments, the Swing Loans and the Letter of Credit Obligations, and (ii) in respect of any other Loan Party, all Guarantied Obligations of such Loan Party in respect of any Loans and the Letter of Credit Obligations that are denominated in the same currency.

         "Related Documents" means each Existing Related Document, each Fabral Purchase Document, and each other document and instrument executed with respect to the Transactions.

         "Related Entity" has the meaning specified in Section 3.1(b).

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         "Related Lenders" means all Lenders holding Related Claims.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the environment or into or out of any property.

         "Remedial Action" means all actions, including without limitation any Capital Expenditures, required or voluntarily undertaken to (i) clean up, remove or treat any Hazardous Material following a Release of such Hazardous Material,
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment,
(iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) bring facilities on any property owned, leased or operated by any Loan Party or any of its Subsidiaries into material compliance with all Environmental Laws and Environmental Permits.

         "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all foreign, federal, state and local laws, rules and regulations, including, without limitation, foreign, federal, state or local securities, antitrust and licensing laws, any foreign, federal, state or local laws or regulations concerning physicians, nurses and psychologists, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person and, in the case of a limited liability company, any member thereof.

         "Revolving Credit Borrowing" means a Borrowing consisting of Revolving Credit Loans made to the same Borrower on the same day in the same currency by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

         "Revolving Credit Commitment" means, as to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans to the Transaction Revolving Credit Loan Borrowers and the Operating Companies pursuant to Section 2.1 in the aggregate principal amount outstanding not to exceed the Dollar amount (or the equivalent thereof in the applicable Alternative Currency determined in accordance with Section 2.17) set forth opposite such

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Lender's name on Part 1 of Schedule I under the caption "Revolving Credit
Commitment", as such amount may be reduced or modified pursuant to this Agreement.

         "Revolving Credit Commitment Termination Date" means the earlier of
(a) the Termination Date and (b) the First Maturity Date, provided that if, at any time during the period commencing ten calendar days prior to the fourth anniversary of the Effective Date and ending on such fourth anniversary, the Borrowers shall request, in a notice delivered on such date to the Agent and each Revolving Credit Lender, that the Revolving Credit Commitment Termination Date be extended to the earlier of (i) the Termination Date and (ii) the Final Maturity Date, then, if (A) all Revolving Credit Lenders, the Agent and each Loan Party shall consent in writing to such request on or prior to the thirtieth day following delivery of such notice, provided that if any such Lender shall not consent to such request, the Loan Parties, CVC Europe or CVC U.S. shall have the right to replace such Lender in accordance with the provisions applicable to assignments set forth in Section 10.7, (B) each Loan Party shall enter into appropriate amendments to the Loan Documents to which it is a party to the extent necessary in connection with such extension and (C) each Loan Party shall deliver all other documents, and shall effect such filings, recordings, notices, notations, authorizations and registrations, as shall be necessary in connection with such extension, the Revolving Credit Commitment Termination Date shall be the earlier of (A) the Termination Date and (B) the Final Maturity Date.

         "Revolving Credit Lender" means a Lender having a Revolving Credit Commitment.

         "Revolving Credit Loan" means an Existing Revolving Credit Loan and a loan made by a Revolving Credit Lender to any Borrower pursuant to Section 2.1(a) and includes each Transaction Revolving Credit Loan and General Purpose Revolving Credit Loan made by a Revolving Credit Lender.

         "Revolving Credit Note" means a U.S. Operating Co. Revolving Credit Note, a U.K. Operating Co. Revolving Credit Note, a Dutch Operating Co. Revolving Credit Note and a Dutch Company Revolving Credit Note.

         "Revolving Credit Ratable Portion" means, at any time with respect to any Revolving Credit Lender, the amount obtained by dividing such Revolving Credit Lender's Revolving Credit Commitment at such time by the Revolving Credit Commitments of all Revolving Credit Lenders at such time.

         "Secured Parties" means the Lenders, the Issuer, each Currency Swap Party that has entered into the Agency Agreement, the Agent, the U.K.

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Trustee and their respective successors and assigns.

         "Senior Indebtedness" means, collectively, with respect to Euramax (i) the Obligations, (ii) all Capitalized Lease Obligations of Euramax and its Subsidiaries, and (iii) any additional Indebtedness of Euramax and its Subsidiaries for borrowed money which is either secured or not subordinated to the payment of the Obligations.

         "Senior Subordinated Debt Documents" means the Senior Subordinated Indenture and the Senior Subordinated Notes referred to in the Senior Subordinated Indenture.

         "Senior Subordinated Indenture" means the Indenture, dated as of September 25, 1996, made by Euramax, U.K. Holdings and Dutch Holdings, as issuers, and U.S. Holdings, as subordinated guarantor, in favor of the Trustee thereunder, pursuant to which the Senior Subordinated Notes were issued, as said Indenture may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "Senior Subordinated Notes" means $135,000,000 in aggregate principal amount of 11-1/4% Senior Subordinated Notes due 2006 issued by Euramax, Dutch Holdings and U.K. Holdings pursuant to the Senior Subordinated Indenture, including notes issued in replacement or in exchange thereof pursuant to the Registration Rights Agreement dated as of September 25, 1996.

         "Shareholders Agreement" means the Shareholders Agreement, dated as of September 25, 1996, among Euramax and the initial stockholders of Euramax, as said Agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Specialty Products" means Amerimax Specialty Products, Inc., a Delaware corporation and a wholly owned Subsidiary of ASP Corp.

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         "Specified Fabral Real Estate" has the meaning specified in Section
3.1(j).

         "Specified Leases" means, collectively, the Initial Specified Leases, the Initial New Leases and the Leases relating to the properties located at:

              (i)  851 Railroad Street, Bloomsburg, Pennsylvania;

             (ii) The Princeton Suites, Suites 323 and 330, 14651 Dallas Parkway, Dallas, Texas;

            (iii) Lot 24, Country Club Commerce Center, 39 West Hampton, Mesa, Arizona; and

             (iv)  305 Industrial Parkway, Richmond, Indiana.

         "Stock" means shares of capital stock, preference shares, ordinary shares, beneficial or partnership interests, membership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

         "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

         "Substitute Eurocurrency Rate" has the meaning specified in Section 2.10(d)(ii).

         "Swing Loan" has the meaning specified in Section 2.20.

         "Swing Loan Availability" means, at any time with respect to any Operating Company, an amount equal to the lower of (a) the Swing Loan

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Sublimit for such Operating Company minus the aggregate principal amount of the Swing Loans outstanding at such time, and (b) in the case of U.K. Operating Co. and Dutch Operating Co., the Swing Loan Lender's Revolving Credit Ratable Portion of the Available Credit at such time and, in the case of U.S. Operating Co., the Swing Loan Lender's Revolving Credit Ratable Portion of the Available U.S. Credit at such time.

         "Swing Loan Lender" means Paribas, or such other Lender who, with the written consent of the Agent and U.S. Operating Co., shall agree to act as the Swing Loan Lender.

         "Swing Loan Lender Excess Amount" means, with respect to any Revolving Credit Borrowing, the amount by which (a) the Swing Loan Lender's Revolving Credit Ratable Portion of the Revolving Credit Loans comprising such Borrowing plus the aggregate principal amount of the Swing Loans then outstanding plus the aggregate principal amount of the Swing Loan Lender's Revolving Credit Loans then outstanding plus the aggregate amount of the Swing Loan Lender's participations in Letter of Credit Obligations then outstanding exceeds (b) the lower of (i) the Swing Loan Lender's Revolving Credit Commitment at such time and (ii) the Swing Loan Lender's Revolving Credit Ratable Portion of (A) the Borrowing Base at such time, in the case of any such Revolving Credit Borrowing by U.K. Operating Co., Dutch Company or Dutch Operating Co., and (B) the U.S. Borrowing Base at such time, in the case of any such Revolving Credit Borrowing by U.S. Operating Co.

         "Swing Loan Sublimit" means an aggregate of US$5,000,000.

         "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

         "Tax Allocation Agreement" means the Tax Sharing Agreement, dated as of September 25, 1996, by and among the Domestic Loan Parties, as amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "Tax Return" has the meaning specified in Section 4.3.

         "Taxes" has the meaning specified in Section 2.15(a).

         "Term Loan" means a U.S. Dollar Term A Loan, a U.S. Dollar Term B Loan, a U.S. Dollar Term C Loan, a Dutch Company Term Loan or a U.K. Operating Co. Term Loan.

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         "Term Loan Borrowers" means U.S. Operating Co., U.K. Operating Co. and
Dutch Company.

         "Term Loan Commitment" means, as to any Lender, the aggregate of such Lender's U.S. Dollar Term A Loan Commitment and U.S. Dollar Term C Loan Commitment.

         "Term Note" means a Dutch Company Term Note, a U.K. Operating Co. Term Note, a U.S. Dollar Term A Note, a U.S. Dollar Term B Note and a U.S. Dollar Term C Note.

         "Termination Date" means the earliest of (i) July 30, 1997 unless the Effective Date occurs prior thereto, (ii) the Final Maturity Date and (iii) the date of termination in whole of the Commitments pursuant to Section 2.5 or 8.2.

         "Title Insurance Policies" has the meaning specified in Section
3.1(j).

         "Transaction Revolving Credit Loan" means an Existing Transaction Revolving Credit Loan made on the Closing Date and a Revolving Credit Loan made on the Effective Date the proceeds of which are used to finance the Fabral Purchase or Costs.

         "Transaction Revolving Credit Loan Borrower" means, in the case of the Existing Transaction Revolving Credit Loans, Dutch Company, U.K. Operating Co. and U.S. Operating Co., and means, in the case of any other Transaction Revolving Credit Loan, U.S. Operating Co.

         "Transactions" means the entering into by the Loan Parties of this Agreement, the other Loan Documents and the Related Documents and the consummation of the transactions contemplated hereby or by the Existing Credit Agreement or any of the Related Documents.

         "United States" and "U.S." each means the United States of America.

         "U.K. Collateral Documents" means each U.K. Debenture, the U.K.
Company Pledge Agreement, the U.K. Holdings Pledge Agreement, the U.K. Operating Co. Pledge Agreement and the U.K. Trust Deed, each governed by the laws of England and Wales, and any other document executed by U.K. Holdings or a Subsidiary thereof and governed by the laws of England and Wales pursuant to which U.K. Holdings or such Subsidiary shall pledge, mortgage or grant a Lien, floating charge or fixed charge to secure any of the Obligations (to the extent provided therein) or its Guarantied Obligations, as any

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

such document may be amended, supplemented or otherwise modified from time to time.

         "U.K. Company Guaranty" means the Guaranty, dated September 25, 1996, between U.K. Company and the U.K. Trustee, for the ratable benefit of the Guarantied Parties, as such guaranty may be amended, supplemented or otherwise modified from time to time, pursuant to which U.K. Company unconditionally guarantied its Guarantied Obligations.

         "U.K. Company Pledge Agreement" means the Legal Mortgage of Shares, dated September 25, 1996, executed by U.K. Company and the U.K. Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time, pursuant to which U.K. Company has pledged to the U.K. Trustee, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of U.K. Operating Co., to secure all Company Obligations and U.K. Company's Guarantied Obligations.

         "U.K. Consent Agreement" means the U.K. Consent Agreement, in substantially the form of Exhibit W, dated as of the Effective Date, among Euramax, U.K. Holdings, U.K. Company, U.K. Operating Co., Coated Products U.K., Ellbee Ltd. and the U.K. Trustee.

         "U.K. Debenture" means each Debenture, each dated September 25, 1996, made by U.K. Operating Co. or a Subsidiary thereof, and each Debenture entered into on or after the Effective Date by U.K. Operating Co. or a Subsidiary thereof, each in form and substance satisfactory to the Lenders, pursuant to which in each such case U.K. Operating Co. or such Subsidiary shall grant a Lien to the U.K. Trustee, for the ratable benefit of the Secured Parties, on or over all of the assets and undertakings of U.K. Operating Co. or such Subsidiary to secure, in the case of U.K. Operating Co., the U.K. Operating Co. Obligations and all Guarantied Obligations of U.K. Operating Co. and to secure, in the case of such Subsidiary, its Guarantied Obligations, as any such Debenture may be amended, modified or supplemented from time to time.

         "U.K. Guaranties" means the U.K. Holdings Guaranty, the U.K. Company Guaranty, the U.K. Operating Co. Guaranty, and the U.K. Subsidiary Guaranties, each governed by the Applicable Governing Law.

         "U.K. Holdings Guaranty" means the Guaranty, dated as of September 25, 1996, executed by U.K. Holdings and the U.K. Trustee, for the ratable benefit of the Guarantied Parties, as such guaranty may be amended, supplemented or otherwise modified from time to time, pursuant to which U.K. Holdings unconditionally guarantied its Guarantied Obligations.

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         "U.K. Holdings Pledge Agreement" means the Legal Mortgage of Shares, dated September 25, 1996, executed by U.K. Holdings and the U.K. Trustee, for the ratable benefit of the Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time, pursuant to which U.K. Holdings has pledged the Collateral covered thereby to the U.K. Trustee, for the ratable benefit of the Secured Parties, including the Stock of U.K. Company, to secure U.K. Holdings' Guarantied Obligations.

         "U.K. Operating Co. Guaranty" means the Guaranty, dated as of September 25, 1996, executed by U.K. Operating Co. and the U.K. Trustee, for the ratable benefit of the Guarantied Parties, as such guaranty may be amended, supplemented or otherwise modified from time to time, pursuant to which U.K. Operating Co. unconditionally guarantied its Guarantied Obligations.

         "U.K. Operating Co. Obligations" means the Loans and all other advances made to, debts, liabilities and obligations of, covenants agreed to by, and duties owing by, any Loan Party to the Agent, any Lender, the Issuer, the U.K. Trustee, any Affiliate of any of them, any Indemnitee or any Currency Swap Party that has executed the Agency Agreement, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, loan, guaranty, indemnification, foreign exchange transaction, Currency Contract, Interest Rate Contract or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document, excluding in each such case the Excluded U.S. Liabilities and any of the foregoing owing to the Agent or any Lender (or any Affiliate thereof) solely in its capacity as a holder of any equity of Euramax or any Senior Subordinated Notes.

         "U.K. Operating Co. Pledge Agreement" means the Legal Mortgage of Shares, dated September 25, 1996, executed by U.K. Operating Co. and the U.K. Trustee, for the ratable benefit of the Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time, pursuant to which U.K. Operating Co. has pledged the Collateral covered thereby, including the Stock of its Subsidiaries, to secure the U.K. Operating Co. Obligations and all Guarantied Obligations of U.K. Operating Co.

         "U.K. Operating Co. Revolving Credit Note" means a promissory note of U.K. Operating Co. payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3, evidencing the aggregate Indebtedness

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of U.K. Operating Co. to such Revolving Credit Lender resulting from the
Revolving Credit Loans (including such Lender's Existing Revolving Credit Loans made to U.K. Operating Co.) made from time to time by such Revolving Credit Lender to U.K. Operating Co. and, in the case of the Swing Loan Lender, the Swing Loans made from time to time to U.K. Operating Co. by the Swing Loan Lender, which promissory note replaces the Existing Note of such Lender dated the Closing Date and evidencing said Existing Revolving Credit Loans.

         "U.K. Operating Co. Term Loan" means a U.K. Operating Co. Term Loan (as defined in the Existing Credit Agreement) set forth on Schedule I-A hereto.

         "U.K. Operating Co. Term Note" means a promissory note made by U.K. Operating Co. and payable to the order of any Lender, in substantially the form of Exhibit A-7, evidencing the aggregate Indebtedness of U.K. Operating Co. to such Lender resulting from the U.K. Operating Co. Term Loan, if any, made on the Business Day following the Closing Date by such Lender to such Borrower, which promissory note replaces the Existing Note of such Lender dated the Closing Date and evidencing said Loan.

         "U.K. Subsidiary Guaranty" means each guaranty executed by a Subsidiary of U.K. Operating Co. and the U.K. Trustee (including the Guaranties, each dated September 25, 1996, executed by Coated Products U.K. and the U.K. Trustee and by Ellbee Ltd. and the U.K. Trustee), for the ratable benefit of the Guarantied Parties, pursuant to which such Subsidiary unconditionally guaranties its Guarantied Obligations, as any of the same may be amended, supplemented or otherwise modified from time to time.

         "U.K. Trust Deed" means the Collateral Trust Deed, dated as of September 25, 1996, executed by the U.K. Trustee, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the U.K. Trustee holds the Collateral granted by the U.K. Collateral Documents and the Euramax Stock (U.K.) Pledge Agreement, and the benefit of the Euramax Guaranty and the U.K. Guaranties, in trust for the benefit of the Secured Parties.

         "U.K. Trustee" means Paribas, in its capacity as trustee under the U.K. Trust Deed.

         "U.S. Borrowing Base" means, at any time, the sum of (a) 85% of the U.S. Eligible Receivables at such time plus (b) 50% of the U.S. Eligible Inventory at such time, in each case determined in accordance with Section 2.17, less reserves deemed appropriate by the Agent in its sole judgment exercised reasonably.

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         "U.S. Dollar Term A Loan" has the meaning specified in Section 2.2.

         "U.S. Dollar Term A Loan Commitment" has the meaning specified in
Section 2.2.

         "U.S. Dollar Term A Note" means a promissory note made by U.S. Operating Co. and payable to the order of any Lender in a principal amount equal to the amount of such Lender's U.S. Dollar Term A Loan Commitment, if any, as originally in effect, in substantially the form of Exhibit A-8, evidencing the aggregate Indebtedness of U.S. Operating Co. to such Lender resulting from the U.S. Dollar Term A Loan, if any, made by such Lender to U.S. Operating Co.

         "U.S. Dollar Term B Loan" means a U.S. Dollar Term Loan (as defined in the Existing Credit Agreement) set forth on Schedule I-A hereto.

         "U.S. Dollar Term B Note" means a promissory note co-made by the Term Loan Borrowers and payable to the order of any Lender, in substantially the form of Exhibit A-6, evidencing the aggregate Indebtedness of the Term Loan Borrowers to such Lender resulting from the U.S. Dollar Term B Loan, if any, made by such Lender to the Term Loan Borrowers, which promissory note replaces the Existing Note of such Lender dated the Closing Date and evidencing said Loan.

         "U.S. Dollar Term C Loan" has the meaning specified in Section 2.2.

         "U.S. Dollar Term C Loan Commitment" has the meaning specified in
Section 2.2.

         "U.S. Dollar Term C Note" means a promissory note made by U.S. Operating Co. and payable to the order of any Lender in a principal amount equal to the amount of such Lender's U.S. Dollar Term C Loan Commitment, if any, as originally in effect, in substantially the form of Exhibit A-9, evidencing the aggregate Indebtedness of U.S. Operating Co. to such Lender resulting from the U.S. Dollar Term C Loan, if any, made by such Lender to U.S. Operating Co.

         "U.S. Eligible Receivables" means Eligible Receivables owing to U.S. Operating Co. and its Domestic Subsidiaries.

         "U.S. Eligible Inventory" means Eligible Inventory owned by U.S. Operating Co. and its Domestic Subsidiaries.

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         "U.S. Holdings Guaranty" means the Guaranty, dated as of September 25,
1996, in substantially the form of Exhibit H hereto, as amended as of the Effective Date by the Domestic Amendatory Agreement, made by U.S. Holdings in favor of the Guarantied Parties, as such guaranty may be further amended, supplemented or otherwise modified from time to time, pursuant to which U.S. Holdings unconditionally guarantied its Guarantied Obligations.

         "U.S. Holdings Pledge Agreement" means the Pledge Agreement, dated as of September 25, 1996, in substantially the form of Exhibit I, as amended of the Effective Date by the Domestic Amendatory Agreement, executed by U.S. Holdings, as such agreement may be further amended, supplemented or otherwise modified from time to time, pursuant to which U.S. Holdings has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of U.S. Operating Co., to secure U.S. Holdings' Guarantied Obligations.

         "U.S. Operating Co. Guaranty" means the Guaranty, dated as of September 25, 1996, in substantially the form of Exhibit J hereto, as amended as of the Effective Date by the Domestic Amendatory Agreement, made by U.S. Operating Co. in favor of the Guarantied Parties, as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which U.S. Operating Co. unconditionally guarantied its Guarantied Obligations.

         "U.S. Operating Co. Pledge Agreement" means the Pledge Agreement, dated as of September 25, 1996, in substantially the form of Exhibit K, as amended as of the Effective Date by the Domestic Amendatory Agreement, executed by U.S. Operating Co., as such agreement may be further amended, supplemented or otherwise modified from time to time, pursuant to which U.S. Operating Co. has pledged to the Agent, for the ratable benefit of the Secured Parties, the Collateral covered thereby, including the Stock of each of its Subsidiaries, to secure all Obligations and U.S. Operating Co.'s Guarantied Obligations.

         "U.S. Operating Co. Revolving Credit Note" means a promissory note of U.S. Operating Co. payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-4, evidencing the aggregate Indebtedness of U.S. Operating Co. to such Revolving Credit Lender resulting from the Revolving Credit Loans (including such Lender's Existing Revolving Credit Loans made to U.S. Operating Co.) made from time to time by such Revolving Credit Lender to U.S. Operating Co. and, in the case of the Swing Loan Lender, the Swing Loans made from time to time to U.S. Operating Co. by the Swing Loan Lender, which promissory note replaces the Existing Note of such Lender dated the Closing Date and evidencing said Existing Revolving Credit Loans.

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         "Voting Stock" means, with reference to any Person, the Stock of any class or classes if the holders of such Stock are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "wholly owned" means, in the case of any Non-Domestic Subsidiary of any Person, that all of the Stock of such Subsidiary is owned by such Person other than Qualifying Shares and, in the case of any Domestic Subsidiary of any Person, that all of the Stock of such Subsidiary is owned by such Person.

         "Working Capital" means, for any Person at any date, (a) Current Assets of such Person and its Subsidiaries at such date less (b) Current Liabilities of such Person and its Subsidiaries at such date, in each case determined on a consolidated basis.

         1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

         1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

         1.4. Certain Terms. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

         (b) For purposes of this Agreement and each other Loan Document, the term "Lender" includes the Swing Loan Lender, and the terms "Lender", "Swing Loan Lender", "Issuer", "U.K. Trustee" and "Agent" include their respective successors and assigns, the terms "Lender", "Swing Loan Lender" and "Issuer" include each assignee of such Lender, Swing Loan Lender or Issuer who becomes a party hereto pursuant to Section 10.7.

         (c) Upon the appointment of any successor Agent pursuant to Section 9.6, references to Paribas in Section 9.3 and in the definitions of Agency Agreement, Eurocurrency Rate and U.K. Trustee shall be deemed to refer to the

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successor then acting as the Agent.

         (d) For purposes of this Agreement and each other Loan Document, the Obligations shall be deemed to remain outstanding until all Obligations (other than Obligations in respect of indemnification and expense reimbursement obligations hereunder to the extent such obligations are unknown or not then due and payable) have been paid in full in cash.

         (e) For purposes of this Agreement and each other Loan Document, (i) from and after a Permitted Ellbee Share Transfer or a Permitted Coated Products Share Transfer, each reference to an "Operating Company Subsidiary" of U.K. Operating Co. shall mean and be a reference to, upon the effectiveness of either such Proposed Share Transfer, Ellbee Ltd. or Coated Products, U.K., as the case may be, as an Operating Company Subsidiary of U.K. Company or, if a Permitted U.K. Operating Co. Share Transfer has been consummated, an Operating Company Subsidiary of U.K. Holdings; (ii) from and after a Permitted Merger of Ellbee Ltd. and Coated Products U.K., each reference to "Ellbee Limited", "Euramax Coated Products Limited", "Ellbee Ltd.", "Coated Products U.K." and to an "Operating Company Subsidiary" or to "Operating Company Subsidiaries" of U.K. Operating Co., shall each mean and be a reference to the Consolidated Entity (as defined in the definition of Permitted Merger); and (iii) from and after a Permitted Merger of French Operating Co. with and into French Holdings, the terms "French Operating Co." and "French Holdings", and each reference to "Euramax Industries S.A.", shall each mean and be a reference to French Holdings, as the surviving company in such Permitted Merger.

         1.5. Currency Equivalents Generally. For all purposes of this Agreement other than (a) for purposes of determining the unused portion of any Lender's Commitment or any or all Loans outstanding at any time and (b) for purposes of Article II (except for the purpose of determining Excess Cash Flow for any period), (i) the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Paribas in New York City, at 9:00 A.M. (New York City time) on the date of determination to prime banks in New York City for the spot purchase in the New York foreign exchange market of such Alternative Currency with such amount of Dollars, and
(ii) all references in Articles IV, VI, VII and VIII of this Agreement to an amount in Dollars shall be deemed to mean and include a reference to the equivalent thereof, determined as provided in clause (i) above, in an Alternative Currency.


                                      ARTICLE II

                            AMOUNTS AND TERMS OF THE LOANS

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         2.1.  The Revolving Credit Loans.  (a)  Each Borrower hereby agrees to pay to each Lender when due in accordance with the terms of this Agreement the Existing Revolving Credit Loans of such Lender made to such Borrower.

         (b) On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees (i) on the Effective Date, if, and only if, the Lenders have made, or simultaneously make, the U.S. Dollar Term A Loans and the U.S. Dollar Term C Loans to U.S. Operating Co., to make a Transaction Revolving Credit Loan to U.S. Operating Co., in Dollars, in a principal amount not to exceed the lesser of (x) such Revolving Credit Lender's Revolving Credit Ratable Portion multiplied by the Applicable Sublimit and (y) such Revolving Credit Lender's Revolving Credit Ratable Portion multiplied by the Available U.S. Credit on the Effective Date; and
(ii) from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Commitment Termination Date, to make General Purpose Revolving Credit Loans to the Operating Companies, in Dollars or in an Alternative Currency, in an aggregate principal amount not to exceed the lesser of (x) such Revolving Credit Lender's Revolving Credit Commitment at such time and (y) such Revolving Credit Lender's Revolving Credit Ratable Portion multiplied by, in the case of any such Loan made to Dutch Operating Co. or to U.K. Operating Co., the Available Credit at such time and, in the case of any such Loan made to U.S. Operating Co., the Available U.S. Credit at such time; provided, however, that (A) the aggregate principal amount of the Transaction Revolving Credit Loan made by any Revolving Credit Lender to U.S. Operating Co. shall not exceed the lesser of
(x) such Revolving Credit Lender's Revolving Credit Ratable Portion multiplied by the Applicable Sublimit and (y) such Revolving Credit Lender's Revolving Credit Ratable Portion multiplied by the Available U.S. Credit on the Effective Date, (B) the aggregate principal amount of all Revolving Credit Loans made at any time by the Revolving Credit Lenders shall not exceed the lesser of (x) the Revolving Credit Commitments of the Revolving Credit Lenders at such time and (y) in the case of such Loan made to Dutch Company, Dutch Operating Co. or to U.K. Operating Co., the Available Credit at such time and, in the case of any such Loan made to U.S. Operating Co., the Available U.S. Credit at such time, (C) the aggregate principal amount of the Revolving Credit Loans made at any time by any Revolving Credit Lender to U.S. Operating Co. shall not exceed the lesser of (x) such Revolving Credit Lender's Revolving Credit Commitment at such time and (y) such Revolving Credit Lender's Revolving Credit Ratable Portion multiplied by the Available U.S. Credit at such time, and (D) the aggregate principal amount of all Revolving Credit Loans made at any time by the Revolving Credit Lenders to U.S. Operating Co. shall not exceed the lesser of (x) the Revolving Credit Commitments of all Revolving Credit Lenders at such time and (y) the Available U.S. Credit at such time; and provided, further, that no

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Swing Loans shall be outstanding on any date of a proposed Revolving Credit
Borrowing unless either (A) there shall not be any Swing Loan Lender Excess Amount of such Revolving Credit Borrowing or (B) such Borrowing is comprised of Base Rate Loans to be made to U.S. Operating Co. and U.S. Operating Co. attaches to its Notice of Borrowing with respect thereto a written notice addressed to the Agent and the Swing Loan Lender stating (x) the Swing Loan Lender Excess Amount of such Borrowing and (y) that, notwithstanding Section 2.3(c), the Swing Loan Lender is directed to apply such Swing Loan Lender Excess Amount of the proceeds of the Revolving Credit Loan to be made by it as a part of such Borrowing to repay the outstanding Swing Loans, which application shall be made at the time the Agent notifies the Swing Loan Lender that, pursuant to Section 2.3(c), it is making funds available to U.S. Operating Co. in the remaining amount of such Borrowing.

         (c) Within the limits of each Revolving Credit Lender's Revolving Credit Commitment, any principal amount of the Transaction Revolving Credit Loans or General Purpose Revolving Credit Loans prepaid pursuant to Section 2.7(b) may be reborrowed as, but only as, General Purpose Revolving Credit Loans under Section 2.1(b).

         (d) The Revolving Credit Loans of each Revolving Credit Lender made to U.S. Operating Co., Dutch Company, U.K. Operating Co. and Dutch Operating Co. shall be evidenced by a U.S. Operating Co. Revolving Credit Note made by U.S. Operating Co., a Dutch Company Revolving Credit Note made by Dutch Company, a U.K. Operating Co. Revolving Credit Note made by U.K. Operating Co. and a Dutch Operating Co. Revolving Credit Note made by Dutch Operating Co., respectively, in each case to the order of such Revolving Credit Lender.

         2.2.  The Term Loans.

         (a) Each Borrower hereby agrees to pay to each Lender when due in accordance with the terms of this Agreement the Existing Term Loans of such Lender made to such Borrower.

         (b) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to:

              (i) on the Effective Date, make a loan to U.S. Operating Co. in Dollars (each a "U.S. Dollar Term A Loan") in an aggregate Dollar amount (if any) set forth opposite such Lender's name on Part 2 of Schedule I under the caption "U.S. Dollar Term A Loan Commitment" (such Lender's "U.S. Dollar Term A Loan Commitment"), and

             (ii) on the Effective Date, make a loan to U.S. Operating Co. in Dollars (each a "U.S. Dollar Term C Loan") in an aggregate principal amount not to exceed the Dollar amount (if any) set forth opposite such Lender's name on Part 3 of Schedule I under the caption "U.S. Dollar Term C Loan Commitment" (such Lender's "U.S. Dollar Term C Loan Commitment");

provided, however, that no Lender's aggregate Additional Term Loans shall exceed such Lender's Term Loan Commitment.

         (b) Any amount of any Term Loan repaid or prepaid may not be reborrowed. The U.S. Dollar Term A Loan, the U.S. Dollar Term B Loan, the U.S. Dollar Term C Loan, the Dutch Company Term Loan and the U.K. Operating Co. Term Loan of each Lender shall be

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evidenced by a U.S. Dollar Term A Note made by U.S. Operating Co., a U.S.
Dollar Term B Note made by the Term Loan Borrowers, a U.S. Dollar Term C Note made by U.S. Operating Co., a Dutch Company Term Note made by Dutch Company and a U.K. Operating Co. Term Note made by U.K. Operating Co., respectively, in each case to the order of such Lender.

         2.3. Making Loans. (a) The Transaction Revolving Credit Loans made pursuant to Section 2.1(b) shall be made on the Effective Date on notice, given by U.S. Operating Co. to the Agent no later than 11:00 A.M. (New York City time) on the second Business Day preceding the Effective Date in the case of Base Rate Loans, and not later than 11:00 A.M. (New York City time) on the third Business Day prior to the Effective Date in the case of Eurocurrency Loans; each General Purpose Revolving Credit Loan Borrowing comprised of Base Rate Loans shall be made on notice, given by an Operating Company to the Agent not later than 11:00 A.M. (New York City time) on the Business Day prior to the date of such proposed Borrowing; and each General Purpose Revolving Credit Loan Borrowing comprised of Eurocurrency Loans shall be made on notice, given by an Operating Company no later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of such proposed Borrowing. The Revolving Credit Loans made in Dollars shall be made as Base Rate Loans unless (subject to Section 2.12) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurocurrency Loans and specifies the Interest Period or Periods therefor, and the General Purpose Revolving Credit Loans (subject to Section 2.12) made in an Alternative Currency shall be made as Eurocurrency Loans. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (i) the date of such proposed Revolving Credit Borrowing,
(ii) the aggregate amount of such proposed Revolving Credit Borrowing, (iii) in the case of General Purpose Revolving Credit Loans, the currency of such proposed Revolving Credit Loans, (iv) in the case of a proposed Borrowing in Dollars, the amount thereof, if any, requested to be Eurocurrency Loans and the initial Interest Period or Periods therefor, and (v) in the case of a proposed Borrowing in an Alternative Currency, the initial Interest Period or Periods for the Eurocurrency Loans comprising such Borrowing, except that if no Interest Period is selected for any Eurocurrency Loan, the Interest Period for such Loan shall be one month; provided, however, that the aggregate of the Eurocurrency Loans made in the same currency to any Operating Company for each Interest Period must be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof (or the equivalent thereof in the applicable Alternative Currency) and each Revolving Credit Loan Borrowing consisting of Base Rate Loans shall be in an aggregate amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof.

         (b) The Additional Term Loans shall each be made upon receipt of a Notice of Borrowing, given by U.S. Operating Co. to the Agent no later than 11:00 A.M. (New York City time) on the second Business Day prior to the Effective Date in the case of Base Rate Loans, and not later than 11:00 A.M.

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

(New York City time) on the third Business Day prior to the Effective Date in the case of Eurocurrency Loans. The Additional Term Loans shall be made as Base Rate Loans unless (subject to Section 2.12) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurocurrency Loans and specifies the Interest Periods therefor. The Notice of Borrowing for the Additional Term Loans shall specify therein (i) the Effective Date, (ii) the aggregate amount of the U.S. Dollar Term A Loans and the aggregate amount of the U.S. Dollar Term C Loans, and (iii) the amount thereof, if any, requested to be Eurocurrency Loans and the initial Interest Period or Periods therefor; provided, however, that the aggregate Eurocurrency Loans for each Interest Period must be in an amount not less than $500,000 or an integral multiple of $100,000 in excess thereof.

         (c) The Agent shall give to each Lender prompt notice of the Agent's receipt of a Notice of Borrowing and, if Eurocurrency Loans are properly requested in such Notice of Borrowing, the applicable interest rate under Section 2.9(b). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing by any Borrower, make available for the account of its Applicable Lending Office to the Agent (i) in the case of a Borrowing in Dollars, at such account maintained at the Payment Office for Dollars as shall have been notified by the Agent to the Lenders prior thereto and in immediately available funds, such Lender's ratable portion of such Borrowing in Dollars, and (ii) in the case of a Borrowing in an Alternative Currency, at such account maintained at the Payment Office for such Alternative Currency as shall have been notified by the Agent to the Lenders prior thereto and in immediately available funds, such Lender's ratable portion of such Borrowing in such Alternative Currency. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to such Borrower at the aforesaid applicable Payment Office.

         (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower or Borrowers delivering such Notice. If any Notice of Borrowing given by a Borrower specifies that any of the Loans comprising the proposed Borrowing in respect of which such Notice of Borrowing is delivered are to be comprised of Eurocurrency Loans or Loans denominated in an Alternative Currency, such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurocurrency Loan or any Loan denominated in an Alternative Currency to be made by such Lender as part of such proposed Borrowing, as a result of such failure, is not made on such date.

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         (e)  Unless the Agent shall have received notice from a Lender prior to the date of any proposed Borrowing by any Borrower that such Lender will not make available to the Agent such Lender's Ratable Portion of such Borrowing, the Agent may assume that such Lender has made such Ratable
Portion available to the Agent on the date of such Borrowing in accordance with this Section 2.3 and the Agent may, in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest

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

thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If such Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to such Borrower hereunder.

         (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

         2.4. Fees. (a) The Borrowers jointly and severally agree to pay to each Revolving Credit Lender a commitment fee on the average daily unused portion of such Revolving Credit Lender's Revolving Credit Commitment from the Effective Date until the Revolving Credit Commitment Termination Date at the rate of 1/2 of 1% per annum, payable on the last day of each quarter during the term of such Revolving Credit Lender's Revolving Credit Commitment, commencing on September 30, 1997, on the date of any reduction of the Revolving Credit Commitments pursuant to Section 2.5 and on the Revolving Credit Commitment Termination Date.

         (b) Euramax and U.S. Operating Co. have agreed to pay to Paribas additional fees, the amount and dates of payment of which are embodied in a separate written agreement between such Loan Parties and Paribas, and the Loan Parties have entered into additional arrangements and agreements with Paribas.

         (c) The Borrowers jointly and severally agree to pay to each Continuing Lender a commitment fee on the amount by which such Lender's Commitment exceeds the amount of such Continuing Lender's Existing Loans (prior to giving effect to the Effective Date Assignments) and Existing Revolving Credit Commitment, at the rate of 1/2 of 1% per annum, computed on a 360 day basis and payable to each Continuing Lender in Dollars on the Effective Date and accruing from

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the later of (i) June 24, 1997 and (ii) the date on which the Agent accepts such Lender's Commitment until the Effective Date.

         (d) For purposes of determining the unused portion of each Revolving Credit Lender's Commitment solely in order to calculate the commitment fee under Section 2.4(a), (i) the equivalent in Dollars of each Revolving Credit Loan made by such Revolving Credit Lender in an Alternative Currency as determined on the date of the making of such Revolving Credit Loan shall be the amount of such Revolving Credit Lender's Revolving Credit Commitment used in connection with such Revolving Credit Loan, and no further adjustments shall be made with respect to the unused portion of such Revolving Credit Lender's Revolving Credit Commitment based upon fluctuations thereafter in the value of the Alternative Currency of such Revolving Credit Loan; and (ii) no Swing Loan shall constitute the usage of any Revolving Credit Lender's Commitment other than of the Swing Loan Lender.

         2.5.  Reduction and Termination of the Commitments.  (a)  The
Borrowers may, upon at least three Business Days' prior written notice to the Agent, terminate in whole or reduce ratably in part, without premium or penalty except as otherwise provided in Section 10.4, the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof (or the equivalent thereof in the applicable Alternative Currency determined on the date notice of repayment is given in accordance with Section 2.17); and provided, further, however, that unless and until the aggregate principal amount of the Term Loans have been repaid in full, the Revolving Credit Commitments shall not be reduced below $20,000,000; and provided, further, however, that in no event shall the Revolving Credit Commitments be reduced to below $1,000,000.

         (b) On the earlier of the Termination Date and the making of the Additional Term Loans on the Effective Date, each Lender's Term Loan Commitment shall terminate.

         (c) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Credit Loans is made pursuant to Section 2.7(d)(ii), (iii) or (iv) in the amount of such prepayment (and the

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

Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by its Ratable Portion of such amount).

         2.6. Repayment. (a) Each Borrower shall repay the entire unpaid principal amount of its Revolving Credit Loans and Swing Loans on the Revolving Credit Commitment Termination Date.

         (b)(i) U.S. Operating Co. shall repay the U.S. Dollar Term A Loans on the dates and in the percentage amounts of the aggregate principal amount of the U.S. Dollar Term A Loans outstanding on the Effective Date (such aggregate being the "Aggregate A Amount") as are set forth below:

    Date:                             Principal Payment Due:
    ----                              ---------------------
September 30, 1997                2.2500% of Aggregate A Amount
December 31, 1997                 2.2500% of Aggregate A Amount

March 31, 1998                    2.2500% of Aggregate A Amount
June 30, 1998                     2.2500% of Aggregate A Amount
September 30, 1998                4.7500% of Aggregate A Amount
December 31, 1998                 4.7500% of Aggregate A Amount

March 31, 1999                    4.7500% of Aggregate A Amount
June 30, 1999                     4.7500% of Aggregate A Amount
September 30, 1999                4.7500% of Aggregate A Amount
December 31, 1999                 4.7500% of Aggregate A Amount

March 31, 2000                    4.7500% of Aggregate A Amount
June 30, 2000                     4.7500% of Aggregate A Amount
September 30, 2000                4.7500% of Aggregate A Amount
December 31, 2000                 4.7500% of Aggregate A Amount

March 31, 2001                    4.7500% of Aggregate A Amount
June 30, 2001                     4.7500% of Aggregate A Amount
September 30, 2001                7.2500% of Aggregate A Amount
December 31, 2001                 8.9167% of Aggregate A Amount

March 31, 2002                    8.9167% of Aggregate A Amount
June 30, 2002                     8.9166% of Aggregate A Amount


provided, however, that U.S. Operating Co. shall repay the entire unpaid principal amount of the U.S. Dollar Term A Loans on the First Maturity Date. All principal payments of U.S. Dollar Term A Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of repayment.

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

         (ii) Dutch Company, U.K. Operating Co. and U.S. Operating Co. shall jointly and severally repay the U.S. Dollar Term B Loans on the dates and in the percentage amounts of the aggregate principal amount of the U.S. Dollar Term B Loans outstanding on the Effective Date (such aggregate being the "Aggregate B Amount") as are set forth below:

    Date:                            Principal Payment Due:
    ----                             ---------------------
September 30, 1997                0.250% of Aggregate B Amount
December 31, 1997                 0.250% of Aggregate B Amount

March 31, 1998                    0.250% of Aggregate B Amount
June 30, 1998                     0.250% of Aggregate B Amount
September 30, 1998                0.250% of Aggregate B Amount
December 31, 1998                 0.250% of Aggregate B Amount

March 31, 1999                    0.250% of Aggregate B Amount
June 30, 1999                     0.250% of Aggregate B Amount
September 30, 1999                0.250% of Aggregate B Amount
December 31, 1999                 0.250% of Aggregate B Amount

March 31, 2000                    0.250% of Aggregate B Amount
June 30, 2000                     0.250% of Aggregate B Amount
September 30, 2000                0.250% of Aggregate B Amount
December 31, 2000                 0.250% of Aggregate B Amount

March 31, 2001                    0.250% of Aggregate B Amount
June 30, 2001                     0.250% of Aggregate B Amount
September 30, 2001                0.250% of Aggregate B Amount
December 31, 2001                 0.250% of Aggregate B Amount

March 31, 2002                    0.250% of Aggregate B Amount
June 30, 2002                     0.250% of Aggregate B Amount
September 30, 2002                11.875% of Aggregate B Amount
December 31, 2002                 11.875% of Aggregate B Amount

March 31, 2003                    11.875% of Aggregate B Amount
June 30, 2003                     11.875% of Aggregate B Amount
September 30, 2003                11.875% of Aggregate B Amount
December 31, 2003                 11.875% of Aggregate B Amount

March 31, 2004                    11.875% of Aggregate B Amount
June 30, 2004                     11.875% of Aggregate B Amount


provided, however, Dutch Company, U.K. Operating Co. and U.S. Operating Co. shall jointly and severally repay the entire unpaid principal amount of the U.S. Dollar Term B

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

Loans on the Final Maturity Date. All principal payments of U.S. Dollar Term B Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of repayment.

         (iii) U.S. Operating Co. shall repay the U.S. Dollar Term C Loans on the dates and in the percentage amounts of the aggregate principal amount of the U.S. Dollar Term C Loans outstanding on the Effective Date (such aggregate being the "Aggregate C Amount") as are set forth below:

     Date:                           Principal Payment Due:
     ----                            ---------------------
September 30, 1997                0.250% of Aggregate C Amount
December 31, 1997                 0.250% OF Aggregate C Amount

March 31, 1998                    0.250% of Aggregate C Amount
June 30, 1998                     0.250% of Aggregate C Amount
September 30, 1998                0.250% of Aggregate C Amount
December 31, 1998                 0.250% of Aggregate C Amount

March 31, 1999                    0.250% of Aggregate C Amount
June 30, 1999                     0.250% of Aggregate C Amount
September 30, 1999                0.250% of Aggregate C Amount
December 31, 1999                 0.250% of Aggregate C Amount

March 31, 2000                    0.250% of Aggregate C Amount
June 30, 2000                     0.250% of Aggregate C Amount
September 30, 2000                0.250% of Aggregate C Amount
December 31, 2000                 0.250% of Aggregate C Amount

March 31, 2001                    0.250% of Aggregate C Amount
June 30, 2001                     0.250% of Aggregate C Amount
September 30, 2001                0.250% of Aggregate C Amount
December 31, 2001                 0.250% of Aggregate C Amount

March 31, 2002                    0.250% of Aggregate C Amount
June 30, 2002                     0.250% of Aggregate C Amount
September 30, 2002                11.875% of Aggregate C Amount
December 31, 2002                 11.875% of Aggregate C Amount

March 31, 2003                    11.875% of Aggregate C Amount
June 30, 2003                     11.875% of Aggregate C Amount
September 30, 2003                11.875% of Aggregate C Amount
December 31, 2003                 11.875% of Aggregate C Amount


March 31, 2004                    11.875% of Aggregate C Amount


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

June 30, 2004                     11.875% of Aggregate C Amount

provided, however, that U.S. Operating Co. shall repay the entire unpaid principal amount of the U.S. Dollar Term C Loans on the Final Maturity Date.
All principal payments of U.S. Dollar Term C Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of repayments.

         (iv) Dutch Company shall repay the Dutch Company Term Loans on the dates and in the percentage amounts of the aggregate principal amount of the Dutch Company Term Loans outstanding on the Effective Date (such aggregate being the "Aggregate DC Amount") as are set forth below:

    Date:                            Principal Payment Due:
    ----                             ---------------------
September 30, 1997                2.2500% of Aggregate DC Amount
December 31, 1997                 2.2500% of Aggregate DC Amount

March 31, 1998                    2.2500% of Aggregate DC Amount
June 30, 1998                     2.2500% of Aggregate DC Amount
September 30, 1998                4.7500% of Aggregate DC Amount
December 31, 1998                 4.7500% of Aggregate DC Amount

March 31, 1999                    4.7500% of Aggregate DC Amount
June 30, 1999                     4.7500% of Aggregate DC Amount
September 30, 1999                4.7500% of Aggregate DC Amount
December 31, 1999                 4.7500% of Aggregate DC Amount

March 31, 2000                    4.7500% of Aggregate DC Amount
June 30, 2000                     4.7500% of Aggregate DC Amount
September 30, 2000                4.7500% of Aggregate DC Amount
December 31, 2000                 4.7500% of Aggregate DC Amount

March 31, 2001                    4.7500% of Aggregate DC Amount
June 30, 2001                     4.7500% of Aggregate DC Amount
September 30, 2001                7.2500% of Aggregate DC Amount
December 31, 2001                 8.9167% of Aggregate DC Amount

March 31, 2002                    8.9167% of Aggregate DC Amount
June 30, 2002                     8.9166% of Aggregate DC Amount


provided, however, that the final such installment shall be payable on the First Maturity Date in an amount equal to the remaining unpaid principal amount of the Dutch Company Term Loans. All principal payments of Dutch Company Term Loans

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

shall be accompanied by accrued interest on the principal amount being repaid to the date of repayment.

       (v) U.K. Operating Co. shall repay the U.K. Operating Co. Term Loans on the dates and in the percentage amounts of the aggregate principal amount of the U.K. Operating Co. Term Loans outstanding on the Effective Date (such aggregate being the "Aggregate UKO Amount") as are set forth below:

    Date:                              Principal Payment Due:
    ----                               ---------------------
September 30, 1997                2.2500% of Aggregate UKO Amount
December 31, 1997                 2.2500% of Aggregate UKO Amount

March 31, 1998                    2.2500% of Aggregate UKO Amount
June 30, 1998                     2.2500% of Aggregate UKO Amount
September 30, 1998                4.7500% of Aggregate UKO Amount
December 31, 1998                 4.7500% of Aggregate UKO Amount

March 31, 1999                    4.7500% of Aggregate UKO Amount
June 30, 1999                     4.7500% of Aggregate UKO Amount
September 30, 1999                4.7500% of Aggregate UKO Amount
December 31, 1999                 4.7500% of Aggregate UKO Amount

March 31, 2000                    4.7500% of Aggregate UKO Amount
June 30, 2000                     4.7500% of Aggregate UKO Amount
September 30, 2000                4.7500% of Aggregate UKO Amount
December 31, 2000                 4.7500% of Aggregate UKO Amount

March 31, 2001                    4.7500% of Aggregate UKO Amount
June 30, 2001                     4.7500% of Aggregate UKO Amount
September 30, 2001                7.2500% of Aggregate UKO Amount
December 31, 2001                 8.9167% of Aggregate UKO Amount

March 31, 2002                    8.9167% of Aggregate UKO Amount
June 30, 2002                     8.9166% of Aggregate UKO Amount


provided, however, that the final such installment shall be payable on the First Maturity Date in an amount equal to the remaining unpaid principal amount of the U.K. Operating Co. Term Loans. All principal payments of U.K. Operating Co. Term Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of repayment.

         2.7. Prepayments. (a) No Borrower shall have any right to prepay the principal amount of any Loan other than as provided in this Section 2.7.

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

         (b) Each Borrower may, without premium or penalty, upon at least three Business Days' prior notice to the Agent in the case of Eurocurrency Loans and one Business Day's prior notice to the Agent in the case of Base Rate Loans, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Revolving Credit Loans or Swing Loans of such Borrower in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) Swing Loans made to U.S. Operating Co. may be prepaid on notice given by 11:00 a.m. (New York City time) on the date of prepayment and Swing Loans made to U.K. Operating Co. or Dutch Operating Co. may be prepaid made on notice given by 11:00 a.m. (New York City time) two Business Days prior to the date of prepayment; (ii) any prepayment of any Eurocurrency Loan (including any Swing Loan made to U.K. Operating Co. or Dutch Operating Co.) shall be made on, and only on, the last day of an Interest Period for such Loan; and (iii) each partial prepayment shall be in an aggregate principal amount not less than $500,000 or integral multiples of $100,000 in excess thereof (or the equivalent thereof in an Alternative Currency, determined on the date notice of prepayment is given in accordance with Section 2.17) in the case of Eurocurrency Loans and not less than $100,000 or integral multiples thereof in the case of Base Rate Loans. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

         (c) Each Term Loan Borrower may, without premium or penalty, upon at least three Business Days' prior notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans made to it, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) any prepayment of any Eurocurrency Loan shall be made on, and only on, the last day of an Interest Period for such Loan; (ii) each partial prepayment shall be in an aggregate amount not less than $500,000 or integral multiples of $100,000 in excess thereof (or the equivalent thereof in an Alternative Currency, determined on the date notice of prepayment is given in accordance with Section 2.17) and that any such partial prepayment shall be applied to reduce ratably the remaining installments of the outstanding principal amount of all Term Loans; and (iii) unless and until the Additional Term Loans are paid in full, no prepayment pursuant to this subsection

(c) of any other Term Loans shall be made. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

         (d) (i) If at any time any Loan Party shall receive payment in respect of any purchase price adjustment under the Fabral Purchase Agreement, the Revolving Credit Loans shall be prepaid in an amount equal to the amount of such payment, and if at any time (A) the equivalent in Dollars of the aggregate principal amount of Revolving Credit Loans and Swing Loans outstanding at such time (determined in accordance with Section 2.17) plus the Letter of Credit Obligations outstanding at such time exceeds the Maximum Amount of Revolver Liabilities at such time, the Borrowers shall forthwith first prepay the Revolving Credit Loans and Swing Loans then outstanding in an amount equal to such excess, together with accrued interest thereon, and, if after such prepayment, any such excess shall remain, the Borrowers shall provide cash collateral for all Letter of Credit Obligations in accordance with clause (vii) below in an amount equal to such remaining excess, or (B) the equivalent in Dollars of the aggregate principal amount of the Revolving Credit Loans and Swing Loans of U.S. Operating Co. outstanding at such time plus the Letter of Credit Obligations of U.S. Operating Co. outstanding at such time exceeds the Maximum Amount of Revolver Liabilities of U.S. Operating Co. at such time, U.S. Operating Co. shall forthwith first prepay such Loans in an amount equal to such excess, together with accrued interest thereon, and, if after such prepayment, any such excess shall remain, U.S. Operating Co. shall provide cash collateral for all Letter of Credit Obligations of U.S. Operating Co. in accordance with clause (vii) below in an amount equal to such remaining excess.

         (ii) Each Borrower shall forthwith prepay the Term Loans and, if there are no Term Loans outstanding, the Revolving Credit Loans and Swing Loans, and, if there are no Loans outstanding, cash collateralize all Letter of Credit Obligations in accordance with clause (vii) below, upon receipt by any Loan Party or any of its Subsidiaries of (A) Asset Sale Proceeds in an amount equal to such Asset Sale Proceeds, (B) cash payments under any Investments constituting Asset Sale Proceeds in an amount equal to such payments, (C) any payments received under the ASP Note in an amount equal to such payments, and (D) any payments received under the lease, dated as of June 26, 1997, between Building Products and ASP Corp. pursuant to which certain Real Estate

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

of Building Products has been leased to ASP Corp. in an amount equal to such payments, in each case referred to in this clause (ii), together with accrued interest to the date of such prepayment on the principal amount prepaid, provided that in the case of any Asset Sale Proceeds and other payments referred to above, unless and until the amount thereof, when taken together with all prior Asset Sales made on or after the Effective Date, the Asset Sale Proceeds of which were not applied to the Loans, is an aggregate amount in excess of $1,000,000 or involves assets having a Fair Market Value in excess of $1,000,000 (or the equivalent thereof in an Alternative Currency determined in accordance with Section 2.17), no payment shall be required pursuant to this subsection (d)(ii) except if such Asset Sale Proceeds are subject to subsection (c) of the definition of Asset Sale Proceeds.

         (iii) The Borrowers shall prepay the Term Loans and, if there are no Term Loans outstanding, the Revolving Credit Loans and Swing Loans, and, if there are no Loans outstanding, cash collateralize all Letter of Credit Obligations in accordance with clause (vii) below, within 100 days of the last day of Fiscal Year 1997, in an amount equal to 75% of Excess Cash Flow for the period commencing on the Closing Date and ending on December 31, 1997, within 100 days of the last day of Fiscal Year 1998, in an amount equal to 75% of Excess Cash Flow for the period commencing on January 1, 1998 and ending on December 31, 1998, and within 100 days of the last day of each Fiscal Year ending after December 31, 1998, 50% of Excess Cash Flow for each such Fiscal Year, in each case together with accrued interest to the date of such prepayment on the principal amount prepaid.

         (iv) The Borrowers shall, upon receipt by any Loan Party of any reversion from a defined benefit plan, prepay the Term Loans or, if there are no Term Loans outstanding, the Revolving Credit Loans and Swing Loans, and, if there are no Loans outstanding, cash collateralize all Letter of Credit Obligations in accordance with clause (vii) below, in an amount equal to the amount of such reversion so received, together with accrued interest to the date of such prepayment on the amount prepaid. For purposes of this subsection (iv), reversion is defined as the amount of surplus assets which, upon the termination of any defined benefit plan, revert to any Loan Party or any of its Subsidiaries (net of any taxes, after taking into account any available tax credits or deductions, and excise taxes or penalties thereon).

         (v) All prepayments of the Term Loans made pursuant to this subsection (d) shall be applied first to reduce ratably the remaining installments of the outstanding principal amounts of all U.S. Term Dollar Term A Loans and U.S. Dollar Term C Loans, and next, to reduce ratably the remaining installments of the outstanding principal amounts of all other Term Loans; provided, however, that, if on any date a prepayment of Term Loans or Revolving Credit Loans (each, a "Loan Type") is required to be made pursuant to this subsection (d) and the amount of such required prepayment is in excess of the aggregate amount of Base Rate Loans comprising such Loan Type plus Eurocurrency Loans comprising such Loan Type other than those having an Interest Period ending subsequent to such date (such excess being a "Deficit Amount"), then, if so elected by the Borrowers in a written notice delivered to the Agent prior to the date such prepayment is due and provided that no Event of Default exists on the date such payment is due, such Deficit Amount shall be deposited by the applicable Borrower into a special cash collateral account established by the Agent in its name and under its sole dominion and control, and the amount deposited shall be applied to the Loans as set forth above at the earlier of the occurrence of an Event of Default and at such time or the times as the Interest Period or Periods with respect to Eurocurrency Loans comprising the applicable Loan Type, and in an amount equal to the Deficit Amount, shall end.

         (vi) If at any time (A) the aggregate principal amount of the Swing Loans of U.S. Operating Co. outstanding at such time exceeds the lower of (x) the Swing Loan Lender's Revolving Credit Ratable Portion of the Maximum Amount of Revolver Liabilities of U.S. Operating Co. at such time and (y) the Swing Loan Sublimit for U.S. Operating Co., or (B) the aggregate principal amount of all Swing Loans outstanding at such time exceeds the lower of (x) the Swing Loan Lender's Revolving Credit Ratable Portion of the Maximum Amount of Revolver Liabilities at such time and (y) the aggregate Swing Loan Sublimit for all Operating Companies, or (C) the aggregate principal amount of the Swing Loans made to U.S. Operating Co. and the Swing Loan Lender's Revolving Credit Loans made to U.S. Operating Co. outstanding at such time plus the Swing Loan Lender's participations in Letter of Credit Obligations of U.S. Operating Co. outstanding at such time exceeds the Swing Loan Lender's Revolving Credit Ratable Portion of the Maximum Amount of Revolver Liabilities of U.S. Operating Co. at such time, or (D) the aggregate principal amount of all Swing Loans and the Swing Loan Lender's Revolving Credit

Loans outstanding at such time plus the Swing Loan Lender's participations in Letter of Credit Obligations outstanding at such time exceeds the Swing Loan Lender's Revolving Credit Ratable Portion of the Maximum Amount of Revolver Liabilities at such time, then the Borrowers shall forthwith prepay the Swing Loans then outstanding in an amount equal to such excess, together with accrued interest.

         (vii) If at any time cash collateral for the Letter of Credit Obligations is required pursuant to this Section 2.7, the Borrowers shall forthwith pay to the Agent immediately available funds in the amount of such required cash collateral for deposit in the L/C Cash Collateral Account referred to in Section 8.4, which funds shall be maintained in the L/C Cash Collateral Account in accordance with the provisions of Section 8.4.

         2.8. Conversion/Continuation Option. (a) With respect to each Eurocurrency Loan of any Borrower other than a Dollar Loan, at the end of any Interest Period with respect thereto such Eurocurrency Loan shall be continued as a Eurocurrency Loan for an additional Interest Period selected by such Borrower pursuant to a written notice (an "IP Notice") delivered to the Agent at least three Business Days prior to the first day of such Interest Period; provided, however, that if such Borrower fails to specify an Interest Period for such Eurocurrency Loan, such Interest Period shall be one month.

         (b) With respect to Base Rate Loans and Eurocurrency Loans that are Dollar Loans of any Borrower other than Swing Loans, such Borrower may elect at any time to convert Base Rate Loans or any portion thereof to Eurocurrency Loans, and, at the end of any Interest Period with respect thereto, to convert Eurocurrency Loans or any portion thereof into Base Rate Loans, or to continue such Eurocurrency Loans or any portion thereof for an additional Interest Period, by delivering a written notice, in substantially the form of Exhibit C hereto (a "Notice of Conversion or Continuation"), to the Agent at least three Business Days prior to the proposed date of conversion or continuation specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of Eurocurrency Loans, the Interest Period therefor, and (iii) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurocurrency Loans, shall also be the last day of the Interest Period therefor); provided, however, that (A) no Notice of Conversion or Continuation with respect to Base

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Rate Loans or Eurocurrency Loans that are U.S. Dollar Term B Loans shall be effective unless given jointly by the applicable Term Loan Borrowers, and (B) if, with respect to any Eurocurrency Loans that are Dollar Loans of any Borrower, the Agent does not receive, within the time period required under the terms of this Section 2.8, a Notice of Conversion or Continuation from such Borrower containing a permitted election to continue such Eurocurrency Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans.

         (c) With respect to all Eurocurrency Loans, the aggregate of the Eurocurrency Loans of the same currency for each Interest Period therefor shall be in the amount of $500,000 or an integral multiple of $100,000 in excess thereof (or the equivalent thereof in an Alternative Currency determined in accordance with Section 2.17). Each continuation of any Eurocurrency Loans of the same currency and each conversion or continuation of any Eurocurrency Loans of the same currency or of Base Rate Loans shall be allocated among such Loans of all Lenders ratably. The Agent shall promptly notify each Lender of its receipt of an IP Notice or a Notice of Conversion or Continuation and of the contents thereof. Each Notice of Conversion or Continuation and each IP Notice shall be irrevocable.

         (d) Notwithstanding the foregoing provisions of this Section 2.8, no conversion in whole or in part of Base Rate Loans to Eurocurrency Loans, and no continuation in whole or in part of Eurocurrency Loans that are Dollar Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Event of Default shall have occurred and be continuing, and all Eurocurrency Loans that are in an Alternative Currency shall be of the duration therefor provided in Section 2.9(d).

         2.9. Interest. Each Borrower shall pay interest on the unpaid principal amount of each Loan made to it, in each case from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

         (a) For Base Rate Loans and subject to sub-section (c) below, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Base Rate Margin, payable, in all cases, quarterly on the first day of each January, April, July and

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October and on the date any Base Rate Loan is converted or paid in full, and, in addition, (i) on the Revolving Credit Commitment Termination Date in the case of the Revolving Credit Loans and Swing Loans, (ii) the earlier of the First Maturity Date and the Termination Date in the case of the U.S. Dollar Term A Loans and (iii) the earlier of the Final Maturity Date and the Termination Date in the case of the U.S. Dollar Term B Loans and the U.S. Dollar Term C Loans.

         (b) For Eurocurrency Loans and subject to subsection (c) below, at a rate per annum equal at all times during the applicable Interest Period for each Eurocurrency Loan to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Eurocurrency Margin in effect on the first day of such Interest Period, payable on the last day of such Interest Period, on the last day of the third month of each six month Interest Period, and, in addition, (i) on the Revolving Credit Commitment Termination Date in the case of the Revolving Credit Loans and Swing Loans, (ii) the earlier of the First Maturity Date and the Termination Date in the case of the U.S. Dollar Term A Loans, the Dutch Company Term Loans and the U.K. Operating Co. Term Loans, and (iii) the earlier of the Final Maturity Date and the Termination Date in the case of the U.S. Dollar Term B Loans and the U.S. Dollar Term C Loans.

         (c) During the continuance of (A) any Event of Default other than an Event of Default under Section 8.1(c) and (B) any Event of Default under Section 8.1(c) if such Event of Default shall be continuing for a period greater than 30 days after its occurrence:

              (i) all Base Rate Loans shall bear interest, payable monthly, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time plus the Applicable Base Rate Margin;

             (ii) all Eurocurrency Loans shall bear interest, payable monthly, at a rate per annum equal at all times to 2% above the Eurocurrency Rate in effect until the maturity of the Loans or the end of such Interest Period, whichever occurs first, plus the Applicable Eurocurrency Margin and thereafter at the greater of (x) 2% per annum above the rate per annum required to be paid on such Loan immediately prior to the date on which such Event of Default occurred, and (y) in the case of Eurocurrency Loans made in Dollars, 2% per annum above the Base Rate in effect from time to time plus the Applicable Base Rate Margin, and in the case

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    of Eurocurrency Loans made in an Alternative Currency, 2% per annum above the Eurocurrency Rate determined from time to time by the Agent for each period selected by the Agent pursuant to subsection (d) below as if such period were an Interest Period plus the Applicable Eurocurrency Margin; provided, however, that in the event that deposits in Dollars, in the case of Eurocurrency Loans made in Dollars, or in the applicable Alternative Currency, in the case of Eurocurrency Loans made in an Alternative Currency, are not being offered by the Agent to prime banks in the London interbank market for the applicable period or in the applicable amounts, then the rate under clause (y) for all Eurocurrency Loans made in Dollars or such Alternative Currency, as the case may be, shall be 2% per annum above the cost to each Lender (as set forth in the certificate referred to in subsection (e) of this Section 2.9) of obtaining, from time to time, alternative funds for such period in the amount equal to the Eurocurrency Loans made in Dollars or such Alternative Currency, as the case may be, owed to such Lender plus the Applicable Eurocurrency Margin; and

            (iii) all interest on the Loans not paid when due shall bear interest, payable monthly, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time plus the Applicable Base Rate Margin.

         (d)  For purposes of determining the interest rate pursuant to clause
(ii)(y) of subsection (c) above for a Eurocurrency Loan made in an Alternative Currency, the period between the date of occurrence of an Event of Default and the date such Eurocurrency Loan is paid in full shall be divided into successive periods (each of which other than the first shall begin on the last day of the next preceding period) of one day, one week, one month or three months as the Agent may from time to time select.

         (e) Without prejudice to the rights of any Lender under the foregoing provisions of Section 2.9(c) and (d), each Borrower shall indemnify each Lender against any loss or expense which it may sustain or incur as a result of the failure by such Borrower to pay when due any principal of any Loan, to the extent that any such loss or expense is not recovered pursuant to the foregoing provisions. A certificate of any such Lender setting forth the basis for the determination of the interest due and of the amounts necessary to indemnify such Lender in respect of such loss

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or expense, submitted to such Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes absent manifest error.

         (f) Notwithstanding anything herein or in the Notes to the contrary, but without prejudice to the first sentence of Section 10.8, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate ("Maximum Rate") which may be contracted for, charged, taken, received or reserved by any Lender in accordance with applicable law, the rate of interest payable under the Note or Notes held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         2.10. Interest Rate Determination and Protection. (a) The Eurocurrency Rate for each Interest Period for Eurocurrency Loans shall be determined by the Agent two Business Days before the first day of such Interest Period.

         (b) The Agent shall give prompt notice to each Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.9(b) and (c).

         (c) If, with respect to any Loans made in any Alternative Currency, the Agent determines that, or if the Majority Lenders notify the Agent that, deposits in such Alternative Currency in the amount of such Loans are not generally available, each Borrower shall, within three days following notice from the Agent, prepay all Loans made in such Alternative Currency and the obligation of the Lenders to make Loans in such Alternative Currency shall be suspended until the Agent shall notify the Borrowers that the Agent or the Majority Lenders, as the case may be, have determined that deposits in such Alternative Currency are generally available.

         (d) If, with respect to Eurocurrency Loans, the Agent determines that, or if the Majority Lenders notify the Agent that, the Eurocurrency Rate for any Interest Period therefor will not adequately reflect the cost to such Majority Lenders of making such Loans or funding or maintaining their respective Eurocurrency Loans for such

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Interest Period, the Agent shall forthwith so notify each Borrower and the
Lenders, whereupon:

              (i) each Eurocurrency Loan made in Dollars will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan, and the obligations of the Lenders to make Eurocurrency Loans or to convert Base Rate Loans into Eurocurrency Loans shall be suspended until the Agent shall notify the Borrowers that the Agent or the Majority Lenders, as the case may be, have determined that the circumstances causing such suspension no longer exist;

             (ii) in the case of Eurocurrency Loans made in an Alternative Currency, the Agent shall (after consultation with each Lender) give notice (a "Substitute Rate Notice") to each Borrower of that rate of interest agreed upon by the Agent and the Lenders as the rate at which the Lenders are prepared to lend an amount equal to the then unpaid amount of each such Eurocurrency Loan and the Interest Period applicable thereto (such rate of interest being a "Substitute Eurocurrency Rate"), which Substitute Rate Notice shall set forth the computations made by the Agent in determining such Substitute Eurocurrency Rate, and which computations shall reflect (A) the cost to each Lender of funding for such Interest Period said Eurocurrency Loan from alternative sources plus (B) the Applicable Eurocurrency Margin, and, unless such Borrower elects to prepay in full all Eurocurrency Loans of such Borrower in accordance with clause (iii) below, the rate of interest applicable to each of its Eurocurrency Loans made in an Alternative Currency shall be the Substitute Eurocurrency Rate as determined pursuant to this clause (ii), and the Agent shall then promptly notify such Borrower and each Lender to such effect; and

            (iii) each Borrower may, within three days after receiving any Substitute Rate Notice from the Agent, give notice (the giving of which shall be irrevocable) to the Agent of its election to prepay in full all outstanding Eurocurrency Loans made to such Borrower in an Alternative Currency and the date of such prepayment (which date shall be a Business Day not less than three nor more than five days after the date of such notice), and if such Borrower so elects to prepay, it shall be obligated to pay on such date the

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    unpaid amount of all outstanding Eurocurrency Loans made by each Lender to such Borrower in an Alternative Currency, together with an amount equal to (A) the cost to such Lender of funding such Loans for the period from the last interest payment date applicable to such Loans to the date of prepayment pursuant to this clause (iii), plus (B) the Applicable Eurocurrency Margin, plus (C) any other amounts required hereunder to be paid by such Borrower (all such amounts to be determined by such Lender and notified by the Agent to such Borrower).

         2.11. Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurocurrency Rate Reserve Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurocurrency Loans, then each Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost, provided that the Loan Parties, CVC U.S. or CVC Europe shall have the right to replace such Lender in accordance with the provisions of
Section 10.7 applicable to assignments. A certificate as to the amount of such increased cost, submitted to such Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If such Borrower so notifies the Agent within five Business Days after any Lender notifies such Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.11, such Borrower may either (i) prepay in full all Eurocurrency Loans of such Lender then outstanding in accordance with Section 2.7(b) and (c) and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.11 or (ii) in the case of Dollar Loans only, convert all outstanding Eurocurrency Loans made to it by the Lenders into Base Rate Loans in accordance with Section 2.8 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.11.

         2.12. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation

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shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to make Eurocurrency Loans in Dollars or in any Alternative Currency or to continue to fund or maintain Eurocurrency Loans in Dollars or in any Alternative Currency, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Agent, (i) the obligation of such Lender to make or to continue Eurocurrency Loans in Dollars or in such Alternative Currency, as the case may be, and to convert Base Rate Loans into Eurocurrency Loans in Dollars or in such Alternative Currency, as the case may be, shall terminate and (ii) the Borrowers shall forthwith prepay in full all Eurocurrency Loans of such Lender in Dollars or in such Alternative Currency, as the case may be, then outstanding, together with interest accrued thereon, unless, in the case of the Dollar Loans only, within five Business Days of such notice and demand, all outstanding Eurocurrency Loans made by the Lenders are converted into Base Rate Loans.

         2.13. Capital Adequacy. If (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuer or any corporation controlling any Lender or the Issuer and such Lender or the Issuer reasonably determines that such amount is based upon the existence of such Lender's or Issuer's Commitments, Loans and commitments in respect of Letters of Credit and its other commitments and loans of this type, then, upon demand by such Lender or the Issuer (with a copy of such demand to the Agent), each Borrower shall pay to the Agent for the account of such Lender or the Issuer, from time to time as specified by such Lender or the Issuer, additional amounts sufficient to compensate such Lender or the Issuer in the light of such circumstances, to the extent that such Lender or the Issuer reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitments and Loans or the Issuer's Commitments and agreements herein with respect to Letters of Credit, provided that the Loan Parties, CVC U.S. or CVC Europe shall have the right to replace such Lender in accordance with the provisions of Section 10.7 applicable to assignments. A certificate as to such amounts submitted to such Borrower and the Agent by

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such Lender or the Issuer shall be conclusive and binding for all purposes absent manifest error.

         2.14. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes, except with respect to principal of, interest on, and other amounts relating to, Loans denominated in an Alternative Currency, not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Agent in immediately available funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars in New York City, without set-off or counterclaim. Each Borrower shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Loans denominated in an Alternative Currency not later than 11:00 A.M. (at the Payment Office for such Alternative Currency) on the day when due in such Alternative Currency to the Agent in immediately available funds by deposit of such funds to the Agent's account maintained at such Payment Office. The Agent will promptly thereafter cause to be distributed in like funds relating to the payment of principal or interest or fees (other than amounts payable pursuant to Section 2.11, 2.12, 2.13, 2.15, 2.19 or 2.20) to the Lenders and the Issuer, in accordance with their respective Ratable Portions, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Payment received by the Agent after 11:00 A.M. (New York City time or at the Payment Office for the Alternative Currency, as the case may be) shall be deemed to be received on the next Business Day.

         (b) Each Borrower hereby authorizes each Lender and the Issuer, if and to the extent payment owed to such Lender or the Issuer is not made when due hereunder or under any Loan held by such Lender or any Letter of Credit Obligation, to charge from time to time against any or all of such Borrower's accounts with such Lender or the Issuer any amount so due.

         (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the

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last day) occurring in the period for which such interest and fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurocurrency Loan to be made in the next calendar month or if such extension would cause payment of principal of any Loan to be made in the next calendar year, such payment shall be made on the next preceding Business Day.

         (e) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due hereunder to the Lenders that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

         (f) If any Revolving Credit Lender (a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Agent has determined that such Revolving Credit Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Borrowers or the Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

              (i) in the case of any such payment made on any date when and to the extent that, in the determina-

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    tion of the Agent, the Operating Companies would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in Article III to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Revolving Credit Lenders;

             (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

            (iii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

            (g)(i) The aggregate of each of the payments made by the applicable Borrowers pursuant to Sections 2.6(b)(ii) and 2.6(b)(iii) under the U.S. Dollar Term B Loans and the U.S. Dollar Term C Loans, respectively, shall be applied first to reduce the outstanding principal amount of all U.S. Dollar Term C Loans, and next to reduce the outstanding principal amount of all U.S. Dollar Term B Loans.

               (ii) The aggregate of each of the payments made by the applicable Borrowers pursuant to Sections 2.6(b)(i), 2.6(b)(iv) and 2.6(b)(v) under the U.S. Dollar Term A Loans, the Dutch Company Term Loans and the U.K. Operating Co. Term Loans, respectively, shall be applied first to reduce the outstanding principal amount of all U.S. Dollar Term A Loans, and next to reduce ratably the outstanding principal amounts of all Dutch Company Term Loans and U.K. Operating Co. Term Loans.

         2.15. Taxes. (a) Any and all payments by each Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuer and the

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Agent, (i) taxes measured by its net income, franchise and similar taxes imposed on it, by the jurisdiction under the laws of which such Lender, the Issuer or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender and the Issuer, taxes measured by its net income, franchise and similar taxes imposed on it, by the jurisdiction of such Lender's or the Issuer's Applicable Lending Office or any political subdivision thereof, and (ii) if such Lender, the Issuer or the Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224 or United Kingdom Inland Revenue Form FD13 or, in each case, any successor or additional form, taxes imposed by reason of any failure of such Lender, the Issuer or the Agent to deliver to the Agent or the Borrowers, from time to time as required by the Agent or the Borrowers, such Form 1001, 4224 or FD13 (as applicable) or, in each case, any successor or additional form, completed in a manner reasonably satisfactory to the Agent and the Borrowers (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Issuer or the Agent (i) the sum payable shall be increased (the "Gross-Up") as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this
Section 2.15) such Lender, the Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) such Borrower shall deliver to the Agent evidence of such payment to the relevant taxation or other authority.

         (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

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         (c)  Each Borrower will indemnify each Lender, the Issuer and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender, the Issuer or the Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, the Issuer or the Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes, each Borrower will furnish to the Agent, at its address referred to in
Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.15 shall survive the payment in full of the Obligations.

         (f) Prior to the Effective Date in the case of the Agent, the Issuer and each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender or Issuer in the case of each other Lender and successor Issuer, and from time to time thereafter if requested by the Borrowers or the Agent, the Agent, each Lender and the Issuer shall, if such Person is organized under the laws of a jurisdiction outside the United States and is entitled to an exemption from United States withholding tax or is subject to such tax at a reduced rate under an applicable tax treaty, (i) if it is a "bank", within the meaning of
Section 881(c)(3)(A) of the Code, provide the Agent and the Borrowers with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS and (ii) if it is not a "bank," within the meaning of
Section 881(c)(3)(A) of the Code, provide the Agent and the Borrowers with an IRS Form W-8 or successor form (together with a certificate, in substantially the form of Exhibit Q, certifying that the Agent, such Lender or the Issuer (as the case may be) is not a "bank", within the meaning of Section 881(c)(3)(A) of the Code), in each case certifying as to the Agent's, such Lender's or the Issuer's entitlement to such exemption or reduced rate with respect to all payments to be made to the Agent, such Lender or the Issuer hereunder and under the

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Notes.  Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for the Agent, any Lender or the Issuer, as the case may be, that is organized under the laws of a jurisdiction outside the United States. Any reduction in the payment to the Agent, any Lender or the Issuer (as the case may be) resulting from the Agent's, such Lender's or the Issuer's failure to comply with this Section 2.15(f) shall not entitle the Agent, such Lender or the Issuer (as the case may be) to a Gross-Up provided in Section 2.15(a).

         (g) The Agent, any Lender or the Issuer (as the case may be) claiming any additional amounts payable pursuant to this Section 2.15 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of the Agent, such Lender or the Issuer (as the case may be), be otherwise disadvantageous to the Agent, such Lender or the Issuer (as the case may be).

         2.16. Sharing of Payments, Etc. (a) If any Revolving Credit Lender shall obtain any payment, whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, on account of the Loans made by it (other than pursuant to Section 2.11, 2.12, 2.13, 2.15, 2.19 or 2.20), then, if there is any Reimbursement Obligation outstanding in respect of which the Issuer has not received payment in full from such Revolving Credit Lender pursuant to Section 2.19(h), or if there are any Swing Loans outstanding and the Swing Loan Lender has not received payment in full from such Revolving Credit Lender pursuant to a notice or demand given or made pursuant to Section 2.20(e), then such Revolving Credit Lender shall first purchase a participation in all such Reimbursement Obligations in an amount equal to the lesser of such payment obtained by such Revolving Credit Lender and the amount of such Reimbursement Obligations for which the Issuer has not so received payment in full, and shall next purchase a participation in such Swing Loans in an amount equal to the lesser of the remaining amount of such payment obtained by such Revolving Credit Lender and the amount of such Swing Loans for which the

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Swing Loan Lender has not so received payment in full from such Revolving
Credit Lender.

         (b) If, after giving effect to the provisions of subsection (a) above, any Lender shall obtain any payment, either voluntary, involuntary, through the exercise of any right of set-off, or otherwise (each a "Payment"), on account of the Loans made by it (other than pursuant to
Section 2.11, 2.12, 2.13, 2.15, 2.19 or 2.20), as a result of which the unpaid principal portion of its Related Claims shall be less than its Ratable Portion of the Related Claims of any other Related Lender, it shall be deemed to have simultaneously purchased from such other Related Lender at face value, and shall promptly pay to such other Related Lender the purchase price for, a participation in the Related Claims of such other Related Lender, so that the aggregate amount of the unpaid Related Claims and participations therein held by each Related Lender shall be in the same proportion to the aggregate amount of all Related Claims then outstanding as the amount of its Related Claims prior to its obtaining such Payment was to the amount of all Related Claims outstanding prior to its obtaining such Payment; provided, however, that if all or any portion of such Payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

         2.17. Currency Equivalents. (i) The equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which Paribas' principal office in London offers to exchange Dollars for such Alternative Currency in London at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which Paribas' principal office in

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London offers to exchange such Alternative Currency for Dollars in London at
11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined. Except as specified in Section 2.4(d), the equivalent in Dollars of each Eurocurrency Loan made in an Alternative Currency shall be recalculated hereunder on each date that it shall be necessary to determine the unused portion of each Lender's Commitment, or any or all Loans outstanding on such date, it being understood that all payments of principal or interest on Loans shall be made in the currency in which such Loans were made.

         2.18. Joint and Several Liability. (a) The Obligations in respect of the U.S. Dollar Term B Loans (for purposes of this Section 2.18, the "Term B Loan Obligations") shall constitute one joint and several direct and general obligation of U.S. Operating Co., U.K. Operating Co. and Dutch Company notwithstanding whether such Loans are stated to be made to all or any of such Borrowers, and notwithstanding anything to the contrary contained herein, each of such Borrowers shall be directly and unconditionally liable to each Lender for all Term B Loan Obligations and shall have the obligations of co-maker with respect thereto, it being agreed that the U.S. Dollar Term B Loans inure to the benefit of all such Borrowers and that the Lenders are relying on the joint and several liability of such Borrowers as co-makers in making such Loans hereunder. Each such Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any of the U.S. Dollar Term B Loans, it will forthwith pay the same, without notice or demand.

         (b) No payment or payments made by any Borrower or any other Person or received or collected by the Lenders from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Term B Loan Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each of U.S. Operating Co., U.K. Operating Co. or Dutch Company under this Agreement, which shall remain liable for such Term Loan Obligations until all such Obligations are paid in full and this Agreement is terminated.

         (c) Each of U.S. Operating Co., U.K. Operating Co. and Dutch Company agrees that the joint and several liability of such Borrowers with respect to any of the Term B Loan Obligations shall not be impaired or affected by any

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modification, supplement, extension or amendment of any contract or agreement to which any other of such Borrowers may hereafter agree (other than an agreement signed by the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Lenders with respect to any of the Term B Loan Obligations nor by any other agreement or arrangements whatever with any other of such Borrowers or with anyone else, each such Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consent to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each such Borrower is direct and unconditional as to all of the Term B Loan
Obligations, and may be enforced without requiring the Lender to resort to any other right, remedy or security. Each such Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other
Loan Document and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

         2.19. Letter of Credit Facility. (a) On the terms and subject to the conditions contained in this Agreement, the Issuer agrees to issue, at the request of any Operating Company and for the account of such Operating Company, one or more letters of credit (each such letter of credit and each Existing Letter of Credit being a "Letter of Credit") from time to time during the period commencing on the Effective Date and ending 30 days prior to the Revolving Credit Commitment Termination Date; provided, however, that the Issuer shall not be under any obligation to issue any Letter of Credit if:

              (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuer from issuing such Letter of Credit or any Requirement of Law applicable to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction or reserve or capital

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    requirement (for which the Issuer is not otherwise compensated) or result in any unreimbursed loss, cost or expense which the Issuer in good faith deems material to it;

              (ii) the Issuer shall have received written notice from the Agent, any Lender or any Loan Party, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article III is not then satisfied;

              (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations exceed $5,000,000;

              (iv) the amount of the Letter of Credit requested exceeds, in the case of U.K. Operating Co. or Dutch Operating Co., the Available Credit or, in the case of U.S. Operating Co., the Available U.S. Credit; or

              (v) fees due in connection with a requested issuance have not been paid.

None of the Lenders, in such capacity, shall have any obligation to issue any Letter of Credit.

         (b)  In no event shall:

         (i) the expiration date of any Letter of Credit be more than one year after the date of issuance thereof, nor shall the expiration date of any Letter of Credit fall after the third Business Day preceding the Revolving Credit Commitment Termination Date; or

        (ii) the Issuer issue any Letter of Credit for the purpose of supporting the issuance of any letter of credit by any other Person or for any purpose not specified in Section 4.18(b).

         (c) Prior to the issuance of each Letter of Credit for the account of any Operating Company, and as a condition of such issuance and of the participation of each Revolving Credit Lender (other than the Issuer) in the Letter of Credit Obligations arising with respect thereto, such Operating Company shall have delivered to the Issuer a letter of credit reimbursement agreement, in a form satisfactory to the Issuer (a "Letter of Credit Reimbursement Agreement"), signed by such Operating Company,

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and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

         (d) In connection with the issuance of each Letter of Credit for the account of any Operating Company, such Operating Company shall give the Issuer and the Agent at least two Business Days' prior written notice (a "Letter of Credit Request"), in substantially the form of Exhibit R, of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify (i) the stated amount of the Letter of Credit requested, which stated amount shall not be less than $2,500, (ii) the date of issuance of such requested Letter of Credit (which day shall be a Business
Day), (iii) the date on which such Letter of Credit is to expire (which date shall be a Business Day), and (iv) the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the Issuer and the Agent not later than 11:00 A.M. (New York City time) on the last Business Day on which notice can be given under the immediately preceding sentence.

         (e) Subject to the terms and conditions of this Section 2.19 and provided that the applicable conditions set forth in Article III are satisfied, the Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Operating Company that requested such Letter of Credit in accordance with the Issuer's usual and customary business practices. On the date of the proposed issuance of the Letter of Credit the Agent shall confirm to the Issuer that the applicable conditions in Article III are satisfied.

         (f) Immediately upon the issuance by the Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement (or, in the case of Existing Letters of Credit, upon their issuance pursuant to the Existing Credit Agreement), the Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Revolving Credit Ratable Portion, in such Letter of Credit and the obligations of the Operating Company that requested such Letter of Credit with respect thereto (including, without limitation, all Letter of Credit

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Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

         (g) In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuer under any resulting liability to any Lender.

         (h) In the event that the Issuer makes any payment under any Letter of Credit and the Operating Company that is the account party thereon shall not have repaid such amount to the Issuer pursuant to Section 2.19(l), the Issuer shall promptly notify the Agent, which shall promptly (and in any event by no later than 11:00 a.m. (New York City time) on the first Business Day following the date of receipt by the Agent of such notice) notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly (and in any event by no later than 1:00 p.m. (New York City time) on the date of receipt by such Revolving Credit Lender of such notice, or, in the case of any notice received by such Revolving Credit Lender on a day that is not a Business Day or after 11:00 a.m. (New York City time) on any Business Day, by no later than 11:00 a.m. (New York City time) on the first Business Day following such day of receipt) and unconditionally pay to the Agent for the account of the Issuer the amount of such Revolving Credit Lender's Revolving Credit Ratable Portion of such payment in the currency of the payment by the Issuer and in immediately available funds. If and to the extent any Revolving Credit Lender shall not have so made such Revolving Credit Lender's Revolving Credit Ratable Portion of the amount of such payment available to the Agent for the account of the Issuer on the date specified above, such Revolving Credit Lender agrees to pay to the Agent for the account of the Issuer forthwith on demand such amount together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuer, at the Federal Funds Rate. The failure of any Revolving Credit Lender to make available to the Agent for the account of the Issuer such Revolving Credit Lender's Revolving Credit Ratable Portion of any such payment shall not relieve any other Revolving Credit Lender


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of its obligation hereunder to make available to the Agent for the account of the Issuer such Revolving Credit Lender's Revolving Credit Ratable Portion of such payment on the date such payment is to be made, and no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Agent for the account of the Issuer such other Revolving Credit Lender's Revolving Credit Ratable Portion of any such payment.

         (i) Whenever the Issuer receives a payment of a Reimbursement Obligation as to which the Agent has received for the account of the Issuer any payment from a Revolving Credit Lender pursuant to Section 2.19(h), the Issuer shall pay to the Agent and the Agent shall promptly pay to such Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's pro rata share of such payment based on the amount such Revolving Credit Lender has paid in respect of such Reimbursement Obligation.

         (j) Upon the request of any Revolving Credit Lender, the Issuer shall furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which the Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender.

         (k) The obligations of the Revolving Credit Lenders to make payments to the Agent for the account of the Issuer with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances (except as expressly provided in Section 2.19(g)), including, without limitation, any of the following circumstances:

              (i) any lack of validity or enforceability of this Agreement, the Existing Credit Agreement or any of the other Loan Documents;

             (ii) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuer, any Lender or any other Person, whether in connection with this Agreement, the Existing Credit Agreement, any Letter of Credit, the

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    transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit);

            (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Collateral Documents; or

             (v)  the occurrence of any Default or Event of Default.

         (l) Each Operating Company agrees to pay to the Issuer the amount of all Reimbursement Obligations owing to the Issuer under any Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which such Operating Company or any other Loan Party may have at any time against the Issuer or any other Person. Each Operating Company agrees to reimburse the Issuer for all amounts which the Issuer pays under such Letter of Credit no later than the time specified in such Letter of Credit Reimbursement Agreement. If any Operating Company does not pay (either from the proceeds of a Borrowing or otherwise) any such Reimbursement Obligation when due, such Reimbursement Obligation shall immediately constitute, without necessity of further act or evidence, a loan to such Operating Company made by the Issuer except to the extent the Agent has received payment from the Revolving Credit Lenders for the account of the Issuer pursuant to Section 2.19(h). Upon the making of such payment by any Revolving Credit Lender, such Revolving Credit Lender shall be deemed to have made a Revolving Credit Loan to such Operating Company in the amount of such payment. If any payment made by or on behalf of any Operating Company and received by the Issuer with respect to any Letter of Credit is rescinded or must otherwise be returned by the Issuer for any reason and if the Issuer has made payment to the Agent on account thereof pursuant to Section 2.19(i), each Revolving Credit Lender shall, upon notice by the Issuer, forthwith pay over to the Issuer an amount equal to such Revolving Credit Lender's pro rata share of the amount which must be so returned by the Issuer based on the respective amounts paid

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in respect thereof to the Revolving Credit Lenders pursuant to Section
2.19(i).

         (m) Each Operating Company agrees to pay the following amounts with respect to Letters of Credit issued by it:

              (i) to the Issuer for its own account, with respect to each Letter of Credit issued by the Issuer, an administration fee equal to the greater of $500 and 1/2 of 1% of the stated amount of such Letter of Credit, payable in advance on the date of issuance of such Letter of Credit;

             (ii) to the Agent for the ratable benefit of Issuer and the Revolving Credit Lenders, with respect to each Letter of Credit, a fee equal to 2.75% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in advance on the first day of each January, April, July and October and on the termination of such Letter of Credit, and calculated on the basis of a 360-day year for the actual number of days elapsed; provided, however, that during the continuance of (A) an Event of Default other than an Event of Default under
    Section 8.1(c) and (B) any Event of Default under Section 8.1(c) if such Event of Default shall be continuing for a period greater than 30 days after its occurrence, such fee shall be increased to 4.75% per annum and shall be payable on demand; and

            (iii) to the Issuer, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

         2.20. Swing Loans. (a) The Swing Loan Lender, in its sole discretion, on the terms and subject to the conditions contained in this Agreement, may make advances in Dollars to U.S. Operating Co. or in an Alternative Currency to U.K. Operating Co. or Dutch Operating Co. (each a "Swing Loan") from time to time on any Business Day during the period from the Effective Date until the Business Day preceding the Revolving Credit Commitment Termination Date in an amount not to exceed at any time outstanding the Swing Loan Availability at such time for such Operating Company;

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provided, however, that no Swing Loan shall be made unless the conditions precedent set forth in Section 3.3 shall have been satisfied. All Swing Loans made to Dutch Operating Co. or U.K. Operating Co. shall be in an Alternative Currency and shall be made as Eurocurrency Loans having the requested Interest Periods (the amount of which Eurocurrency Loans having a specified Interest Period may, if agreed to by the Agent, notwithstanding the definition of Interest Period, be in less than the amount specified in clause
(d) of the definition of Interest Period and may, if agreed to by the Agent, be other than the durations specified in the definition of Interest Period) and all Swing Loans made to U.S. Operating Co. shall be made as Base Rate Loans. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate of the Operating Companies delivered to the Swing Loan Lender. Within the limits set forth above, Swing Loans repaid may be reborrowed under this Section 2.20.

         (b) Each borrowing of a Swing Loan by U.S. Operating Co. shall be made on notice given by U.S. Operating Co. to the Swing Loan Lender not later than 3:00 p.m. (New York City time) on the day of the proposed borrowing specifying the amount thereof, and the amount thereof shall be made available to U.S. Operating Co. by the Swing Loan Lender at the address of the Swing Loan Lender notified by it to U.S. Operating Co. Each borrowing of a Swing Loan by Dutch Operating Co. or U.K. Operating Co. shall be made on notice given by such Operating Company to the Swing Loan Lender not later than 11:00 a.m. (New York City time) two business days prior to the date of the proposed borrowing specifying the amount thereof and the initial Interest Period therefor (which, notwithstanding the definition of Interest Period may, if agreed to by the Agent, be other than the durations specified in the definition of Interest Period), and the amount thereof shall be made available to such Operating Company at the address of the Swing Loan Lender notified by it to such Operating Company.

         (c) The Swing Loan Lender shall notify the Agent in writing (which may be by telecopy) weekly, by no later than 10:00 a.m. (New York City time) on the first Business Day of each week, of the aggregate principal amount of the Swing Loans made to Dutch Operating Co. and U.K. Operating Co. then outstanding (the "Foreign Swing Loans") and of the aggregate principal amount of Swing Loans made to U.S. Operating Co. then outstanding ("U.S. Swing Loans"), and each Revolving Credit Lender shall, at such times and in the

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manner provided in subsection (e) below, pay to the Agent, for the account of the Swing Loan Lender, such Revolving Credit Lender's Ratable Portion of such outstanding Swing Loans.

         (d) During the continuance of an Event of Default, the Swing Loan Lender may demand that each Revolving Credit Lender pay to the Agent, for the account of the Swing Loan Lender, in the manner provided in subsection (e) below, such Revolving Credit Lender's Revolving Credit Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

         (e)  The Agent shall forward each notice referred to in subsection
(c) above and each demand referred to in subsection (d) above to each Revolving Credit Lender on the day such notice or such demand is received by the Agent (except that any such notice or demand received by the Agent after 2:00 p.m. (New York City time) on any Business Day or received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Credit Lenders by the Agent until the next succeeding Business Day), together with a statement prepared by the Agent specifying the amount of each Revolving Credit Lender's Revolving Credit Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand and the Interest Periods for all Foreign Swing Loans, and, notwithstanding whether or not the conditions precedent set forth in Section 3.3 shall have been satisfied, (i) in the case of (A) U.S. Swing Loans and (B) all Swing Loans demanded to be paid pursuant to subsection (d) above each Revolving Credit Lender shall, before 11:00 a.m. (New York City time) on the Business Day next succeeding the date of such Revolving Credit Lender's receipt of such written statement, and (ii) in the case of Foreign Swing Loans, before 11:00 a.m. (New York City time) on the last day of the Interest Period therefor, make available to the Agent, at the Payment Office for Dollars and in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall be deemed to have made a Revolving Credit Loan to the applicable Operating Company, in the currency and in the amount of such payment. The Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender.
 To the extent that any Revolving Credit Lender fails to make such payment available to the Agent for

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the account of the Swing Loan Lender, the applicable Operating Company shall repay such Swing Loan on demand.

         (f) During the continuance of a Default under Section 8.1(e), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit Lender pursuant to subsection (e) above, which participation shall be in a principal amount equal to such Revolving Credit Lender's Revolving Credit Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Revolving Credit Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to subsection (e) above, in immediately available funds, an amount equal to such Revolving Credit Lender's Revolving Credit Ratable Portion of such Swing Loan and in the currency thereof. If such amount is not in fact made available by such Revolving Credit Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest accrued from such date at the Federal Funds Rate for three Business Days and thereafter at the rate of interest then applicable to Base Rate Loans in the case of U.S. Swing Loans and to Eurocurrency Loans in the case of Foreign Swing Loans.

         (g) From and after the date on which any Revolving Credit Lender is deemed to have made a Revolving Credit Loan pursuant to subsection (e) above with respect to any Swing Loan or purchases an undivided participation interest in a Swing Loan pursuant to subsection (f) above, the Swing Loan Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender's pro rata share of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to Section 2.16.

         2.21 Covenant to Pay. (a) For value received, each of Euramax, Dutch Holdings, Dutch Company, Dutch Operating Co. and Coated Products, B.V. (each a "Dutch Loan Party") hereby agrees and covenants with the Agent that it shall pay to the Agent on demand amounts equal to all amounts which such Dutch Loan Party is now or may at any time and from time to time hereafter be obligated to pay to the Secured Parties or any one or more of them under any of the Loan Documents to which such Dutch Loan Party is now or may at any time become a party, if and when such amounts

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become due and payable (such agreement and covenant is hereafter referred to as a "Covenant Obligation").

         (b) If, after foreclosure of all Collateral in which a Lien is granted by any Dutch Loan Party, the proceeds are not sufficient to satisfy and discharge such Dutch Loan Party's Covenant Obligation, the remainder of such Covenant Obligation shall then cease to exist, but without prejudice to any other Obligations and Guarantied Obligations which such Dutch Loan Party may have and without prejudice to any other remedies which the Secured Parties may have under any of the Loan Documents.

         (c) Each of the Dutch Loan Parties and the Agent agree and acknowledge that (i) each Dutch Loan Party's Covenant Obligation consists of obligations and liabilities of such Dutch Loan Party to Paribas, as Agent, separate and independent from and without prejudice to the other Obligations and Guarantied Obligations which such Dutch Loan Party has or may have at any time to the Lenders (including Paribas), the Issuer and the Agent under this Agreement or any of the other Loan Documents or otherwise, and (ii) each such Dutch Loan Party's Covenant Obligation represents the Agent's own claim ("vordering op naam") to receive payment of such Dutch Loan Party's Covenant Obligation, separate and independent from any claims of the Secured Parties on such Dutch Loan Party, provided that the total liability of each Dutch Loan Party under its Covenant Obligation shall be decreased from time to time to the extent that such Dutch Loan Party, or any other applicable Loan Party, shall have permanently paid any amounts due under this Agreement or any of the other Loan Documents with respect to its other Obligations and Guarantied Obligations.

         (d) Without limitation of the foregoing provisions of this Section 2.21, nothing contained in this Section shall in any way negate or affect any Obligations or Guarantied Obligations other than the Covenant Obligation which any of the Dutch Loan Parties has or at any time may have under the Loan Documents or otherwise to the Lenders, the Issuer and the Agent.

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                                     ARTICLE III

                             CONDITIONS OF EFFECTIVENESS
                           OF THIS AGREEMENT AND OF LENDING

         3.1. Conditions Precedent to Effectiveness of this Agreement, the Making of the Initial Loans and the Issuance of Letters of Credit. The effectiveness of this Agreement and the obligation of each Lender to make its initial Loan or Loans hereunder and of the Issuer to issue any Letter of Credit hereunder is subject to satisfaction of the conditions precedent that the Agent shall have received each of the following, each dated the Effective Date unless otherwise indicated, in form and substance satisfactory to the Agent and (except for the Notes, the Existing Lender Assignment Agreements, the certificates representing Pledged Shares referred to below and the stock powers relating thereto, and instruments constituting part of the Collateral) in sufficient copies for each Lender and the Issuer, together with, unless waived by the Agent, a certified English translation of each below-referenced document submitted in a language other than English (the date of satisfaction of the conditions precedent set forth in this Section 3.1 and in Section 3.2 being the "Effective Date"):

         (a) Counterparts of (i) the Existing Lender Assignment Agreements, duly executed by the Assignor Lenders and Assignee Lenders party thereto, together with evidence satisfactory to the Agent that the Effective Date Assignments pursuant thereto shall have been effected, (ii) counterparts of this Agreement, duly executed by each Loan Party, each Lender and the Agent, together with evidence that (A) the Existing Agent, the Existing Issuer and the Existing Lenders shall have received payment in full of all Obligations owing pursuant to (and as defined in) the Existing Credit Agreement and the Loan Documents referred to therein other than payment of the outstanding principal amount of the Existing Term Loans and Existing Revolving Loans, and
(B) all outstanding Existing Swing Loans shall have been paid in full, and
(iii) the Notes, executed by the applicable Borrowers to the order of the applicable Lenders, respectively.

         (b)(x) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or, in the case of any Loan Party organized under the laws of England and Wales, any other Responsible Officer thereof or, in the case of any Loan Party organized under the laws of the Netherlands, a managing director thereof), each certifying (i) the resolutions of its Board of Directors approving each Loan Document to which it or its Subsidiaries is a party or acknowledges, each Fabral Purchase Document to which it or any of its Subsidiaries is a party or acknowledges (ii) all

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documents evidencing other necessary corporate action, shareholder action
(including by any of ACP Products LLC, a Delaware limited liability company ("ACP LLC") a portion of the Stock of which is owned by CVC U.S., and ACP Holding Company, a Delaware corporation (the "Holding Company Investor") and a direct, wholly owned Subsidiary of ACP LLC and the owner of all of the Stock of Advanced Cast Products, Inc., a Delaware corporation ("ACPI", and, together with ACP LLC and the Holding Company Investor, being collectively the "Related Entities" and individually a "Related Entity") and a direct, wholly owned Subsidiary of the Holding Company Investor), in connection with any Related Documents, excluding any Existing Related Document), and required governmental and third party approvals, licenses and consents with respect to each Loan Document and each Fabral Purchase Document to which it or its Subsidiaries (except any Subsidiary that is a Loan Party) is a party and the Transactions, (iii) a copy of its and each of its Subsidiaries' (other than Subsidiaries that are Loan Parties) (A) certificates of incorporation or other organizational documents and (B) by-laws, if any, in each case as of the Effective Date, (iv) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Person, and (v) a true and complete copy of each Related Document, excluding Existing Related Documents, to which such Loan Party or any of its Subsidiaries (other than Subsidiaries that are Loan Parties) is a party and each document delivered thereunder (including by each other party thereto) in connection with the consummation of the transactions contemplated thereby, (y) and, in the case of French Holdings, (A) an original certificate of incorporation (extrait K-bis) and an original certificate of non-insolvency (certificat de non-faillite) as of a recent date, (B) a copy of its by-laws as of the Effective Date, as certified by French Holdings' chairman of the board, (C) an original copy of the letter agreement between French Holdings and Dutch Holdings, pursuant to which the French Intercompany Note shall have been amended so that all interest accrued thereunder shall have become due and payable on the date of completion of the French Note Conversion, (D) original copies of the minutes of the board and shareholders meetings, board's report to the shareholders, subscription form entered into by Dutch Holdings and special report and certificate of French Holdings' statutory auditors relating to the French Note Conversion, and (E) the original power of attorney to be granted, as the case may be, by the chairman of the board of French Holdings to the officer who shall

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execute and deliver any Loan Document or other document required hereunder to be executed and delivered by French Holdings.

         (c) A copy of the articles or certificate of incorporation (or other organizational documents) of each Loan Party and of each of its Subsidiaries which is not a Loan Party, certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party or Subsidiary or, in the case of any Foreign Loan Party other than U.K. Operating Co. and its Subsidiaries, by the applicable Governmental Authority, together with, in the case of any Domestic Loan Party, certificates of such officials attesting to the good standing of each such Loan Party and each of its Subsidiaries.

         (d) (i) A favorable opinion of Kirkland & Ellis, counsel to the Loan Parties and Related Entities, in substantially the form of Exhibit P and as to such other matters as any Lender through the Agent may reasonably request, (ii) opinions satisfactory to the Agent of local counsel retained by the Domestic Loan Parties with respect to the validity and enforceability of each Domestic Mortgage and Domestic Leasehold Mortgage referred to in subsection (j) below and the other documents contemplated by subsection (j) below, and as to such other matters as may be reasonably required by the Agent, (iii) favorable opinions of each of (A) Dibb Lupton Alsop, special English and Wales counsel to the Loan Parties, (B) Gide Loyrette Nouel, special French counsel to the Loan Parties and (C) Nauta Dutilh, special Netherlands counsel to the Loan Parties, each in form and substance satisfactory to the Agent and as to such matters as any Lender through the Agent may reasonably request, and (iv) reliance letters, in form and substance satisfactory to the Agent, authorizing the Lenders, the Issuer and the Agent to rely on the opinions of counsel delivered pursuant to the Fabral Purchase Documents.

         (e) The Fabral Holdings Pledge Agreement, duly executed by Fabral Holdings, and a Pledge Amendment to and as defined in the U.S. Operating Co. Pledge Agreement, duly executed by U.S. Operating Co., covering the Stock of Fabral Holdings, together with in each case:

              (i) certificates representing the Pledged Shares covered by the Fabral Holdings Pledge Agreement and covered by such Pledge Amendment, together with undated stock powers for such certificates executed in blank;


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              (ii) evidence that all action necessary or, in the opinion of the
    Agent, desirable to perfect and protect the Lien created by the Fabral Holdings Pledge Agreement have been taken.

         (f) A Domestic Security Agreement, duly executed by Fabral Holdings, and a Domestic Security Agreement, duly executed by Fabral, Inc., together with:

             (i) Executed copies of instruments to be filed with the United States Patent and Trademark Office and the United States Patent Office to perfect the Lien in Intellectual Property Collateral covered by the Domestic Security Agreements referred to above; and

            (ii) evidence of the completion of all recordings and filings of such Domestic Security Agreements and other documents and certificates as may be necessary or, in the opinion of the Agent, desirable to perfect and protect the Lien created by each such Agreement.

         (g) Executed copies of proper Financing Statements (Form UCC-1) under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the Lien created by the Domestic Security Agreements referred to above and the Fabral Holdings Pledge Agreement; certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name any Loan Party or any of its Subsidiaries (under its present name or any previous name) as debtor and which are filed in the jurisdictions referred to above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Collateral Documents except as otherwise permitted by the Loan Documents); and evidence of the completion of all recordings and filings of the Domestic Security Agreements referred to above and the Fabral Holdings Pledge Agreement as may be necessary or, in the opinion of the Agent, desirable to perfect and protect the Lien created thereby.

         (h) The Domestic Amendatory Agreement, duly executed by each party to this Agreement.

         (i) (i) The Additional Euramax Deed of Pledge, duly executed by Euramax and the Agent and acknowledged by Dutch Holdings, (ii) the Additional Dutch Holdings Stock and Debt Pledge Agreement, duly executed by Dutch Holdings and

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the Agent and acknowledged by Dutch Company, (iii) the Additional Dutch
Company Pledge Agreement, duly executed by Dutch Company and the Agent and acknowledged by Dutch Operating Co., (iv) the Additional Dutch Operating Co. Pledge Agreement, duly executed by Dutch Operating Co. and the Agent and acknowledged by Coated Products B.V., (v) the Additional Dutch Mortgage, duly executed by Coated Products B.V. and the Agent, (vi) the Additional Dutch Operating Co. Security Agreement, duly executed by Dutch Operating Co. and the Agent, (vii) the Additional Coated Products B.V. Security Agreement, duly executed by Coated Products B.V. and the Agent, (viii) the U.K. Consent Agreement, duly executed by Euramax, U.K. Holdings, U.K. Company, U.K. Operating Co., Coated Products U.K., Ellbee Ltd. and the U.K. Trustee, (ix) the Euramax Nantissement, duly executed by Euramax and the Agent, and (x) the Dutch Holdings Nantissement, duly executed by Dutch Holdings and the Agent, together with, in the case of clauses (i) through (x) above:

         (A) evidence of the completion of all recordings, filings, notices, authorizations and approvals as may be necessary or, in the opinion of the Agent, desirable to continue, perfect or protect the Lien created by each such Loan Document;

         (B) (w) notarized powers of attorney (private deeds) granted by each signatory to the Additional Dutch Company Pledge Agreement, the Additional Dutch Holdings Stock and Debt Pledge Agreement, the Additional Dutch Operating Co. Pledge Amendment and the Additional Euramax Deed of Pledge to associates of a civil law notary of Stibbe Simont Monahan & Duhot in Amsterdam, the Netherlands (the "Notary") to enable the Notary to execute the notarial deeds of pledge in Amsterdam, the Netherlands, for the Pledged Shares consisting of Stock of Dutch Holdings, Dutch Company, Dutch Operating Co. and Coated Products, B.V., together with (1) certificates of incumbency of each such signatory, (2) evidence of the execution by the Notary and associates thereof of such notarial deeds of pledge, and (3) evidence of the entry by Dutch Holdings, Dutch Company, Dutch Operating Co. and Coated Products, B.V. in their respective shareholders' ledgers of the pledge of their Stock; (x)(1) a declaration of the Land Registry's Offices in Roermond, the Netherlands, that the Real Estate covered by the Additional Dutch Mortgage is not subject to any prior Lien except the Lien of the Dutch Mortgage executed on the Closing Date, (2) evidence that the Collateral

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    covered by the Additional Dutch Operating Co. Security Agreement
    and the Additional Coated Products B.V. Security Agreement are not subject to any prior Lien except the Lien of the Dutch Security Agreements executed on the Closing Date, (3) notarized powers of attorney (private deeds) granted by each party to each Additional Dutch Collateral Document referred to in clauses (x)(1) and (2) above to associates of the Notary to enable the Notary to execute notarial deeds of pledge and of mortgage in Amsterdam, the Netherlands, for the Collateral covered thereby, together with certificates of incumbency for each such party to each such Additional Dutch Collateral Document and (4) evidence of the execution by the Notary and associates thereof of such notarial deeds; and (y) any further filings, registrations, notices or other forms of perfection of Liens reasonably requested by the Agent necessary to perfect the Lien created by or purported to be created by any of the Additional Dutch Collateral Documents or the Additional Euramax Deed of Pledge; and

         (C)(x) the letter of release of the Dutch Holdings Existing Nantissement in the form of Appendix 1 to the Euramax Nantissement, executed by the Agent, the declaration of pledge in the form of Appendix 2 to the Euramax Nantissement executed by Euramax, the irrevocable payment instruction letter in the form of Appendix 4, Part 1, to the Euramax Nantissement, executed by Euramax, with respect to dividend payments in connection with the Pledged Shares referred to in Article 5.2 of the Euramax Nantissement, the letter of acknowledgment in the form of Appendix 4, Part 2, to the Euramax Nantissement, executed by French Holdings, the confirmation of pledge in the form of Appendix 3 to the Euramax Nantissement, executed by French Holdings; and (y)(1) the declaration of pledge in the form of Appendix 1 to the Dutch Holdings Nantissement, executed by Dutch Holdings, (2) the irrevocable payment instruction letter in the form of Appendix 3, Part 1, to the Dutch Holdings Nantissement, executed by Dutch Holdings, with respect to dividend payments in connection with the Pledged Shares referred to in Article 5.2 of the Dutch Holdings Nantissement, (3) the letter of acknowledgment in the form of Appendix 3,
    Part 2, to the Dutch Holdings Nantissement, executed by French Holdings,
    (4) the confirmation of pledge in the form of Appendix 2 to the Dutch Holdings Nantissement executed by French Holdings, (5) a letter of release of

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    the Dutch Holdings Existing Nantissement in form and substance satisfactory to the Agent, executed by the Agent and Dutch Holdings and (6) evidence that the French Intercompany Note has been cancelled.

         (j) duly executed and acknowledged amendments to or amendments and restatements of, as applicable, all Domestic Mortgages delivered on the Closing Date to the extent necessary, in the sole judgment of the Agent, as a result of the transactions contemplated by this Agreement, together with endorsements to the Title Insurance Policies issued on the Closing Date pursuant to (and as defined in) the Existing Credit Agreement, duly executed and acknowledged, which endorsements bring the effective date of such policies forward to the Effective Date, together with opinions satisfactory to the Agent of local counsel retained by the Domestic Loan Parties with respect to the validity and enforceability of the Domestic Mortgages delivered on the Closing Date as the same have been amended or amended and restated, as applicable, and as to such other matters as may be reasonably required by the Agent or any Lender; a duly executed and acknowledged Domestic Mortgage for each parcel of Real Estate owned by Fabral, Inc. located in the United States of America (such Real Estate being "Specified Fabral Real Estate"), together with:

              (i) title insurance policies (the "Title Insurance Policies") issued by a title company acceptable to the Agent, in such form and amounts as are acceptable to the Agent, insuring that each such Domestic Mortgage is a valid first priority Lien on the Specified Fabral Real Estate subject thereto, subject only to such exceptions to title as shall be acceptable to the Agent in its sole discretion and containing such endorsements and affirmative insurance as the Agent may require and as are obtainable in the applicable jurisdiction, and true copies of each document, instrument or certificate required by the terms of each such policy, Domestic Mortgage and Domestic Leasehold Mortgage to be, or have been, filed, recorded, executed or delivered in connection therewith;

                  (ii) duly executed UCC-1 Financing Statements under the applicable Uniform Commercial Code to be filed in connection with each such Domestic Mortgage, in form and substance satisfactory to the Agent, to perfect the Lien created by each such Domestic Mortgage;

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                 (iii)  current ALTA surveys and surveyor's certification as to all Specified Fabral Real Estate Leases, each in form and substance satisfactory to the Agent; and

                  (iv) proof of payment of all title insurance premiums, documentary, stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any of the Loan Documents or the issuance of the Title Insurance Policies;

         (k) Evidence that the insurance required by the terms of the Collateral Documents and by Section 6.4 is in full force and effect.

         (l) An appraisal, from an appraisal firm selected by the Agent, of such Real Estate of Fabral, Inc. as the Agent shall select, in form and substance satisfactory to the Agent or other documentation acceptable to Agent with respect to substantiating the fair market value of the Real Estate of Fabral, Inc.

         (m) A written report of a Phase I Environmental Assessment by Strata Environmental relating to the properties and operations of the "Fabral" division of Fabral, Inc., in form and substance reasonably satisfactory to the Agent.

         (n) A letter from the Process Agent, in substantially the form of Exhibit O hereto, agreeing to act as Process Agent for each Loan Party and to forward forthwith all process received by it to such Loan Party.

         (o) (i) A certificate of the chief financial officer of Euramax and each Borrower stating that such Loan Party and each of its Subsidiaries is Solvent after giving effect to the Existing Term Loans, the Existing Revolving Credit Loans, the Existing Letters of Credit and the initial Loans hereunder and the application of the proceeds thereof in accordance with Section 6.10, the Transactions, the payment of all Costs and all estimated legal, accounting and other fees related hereto and thereto and to all obligations, if any, under Pension Plans or the equivalent for unfunded retirement benefits and unfunded medical (including post-retirement) and death benefits; and (ii) an estimated pro forma consolidated and consolidating balance sheet of Euramax and its Subsidiaries as of the Effective Date, which balance sheet gives effect to the Transactions


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and to the payment or accrual of all Costs, certified by the Vice President of Finance of Euramax.

         (p) Balance sheet, income statement and statement of cash flow of Fabral, Inc. which (after giving effect to the transactions contemplated by the Fabral Restructuring Agreement) shall have been audited and reported upon by independent certified public accountants, which financial statements shall present fairly, in all material respects, the financial position of Fabral Holdings and Fabral, Inc. as at December 31, 1995 and 1996, in conformity with GAAP.

         (q) Combining schedule presenting balance sheets and income statements of and for the year ending December 31, 1996 reconciled to the audited financial statements of Euramax referred to in subsection (p) above.

         (r) A Borrowing Base Certificate from each Borrower as of the last day of the fiscal month of such Borrower ended immediately preceding the Effective Date.

         (s) A certificate signed by a Responsible Officer of each Loan Party (or by a managing director of such Loan Party in the case of any Loan Party organized under the laws of the Netherlands) stating that on the Effective Date the following statements are true and correct with respect to such Loan Party and its Subsidiaries, and a certificate signed by a duly authorized officer of ACP LLC (together with an incumbency certificate with respect to said officer) stating that the statements in clause (v) and (viii) below are true and correct with respect to ACP LLC and the other Related Entities:

              (i) (A) The statements set forth in Section 3.3 are true after giving effect to the Existing Loans and the Loans being made on the Effective Date and (B) no Default or Event of Default under, and as defined in, the Existing Credit Agreement has occurred and is continuing and all representations and warranties contained therein and in the Loan Documents referred to therein are true and correct on and as of the Effective Date immediately prior to the consummation of the Transactions.

             (ii) All costs and accrued and unpaid fees and expenses (including, without limitation, reasonable fees and expenses of counsel) required to be paid to the Lenders and the Agent on or before the Effective Date, including, without limitation, those referred to


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    in Sections 2.4 and 10.4, to the extent then due and payable, in each case have been paid; and set forth on Schedule 3.1(s)-1 is a complete and itemized list of all Costs, the aggregate amount of which shall not exceed $3,500,000.

              (iii) All necessary approvals from Governmental Authorities (including, without limitation, any governmental approvals specified in the Fabral Purchase Documents) and all necessary approvals from third parties (including, without limitation, third party approvals specified in the Fabral Purchase Documents) required to be obtained in connection with the Transactions have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon any of the Transactions or the exercise of control by Euramax over any of its Subsidiaries.

              (iv) There exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon any of the Transactions, the Loans or the exercise of control by Euramax or any of its Subsidiaries over any of its Subsidiaries.

               (v) There exists no claim, action, suit, investigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of any Loan Party or Related Entity, threatened in any court or before any arbitrator or Governmental Authority which relates to the Loan Documents or Related Documents or the financing hereunder or any other Transaction or which, if adversely determined, has a reasonable likelihood of having a material adverse effect on any Transaction or a Material Adverse Effect.

             (vi) In the case of U.S. Operating Co., there are no shareholder rights issued by Fabral Holdings or Fabral, Inc. pursuant to any rights plan granted or outstanding.

            (vii) In the case of U.S. Operating Co., all outstanding Indebtedness of Fabral Holdings and Fabral, Inc. and all outstanding credit lines from any Person and commitments of any Person under any agreement with


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    Fabral Holdings or Fabral, Inc. to extend credit to Fabral Holdings or
    Fabral, Inc., other than Permitted Existing Indebtedness approved by the Lenders, are listed on Schedule 3.1(s)-2 (such Indebtedness, credit lines and agreements on said Schedule being "Existing Debt") and all Existing Debt has been paid in full and terminated and all Liens securing any Existing Debt have been released and terminated in each case pursuant to documentation satisfactory to the Agent in its sole judgment exercised reasonably.

              (viii) There shall not occur as a result of the consummation of any of the Transactions a default (or any event which with the giving of notice or lapse of time or both would be a default) under Contractual Obligations of or relating to any Loan Party or any of its Subsidiaries or any Related Entity not being repaid in full and terminated on or prior to the Effective Date except those which could not individually or in the aggregate have a Material Adverse Effect.

              (xi) In the case of Euramax, each Related Document is in full force and effect and the representations and warranties contained therein are true and correct in all material respects.

              (x) In the case of U.S. Operating Co., each Fabral Purchase Document is in full force and effect, the representations and warranties contained therein are true and correct in all material respects and all conditions set forth therein have been fulfilled or, with the consent of the Lenders, waived by the parties thereto, the Fabral Purchase and the other transactions contemplated by the Fabral Purchase Documents have been effected in accordance with the Fabral Purchase Documents and all applicable Requirements of Law, and the aggregate purchase price of the Fabral Purchase is $72,000,000 plus the amounts set forth in Section 2.02 of the Fabral Purchase Agreement, and subject to adjustment in accordance with the Fabral Purchase Agreement.

         (t) Such additional documents, information (including financial information) and materials as any Lender, through the Agent, may reasonably request.

         3.2.  Additional Conditions Precedent to Effectiveness of this
               --------------------------------------------------------
Agreement, the Making of the Initial Loans and the Issuance of Letters of
-------------------------------------------------------------------------
Credit.  The
------

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effectiveness of this Agreement and the obligation of each Lender to make its initial Loan hereunder and of the Issuer to issue any Letter of Credit hereunder on the Effective Date is subject to the further conditions precedent that:

        (a) Each of the Related Documents that are not Existing Related Documents shall be in form and substance satisfactory to the Lenders in their sole judgment exercised reasonably.

        (b) Neither the Agent nor any Lender in its sole judgment shall have determined (i) that since December 31, 1995 in the case of Euramax and its Subsidiaries, and since December 31, 1996, in the case of Fabral Holdings and Fabral, Inc., there has been any Material Adverse Change or any occurrence or development which has had a Material Adverse Effect, or (ii) that since May 15, 1997 there has occurred any adverse change which the Agent or such Lender deems material in the market for senior debt financings for leveraged acquisitions or in the financial markets generally, or (iii) that there is any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which, if adversely determined, has a reasonable likelihood of having a material adverse effect on any of the Transactions or a Material Adverse Effect, or (iv) that any judgment, order, injunction or other restraint imposes materially adverse conditions upon any of the Transactions.

         (c) Each Lender shall be satisfied, in its sole judgment, exercised reasonably, with the corporate, capital, legal and management structure of Fabral Holdings and Fabral, Inc., all shareholder agreements and arrangements, all tax aspects of the Transactions, the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case involving or affecting Fabral Holdings or Fabral, Inc..

          (d) Nothing contained in any public disclosure made by, or in any information disclosed by, CVC U.S., CVC Europe, the Holding Company Investor, the Sellers (as defined in the Fabral Purchase Agreement), any Loan Party, or any of their respective Subsidiaries or Affiliates, to any Lender or to the Agent shall lead any Lender or the Agent, in such Lender's or the Agent's sole judgment, exercised reasonably, to determine that, and neither any


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Lender nor the Agent shall have become aware of any fact not disclosed to the
Lenders and the Agent which shall lead any Lender or the Agent to determine that, any Loan Party's or any of its Subsidiary's or any Related Entity's condition (financial or otherwise), operations, performance, properties or prospects are different in any material and adverse respect from that derived by such Lender or the Agent from public filings of and information disclosed by CVC U.S., CVC Europe, the Holding Company Investor, any such Seller, any Loan Party, or any of their respective Subsidiaries or Affiliates.

         3.3.  Conditions Precedent to the Making of Each Loan and Each
               --------------------------------------------------------
Issuance of any Letter of Credit.  The obligation of each Lender to make any
--------------------------------
Loan (including any Loan being made by such Lender on the Effective Date) and of the Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that:

         (a) The following statements shall be true on the date of such Loan or such issuance, before and after giving effect thereto and to the application of the proceeds therefrom and to such issuance (and the acceptance by any Borrower of the proceeds of such Loan or the issuance of such Letter of Credit shall constitute a representation and warranty by each Loan Party that on the date of such Loan or such issuance such statements are true):

              (i) The representations and warranties of such Loan Party contained in Article IV and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date; and

             (ii) No Default or Event of Default will result from the Loans being made on, or Letter of Credit being issued on, such date.

         (b) The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

         (c) The Agent shall have received such additional documents, information and materials as the Issuer or any Lender, through the Agent, may reasonably request.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

         To induce the Lenders, the Issuer and the Agent to enter into this Agreement, each Loan Party represents and warrants as to itself and its Subsidiaries that, on and after the Effective Date (after giving effect to the Transactions):

         4.1.  Corporate Existence; Compliance with Law.  Each Loan Party and
               ----------------------------------------
each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate of incorporation or other organizational documents and by-laws; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

         4.2.  Corporate Power; Authorization; Enforceable Obligations.  (a)
               -------------------------------------------------------
The execution, delivery and performance by each Loan Party and each of its Subsidiaries of the Loan Documents and each of the Related Documents to which it is a party and the consummation of the Transactions:

              (i)  are within its corporate powers;

             (ii)  have been or, at the time of delivery thereof pursuant to
    Article III, will have been duly authorized by all necessary corporate action, including, without limitation, the consent of shareholders where required;

                 (iii) do not and will not (A) contravene its or any of its Subsidiaries' respective certificate of incorporation or by-laws or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any of its Contractual Obligations or any Contractual Obligations of its Subsidiaries except those which, individually or in the aggregate, the breach, default or termination or acceleration of which could not have a Material Adverse Effect, or
    (D) result in the creation or imposition of any Lien upon any of its property or the property of any of its Subsidiaries, other than those in favor of the Agent pursuant to the Collateral Documents; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been or will be, prior to the Closing Date unless otherwise specifically provided in Section 3.1, obtained or made and copies of which have been or will be delivered to the Agent pursuant to Section 3.1, and each of which will be in full force and effect.

         (b) This Agreement, each of the other Loan Documents and each of the Related Documents has been, or will have been upon delivery thereof pursuant to
Section 3.1, duly executed and delivered by each Loan Party and each of its Subsidiaries party thereto. This Agreement and the other Loan Documents are, and each of the Related Documents is, or will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party and each of its Subsidiaries party thereto, enforceable against it in accordance with its terms.

         4.3.  Taxes.  All federal, state, local and foreign tax returns,
               -----
reports and statements (collectively, the "Tax Returns") required to be filed by any Loan Party or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of such Loan Party or such Tax Affiliate in conformity with GAAP and (ii) all such non-payments in the aggregate have no Material Adverse Effect. Except as set forth on
Schedule 4.3, proper and accurate amounts have been withheld by each Loan
Party and each of its respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. No Loan Party nor any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges, except as set forth on Schedule 4.3; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement other than pursuant to the Tax Allocation Agreement, except such extension, adjustment and/or obligation to which the Agent and Majority Lenders have consented.

         4.4.  Full Disclosure.  No written statement prepared or furnished by
               ---------------
or on behalf of any Loan Party or any of its Subsidiaries or Affiliates in connection with any of the Loan Documents or the Related Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were presented. All facts known to each Loan Party which are material to an understanding of the financial condition, business, properties or prospects of such Loan Party or its Subsidiaries have been disclosed to the Lenders.

         4.5.  Financial Matters.  (a)  The consolidated balance sheet of
               -----------------
Fabral Holdings as of December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of Fabral Holdings for the fiscal year then ended, certified by Coopers & Lybrand, LLP, and the consolidated and consolidating balance sheet of Euramax as at December 31, 1995, and the related consolidated and consolidating statements of income, retained earnings and cash flows of Euramax for the fiscal year then ended, certified by Coopers & Lybrand, LLP, copies of which have been furnished to each Lender, fairly present the consolidated and consolidating financial condition of Fabral Holdings and its consolidated Subsidiaries and Euramax and its consolidated Subsidiaries, respectively, as at such dates and the consolidated and consolidating results of the operations of Fabral Holdings and its consolidated Subsidiaries and Euramax and its consolidated Subsidiaries, respectively, for the period ended on such dates, all in conformity with GAAP.

         (b) Since December 31, 1996 in the case of Fabral Holdings and its Subsidiaries and December 31, 1995 in the case of Euramax and its Subsidiaries, other than as contemplated by the Fabral Purchase Documents, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

         (c) Neither Fabral Holdings nor any of its Subsidiaries had, other than as contemplated by the Fabral Purchase Documents, at December 31, 1996, and neither Euramax nor any of its Subsidiaries had at December 31, 1995, any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the respective balance sheet at such dates referred to in subsection (a) above or in the notes thereto.

         (d) The unaudited pro forma consolidated and consolidating balance sheet of Euramax and its consolidated Subsidiaries, a copy of which has been delivered to each Lender, estimated as of the Effective Date, reflects as of such date, on a pro forma basis, the consolidated financial condition of Euramax and its Subsidiaries, and the Projections and assumptions expressed therein were reasonably based on the information available to Euramax at the time so furnished and on the Effective Date.

         (e) Each Loan Party is, and on a consolidated basis each Loan Party and its Subsidiaries are, Solvent.

         4.6.  Litigation.  Except as set forth on Schedule 4.6, there are no
               ----------
pending or, to the knowledge of any Loan Party, threatened actions, investigations or proceedings affecting such Loan Party or any of its Subsidiaries before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. None of the Transactions or the performance of any action by any Loan Party required or contemplated by any of the Loan Documents or the Related Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing or the exercise of control by Euramax over any other Loan Party or any of their respective Subsidiaries.

         4.7.  Margin Regulations.  No Loan Party is engaged in the business of
               ------------------
extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         4.8.  Ownership; Subsidiaries.  (a)  Set forth on Part 1 of Schedule
               -----------------------
4.8 hereto is a complete and accurate list of all Loan Parties as of the Effective Date, their respective jurisdictions of incorporation or organization, the authorized Stock of each Loan Party, the number of outstanding shares of each class of Stock of each Loan Party and the beneficial owners thereof, including any Qualifying Shares. All of the outstanding Stock of each Loan Party has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by each Person specified in Part 1 of Schedule 4.8, in each case free and clear of all Liens other than the Liens granted to the Agent under the Pledge Agreements. No authorized but unissued shares, no treasury shares and, to the best knowledge of each Loan Party, no other outstanding shares of Stock of any Loan Party are subject to any option, warrant, right of conversion or purchase or any similar right except, in the case of Stock of Euramax, pursuant to the Shareholders Agreement and the articles of association of Euramax. There are no agreements or understandings with respect to the voting, sale or transfer of any shares of Stock of any Loan Party, or, to the best knowledge of each Loan Party, any agreement restricting the transfer or hypothecation of any such shares other than, in the case of Stock of Euramax, the Shareholders Agreement, Registration Rights Agreement and the articles of association of Euramax.

         (b) Set forth on Part 2 of Schedule 4.8 hereto is a complete and accurate list showing all Subsidiaries of each Loan Party (other than Subsidiaries that are Loan Parties listed on Part 1 of Schedule 4.8) on the date hereof and, as to each such Subsidiary, the jurisdiction of its incorporation or organization, the number of shares of each class of Stock authorized, the number of such shares outstanding on the Closing Date, the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party, and the number of any Qualifying Shares. No Stock of any Subsidiary of any Loan Party is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding capital Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by such Loan Party, free and clear of all Liens other than the Liens granted to the Agent pursuant to the Pledge Agreements. None of the Loan Parties or their respective Subsidiaries is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any Subsidiary of any Loan Party, other than the Loan Documents, the Shareholders Agreement and the Senior Subordinated Indenture. No Loan Party owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries or another Loan Party or as permitted by Section 7.6.

         4.9.  ERISA.  (a)  Except as set forth on Schedule 4.9, there are no
               -----
Plans that are Multiemployer Plans.

         (b)  Each Plan and any related trust intended to qualify under Code
Section 401 or 501 will be timely filed with the IRS for its determination that each such Plan and related trust is qualified.

         (c) None of the Loan Parties or any of their respective Subsidiaries or ERISA Affiliates, with respect to any Domestic Pension Plan or Foreign Pension Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA or other applicable law, and all required contributions and benefits have been paid in accordance with the provisions of each such plan.

         (d) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or proceedings (other than claims for benefits in the normal course), relating to any Plan or Foreign Pension Plan other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect.

         (e) No Domestic Pension Plan, individually or in the aggregate with all Domestic Pension Plans, has any unfunded accrued benefit liabilities, as determined by using reasonable actuarial assumptions utilized by such plan's actuary for funding purposes, exceeding $3,000,000. Within the last five years no Loan Party or any of its Subsidiaries or ERISA Affiliates has caused a Domestic Pension Plan with any such liabilities to be transferred outside of its "controlled group" (within the meaning of Section 4001(a)(14) of ERISA).

         (f) Except as disclosed on Schedule 4.9, no Plan or Foreign Pension Plan provides for continuing health, disability, accident or death benefits or coverage for any participant or his or her beneficiary after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary) which would result in the aggregate under all Plans in a liability in an amount which would have a Material Adverse Effect.

         4.10.  Liens; Indebtedness.  There are no Liens of any nature
                -------------------
whatsoever on any properties of any Loan Party or any of its Subsidiaries other than those permitted by Section 7.1. The Liens granted to the Agent pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral covered thereby.

         4.11.  Restricted Payments.  No Loan Party has, except as permitted by
                -------------------
Section 7.4, (a) declared or made any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Stock, (b) made any payment or distribution on account of any Indebtedness for or in respect of borrowed money except to the extent permitted by this Agreement, including, without limitation, to secure any waiver or consent in respect of any such Indebtedness, (c) purchased, redeemed, or otherwise acquired for value or made any payment in respect of any of its Stock or Stock Equivalents (d) purchased, redeemed, prepaid, defeased or otherwise acquired for value any Indebtedness for or in respect of borrowed money, (e) permitted any of its Subsidiaries to do so, or (f) in the case of Fabral Holdings, effected any of the foregoing prior to the Effective Date to the extent effected in violation of the Fabral Purchase Documents.

         4.12.  No Burdensome Restrictions; No Defaults; Contractual
                ----------------------------------------------------
Obligations.  (a)  None of the Loan Parties nor any of their Subsidiaries (i) is
-----------
a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien granted pursuant to a Loan Document) on the property or assets of any thereof, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

         (b) None of the Loan Parties nor any of their Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of any Loan Party, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any of its Subsidiaries, other than those defaults which in the aggregate have no Material Adverse Effect.

         (c)  No Event of Default or Default has occurred and is continuing.

         (d) There is no Requirement of Law the compliance with which by any Loan Party or any of its Subsidiaries would have a Material Adverse Effect.

         (e) No Subsidiary of any Loan Party is subject to any Contractual Obligation restricting or limiting its ability (i) to transfer its assets to such Loan Party, (ii) to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or (iii) its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

         (f) As of the date hereof, none of the Loan Parties or their respective Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal, or other contractual right, to effect an Investment, or any Contractual Obligation to effect an Asset Sale.

         4.13.  No Investments.  Except as permitted by Section 7.6, none of
                --------------
the Loan Parties or their respective Subsidiaries is engaged in any joint venture or partnership with any other Person or maintains any other Investment.

         4.14.  Government Regulation.  (a)  None of the Loan Parties or their
                ---------------------
respective Subsidiaries is an

"investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other foreign, federal or state statute or regulation such that its ability to incur Indebtedness is limited, or its ability to consummate the transactions contemplated hereby or by any other Loan Document, or the exercise by the Agent or any Lender of rights and remedies hereunder or thereunder, is impaired. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Loan Parties or any of them and the consummation of the transactions contemplated by the Loan Documents will not violate any provision of any of the foregoing or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

         (b) No Loan Party or any of its Subsidiaries or any of its or their respective properties has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under any Requirement of Law of any Governmental Authority.

         (c) There is no tax, levy, impost, deduction, charge or withholding imposed by any Governmental Authority either (i) on or by virtue of the execution or delivery of this Agreement, the Notes, any other Loan Document or any other document to be furnished hereunder other than those imposed on Alumax in connection with the transactions under the Purchase Agreement, or (ii) on any payment to be made by any Loan Party or any of its Subsidiaries pursuant to this Agreement, the Notes or any other Loan Document.

         (d) To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Notes or any other Loan Document in any jurisdiction, it is not necessary that this Agreement, the Notes, any other Loan Document or any other document be filed or recorded with any court or other Governmental Authority in any jurisdiction or that any stamp or similar tax be paid on or in respect of this Agreement, the Notes or any other Loan Document.

         4.15.  Insurance.  All policies of insurance of any kind or nature
                ---------
owned by or issued to any Loan Party or any of its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. None of the Loan Parties or any of their Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request or as provided in the Purchase Agreement).

         4.16.  Labor Matters.  (a)  There are no strikes, work stoppages,
                -------------
slowdowns or lockouts pending or threatened against or involving any Loan Party or any of its Subsidiaries, other than those which in the aggregate have no Material Adverse Effect.

         (b) There are no unfair labor practice charges, arbitrations or grievances pending against or involving, or to the knowledge of any Loan Party threatened against, any Loan Party or its Subsidiaries, nor, to the knowledge of any Loan Party, are there any arbitrations or grievances threatened involving any Loan Party or its Subsidiaries, other than those which, in the aggregate, if resolved adversely to such Loan Party or such Subsidiary, would have no Material Adverse Effect.

         (c) Except as set forth on Schedule 4.16, as of the Closing Date, no Loan Party or any of its Subsidiaries is a party to, or has any obligations under, any collective bargaining agreement.

         (d) There is no organizing activity involving any Loan Party or any of its Subsidiaries pending or, to any Loan Party's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to any Loan Party's knowledge, threatened with the National Labor Relations Board or similar board or authority in any jurisdiction, and no labor organization or group of employees of any Loan Party or any of its Subsidiaries have made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

         4.17.  Force Majeure.  Neither the business nor the properties of any
                -------------
Loan Party or any of its Subsidiaries are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which in the aggregate have no Material Adverse Effect.

         4.18.  Use of Proceeds of Loans and Use of Letters of Credit.  (a) The
                -----------------------------------------------------
proceeds of the Loans are being used solely as follows:

              (i) All proceeds of the Additional Term Loans and Transaction Revolving Credit Loans made on the Effective Date are being used to pay in full the purchase price of the Fabral Purchase and Costs, the amounts of which purchase price and Costs shall not exceed the amounts set forth in
    Section 3.1(s);

             (ii) All proceeds of the Existing Loans were used as set forth in the Existing Credit Agreement; and

             (iii) All proceeds of General Purpose Revolving Credit Loans and Swing Loans made to any Operating Company are being used for working capital needs of such Borrower and its Subsidiaries and for general corporate purposes of such Borrower and its Subsidiaries (other than to finance any of the Transactions or to pay Costs).

         (b) The Letters of Credit are being used for the purpose of supporting, in the case of U.S. Operating Co., U.S. Operating Co.'s obligations in respect of workers' compensation and benefits referred to in Section 7.1(d) and the obligation to make the Laminated Products Deferred Payment (any Letter of Credit issued to support the obligation to make such Deferred Payment being a "Deferred Payment L/C"), and, in the case of U.K. Operating Co. and Dutch Operating Co., matters referred to in Section 7.1(d) and (e).

         4.19.  Environmental Protection.  (a)  Except as disclosed on
Schedule                 ------------------------4.19 and except for any
matter referred to in any of clauses (i) through (vii) below or any matter referred to in subsection (ix) below that would not reasonably be expected to individually result in Environmental Costs and Liabilities in excess of $500,000 or, when the Environmental Liabilities and Costs to which such Loan Party or such Subsidiary are reasonably likely to be subjected as a result thereof are aggregated with the Environmental Liabilities and Costs to which all Loan Parties and their Subsidiaries are reasonably likely to be subjected as a result of all matters referred to in clauses (i) through (vii) and (ix) below, would not reasonably be expected to exceed $4,000,000 in the aggregate and no Environmental Lien arises therefrom:

              (i) all real property leased, owned, or operated by any Loan Party or any of its Subsidiaries is free from contamination by any Hazardous Material;

             (ii) the operations of each Loan Party and each of its Subsidiaries are, and for the past three years have been, in compliance in all respects with all applicable Environmental Laws;

            (iii) no Loan Party or any of its Subsidiaries has liabilities with respect to Hazardous Materials, and no facts or circumstances exist which could, in any such case, reasonably be expected to give rise to liabilities with respect to Hazardous Materials;

             (iv) each Loan Party and its Subsidiaries have obtained and currently maintain all Environmental Permits necessary for their operations and are in material compliance with such Environmental Permits, and there are no Legal Proceedings pending nor, to the best knowledge of each Loan Party and its Subsidiaries, threatened to revoke, or alleging the violation of, such Environmental Permits, and, to the best knowledge of each Loan Party, there are no facts, circumstances or conditions that would prevent timely renewal of such Environmental Permits or that are reasonably likely to require Capital Expenditures to obtain renewal;

              (v) no Loan Party's or any of its Subsidiaries' current facilities and operations, nor, to the best knowledge of each Loan Party and its Subsidiaries, any predecessor of such Loan Party or any of its Subsidiaries, nor any of their past facilities and operations, nor any owner of premises leased or operated by such Loan Party or any of its Subsidiaries, are subject to any outstanding written Order or Contract, including Environmental Liens, with any Governmental Authority or other Person or to any federal, state, local, foreign or territorial investigation respecting (A) Environmental Laws, (B) Remedial Action,
    (C) any Environmental Claim, or (D) the Release or threatened Release of any Hazardous Material;

             (vi) no Loan Party or any of its Subsidiaries are subject to any pending Legal Proceeding alleging the violation of or any liability under any Environmental Law nor, to the best knowledge of each Loan Party and its Subsidiaries, are any such proceedings threatened;

            (vii) no Loan Party or any of its Subsidiaries nor, to such Loan Party's or any of its Subsidiaries' best knowledge, any predecessor of such Loan Party or any of its Subsidiaries, nor, to the best knowledge of any Loan Party, any owner of premises leased or operated by such Loan Party or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law reporting a Release of Hazardous Material;

           (viii) no Loan Party or any of its Subsidiaries nor any owner of premises leased or operated by such Loan Party or any of its Subsidiaries (as to the operations at such premises) is a transporter of hazardous waste or an owner or operator of a hazardous waste treatment, storage or disposal facility ("TSDF") as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent nor to such Loan Party's or any of its Subsidiaries' best knowledge, have any of the properties owned, leased or operated by such Loan Party of any or its Subsidiaries previously been a TSDF; and

             (ix) there is not now, nor, to the best knowledge of any Loan Party, has there been in the past, on, in or under any real property leased, owned or operated by any Loan Party or any of its Subsidiaries or, to the best knowledge of any Loan Party, any of their predecessors (A) any underground storage tanks or surface tanks or impoundments, (B) any asbestos-containing materials, (C) any polychlorinated biphenyls, or (D) any radioactive substances.

         (b) None of the exceptions set forth on Schedule 4.19 are reasonably likely to result in any Loan Party or any Subsidiary of any Loan Party incurring Environmental Costs and Liabilities in excess of $5,000,000 in the aggregate.

         (c) Each Loan Party and each Subsidiary of each Loan Party has made available to the Agent copies of all environmental, health or safety inspections, reports, audits, investigations, assessments, analyses and other reports relating to compliance with Environmental Laws for any facility owned, operated or leased by a Loan Party or any Subsidiary of any Loan Party that are in the possession, custody or control of any Loan Party, any Subsidiary of any Loan Party, or their respective consultants or counsel.

         (d) The representations and warranties set forth in this Section 4.19 constitute the sole and exclusive representations and warranties with respect to environmental matters hereunder.

         4.20.  Related Documents.  (a) Except as permitted by Section 7.8, (i)
                -----------------
none of the Related Documents has been amended or modified in any respect and no provision therein has been waived, (ii) each of the representations and warranties therein of each Loan Party and, to the knowledge of each Loan Party, each other party thereto, are true and correct in all material respects, and
(iii) no default or event which with the giving of notice or lapse of time or both would be a default by any Loan Party has occurred thereunder or, to the knowledge of each Loan Party, by any other party thereto.

         (b) The Obligations, the Company Obligations, the Dutch Operating Co. Obligations, the U.K. Operating Co. Obligations and the Excluded U.S. Liabilities constitute "Senior Debt" which is "Designated Senior Debt" pursuant to the "Credit Agreement" (as such terms are defined in the Senior Subordinated Indenture) and the holders thereof, each other Secured Party and Guarantied Party are and shall be entitled to all of the rights of the holders of "Senior Debt" which is "Designated Senior Debt" pursuant to the "Credit Agreement" (as so defined), and the Agent shall be entitled to all of the rights of the "Agent" (as defined in the Senior Subordinated Indenture), respectively, pursuant to the Senior Subordinated Indenture, including Articles Eight and Twelve thereof.

         4.21.  Intellectual Property.  (a) Except as otherwise provided in the
                ---------------------
Collateral Documents, to the best knowledge of each Loan Party after due inquiry, such Loan Party and its Subsidiaries own the entire right, title and interest to, license or otherwise have the right to use all licenses, permits, inventions, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade secrets, know-how, customer lists, computer software, copyrights, copyright applications, franchises, authorizations and other proprietary rights (including, without limitation, all Intellectual Property Collateral as defined in any Collateral Document) material to the operations of their respective businesses as now conducted (hereinafter collectively, "Material Intellectual Property Rights"), without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names associated with any private label brands of such Loan Party or any of its Subsidiaries, and no claim is pending or to any Loan Party's knowledge threatened that any of such Loan Party's Material Intellectual Property Rights is invalid or unenforceable.

         (b) Except as otherwise provided in the Collateral Documents, to the best knowledge of each Loan Party after due inquiry, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any loss or impairment of any of the Material Intellectual Property Rights of any such Loan Party.

         (c) Except as otherwise provided in the Collateral Documents, to the best knowledge of each Loan Party after due inquiry, no slogan or other advertising device, product, process, system, machine, manufacture, method, substance, composition of matter, software, part or component, or other material now made, used, sold, offered for sale, imported, or otherwise employed in the operations of such Loan Party or any of its Subsidiaries, or now contemplated to be made, used, sold, offered for sale, imported, or otherwise employed in the operations of such Loan Party or any of its Subsidiaries, by such Loan Party or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, other than infringements or conflicts the consequences of which, individually or in the aggregate, have no Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened.

         4.22.  Real Property.  (a)  Each Loan Party and each of its
                -------------
Subsidiaries own good and marketable fee simple absolute title to all of the Real Estate purported to be owned by them, which Real Estate is at the date hereof described in Schedule 4.22(a), and good and marketable title to, or valid leasehold interests in, all other properties and assets purported to be owned by such Loan Party or any of its Subsidiaries, including, without limitation, all property reflected in the latest balance sheet referred to in Section 4.5(a), and none of such properties and assets, including, without limitation, the Real Estate, is subject to any Lien, except Liens granted to the Agent on behalf of and for the ratable benefit of the Secured Parties pursuant to the Loan Documents or permitted thereunder. Each Loan Party and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Party's and its Subsidiaries' right, title and interest in and to all such property.

         (b) (i) At the date hereof the Leases currently in effect entered into by any Loan Party or any of its Subsidiaries are described in Schedule 4.22(b); (ii) all Leases described in Schedule 4.22(b) are in full force and effect, unmodified by any writing or otherwise; (iii) all rent, additional rent and/or other charges reserved in or payable under the Leases have been paid to the extent that they are payable to the date hereof; (iv) each Loan Party or any of its Subsidiaries which is a party to any of the Leases enjoys the quiet and peaceful possession of the estate created by that Lease; (v) no Loan Party or any of its Subsidiaries has delivered or received any notices of default under any Leases and are not in default under any of the terms of the Leases and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default under the Leases; and (vi) each lessor under the Leases is not in default under any of the terms of the Leases on its part to be observed or performed.

         (c) To the best knowledge of the Loan Parties, all components of all improvements included within the real property owned or leased by any Loan Party or any of its Subsidiaries (collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair. To the best knowledge of the Loan Parties, all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property owned or leased by any Loan Party or any of its Subsidiaries are installed and operating and are sufficient to enable the real property owned or leased by such Loan Party or any of its Sub-sidiaries to continue to be used and operated in the manner currently being used and operated, and no Loan Party or any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by any Loan Party or any of its Subsidiaries, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

         (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by any Loan Party or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

         (e) No Loan Party or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by such Loan Party or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any real property owned or leased by such Loan Party or any of its Subsidiaries or any part thereof in lieu of condemnation.

         (f) To the best knowledge of the Loan Parties, no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any real property owned or leased by any Loan Party or any of its Subsidiaries is located in a special flood hazard area as designated by any Governmental Authority.


                                      ARTICLE V

                                 FINANCIAL COVENANTS

         As long as any of the Obligations or Commitments remain outstanding, unless the Majority Lenders and the Agent otherwise consent in writing, each Loan Party, on its behalf and on behalf of its Subsidiaries, agrees with the Lenders, the Issuer and the Agent that:

         5.1.  Maximum Leverage Ratio.  Euramax shall maintain at all times
               ----------------------
during each Fiscal Quarter set forth below, such maintenance to be evidenced as at the end of each such Fiscal Quarter, on a consolidated basis, a ratio of
(a) the sum of Senior Indebtedness of Euramax and its Subsidiaries plus the Senior Subordinated Notes to (b) EBITDA for Euramax and its consolidated Subsidiaries determined on the basis of the four Fiscal Quarters ending on the last day of such Fiscal Quarter, in each case not in excess of the ratio set forth below for such Fiscal Quarter:



For the Fiscal
Quarter Ending on                 Maximum Ratio
-----------------                 -------------


September 30, 1997                5.50 to 1.00
December 31, 1997                 5.50 to 1.00

March 31, 1998                    5.50 to 1.00
June 30, 1998                     5.50 to 1.00
September 30, 1998                5.35 to 1.00
December 31, 1998                 5.35 to 1.00

March 31, 1999                    5.35 to 1.00
June 30, 1999                     5.35 to 1.00
September 30, 1999                5.10 to 1.00
December 31, 1999                 5.10 to 1.00

March 31, 2000                    5.10 to 1.00
June 30, 2000                     5.10 to 1.00
September 30, 2000                4.85 to 1.00
December 31, 2000                 4.85 to 1.00

March 31, 2001                    4.85 to 1.00
June 30, 2001                     4.85 to 1.00
September 30, 2001                4.50 to 1.00
December 31, 2001                 4.50 to 1.00

March 31, 2002                    4.50 to 1.00
June 30, 2002                     4.50 to 1.00
September 30, 2002                4.25 to 1.00
December 31, 2002                 4.25 to 1.00

March 31, 2003                    4.25 to 1.00
June 30, 2003                     4.25 to 1.00
September 30, 2003                4.00 to 1.00
December 31, 2003                 4.00 to 1.00



For the Fiscal
Quarter Ending on                 Maximum Ratio
-----------------                 -------------


March 31, 2004                    4.00 to 1.00
June 30, 2004                     4.00 to 1.00




         5.2.  Fixed Charge Coverage Ratio.  Euramax shall maintain at the end
               ---------------------------
of each Fiscal Quarter set forth below, on a consolidated basis, a ratio of (a) EBITDA less Capital Expenditures for Euramax and its consolidated Subsidiaries to (b) Fixed Charges, in each case determined on the basis of the four consecutive Fiscal Quarters ending on the date of determination, of not less than the ratio set forth below for such Fiscal Quarter:


For the Fiscal
Quarter Ending on                 Minimum Ratio
-----------------                 -------------


June 30, 1997                     1.00 to 1.00
September 30, 1997                1.00 to 1.00
December 31, 1997                 1.00 to 1.00

March 31, 1998                    1.00 to 1.00
June 30, 1998                     1.00 to 1.00
September 30, 1998                1.00 to 1.00
December 31, 1998                 1.00 to 1.00

March 31, 1999                    1.00 to 1.00
June 30, 1999                     1.00 to 1.00
September 30, 1999                1.00 to 1.00
December 31, 1999                 1.00 to 1.00

March 31, 2000                    1.00 to 1.00
June 30, 2000                     1.00 to 1.00
September 30, 2000                1.00 to 1.00
December 31, 2000 and thereafter  1.00 to 1.00;


except that, in the event that any Cap Ex Carryover referred to in Section 5.3 is utilized during any such four Fiscal Quarter period and, solely as a result of such utilization, such ratio for such period is less than the ratio set forth above with respect to such period, Euramax shall be deemed to be in compliance with this Section 5.2 so long as Euramax would have been in compliance with this
Section 5.2 if such Cap Ex Carryover was expended during the Related Fiscal Year (as defined in Section 5.3).

         5.3. Capital Expenditures. The aggregate amount of Capital Expenditures made by the Loan Parties and their Subsidiaries during any Fiscal Year set forth below shall not be in excess of the amount set forth below for such Fiscal Year:

    1997                                         $12,500,000
    1998                                          15,000,000
    1999                                          12,500,000
    2000                                          13,500,000
    2001                                          13,500,000
    2002                                          13,500,000
    2003                                          13,500,000

provided, however, that to the extent that actual Capital Expenditures for any Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), the excess of said maximum amount over such actual Capital Expenditures (such excess from any Fiscal Year being a "Cap Ex Carryover", and such Fiscal Year being, with respect to such Cap Ex Carryover, the "Related Fiscal Year") shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year (but may not be carried over into any succeeding Fiscal Year).

         5.4. Interest Coverage Ratio. Euramax shall maintain, on a consolidated basis, at the end of any Fiscal Quarter of Euramax set forth below, a ratio of (a) EBITDA of Euramax and its consolidated Subsidiaries for the immediately preceding four consecutive Fiscal Quarters of Euramax to (b) the Cash Interest Expense of Euramax and its consolidated Subsidiaries for such period (except, with respect to both clauses (a) and (b), in the case of the third and fourth Fiscal Quarters of 1997 and the first Fiscal Quarter of 1998, which shall be determined on the basis of the period commencing on the Effective Date and ending at the end of such Fiscal Quarter), of not less than the ratio set forth below for such Fiscal Quarter:


For the Fiscal                         Minimum Interest
Quarter Ending on                       Coverage Ratio
-----------------                      ----------------

September 30, 1997                       1.50 to 1.00
December 31, 1997                        1.60 to 1.00

March 31, 1998                           1.65 to 1.00
June 30, 1998                            1.70 to 1.00



For the Fiscal                         Minimum Interest
Quarter Ending on                       Coverage Ratio
-----------------                      ----------------

September 30, 1998                       1.75 to 1.00
December 31, 1998                        1.75 to 1.00

March 31, 1999                           1.75 to 1.00
June 30, 1999                            1.75 to 1.00
September 30, 1999                       1.80 to 1.00
December 31, 1999                        1.80 to 1.00

March 31, 2000                           1.80 to 1.00
June 30, 2000                            1.80 to 1.00
September 30, 2000                       1.85 to 1.00
December 31, 2000                        1.85 to 1.00

March 31, 2001                           1.85 to 1.00
June 30, 2001                            1.85 to 1.00
September 30, 2001                       1.90 to 1.00
December 31, 2001                        1.90 to 1.00

March 31, 2002                           1.90 to 1.00
June 30, 2002                            1.90 to 1.00
September 30, 2002                       1.95 to 1.00
December 31, 2002                        1.95 to 1.00

March 31, 2003                           1.95 to 1.00
June 30, 2003                            1.95 to 1.00
September 30, 2003                       2.00 to 1.00
December 31, 2003                        2.00 to 1.00

March 31, 2004                           2.00 to 1.00
June 30, 2004                            2.00 to 1.00


          5.5. Minimum EBITDA. Euramax shall not permit the EBITDA for Euramax and its consolidated Subsidiaries for the period of four consecutive Fiscal Quarters (taken as one accounting period) ending on the last day of each Fiscal Quarter set forth below to be less than the amount set forth opposite such date:


For the Fiscal
Quarter Ending On                       Minimum Amount
-----------------                       --------------

September 30, 1997                      $47,000,000
December 31, 1997                        47,000,000

March 31, 1998                           47,000,000
June 30, 1998                            47,000,000
September 30, 1998                       48,000,000




For the Fiscal
Quarter Ending On                       Minimum Amount
-----------------                       --------------

December 31, 1998                        48,000,000

March 31, 1999                           48,000,000
June 30, 1999                            48,000,000
September 30, 1999                       48,000,000
December 31, 1999                        49,000,000

March 31, 2000                           49,000,000
June 30, 2000                            49,000,000
September 30, 2000                       49,000,000
December 31, 2000                        50,000,000

March 31, 2001                           50,000,000
June 30, 2001                            50,000,000
September 30, 2001                       50,000,000
December 31, 2001                        51,000,000

March 31, 2002                           51,500,000
June 30, 2002                            52,000,000
September 30, 2002                       52,500,000
December 31, 2002                        53,000,000

March 31, 2003                           53,500,000
June 30, 2003                            54,000,000
September 30, 2003                       54,500,000
December 31, 2003                        55,000,000

March 31, 2004                           55,000,000
June 30, 2004                            55,000,000


                                      ARTICLE VI

                             AFFIRMATIVE COVENANTS

         As long as any of the Obligations or the Commitments remain outstanding, unless the Majority Lenders and the Agent otherwise consent in writing, each Loan Party, on its behalf and on behalf of its Subsidiaries, agrees with the Lenders, the Issuer and the Agent that:

         6.1. Compliance with Laws, Etc. Each Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that the Loan Parties shall not be deemed in default of this
Section 6.1
if all such non-compliances in the aggregate have no Material Adverse Effect.

         6.2. Conduct of Business. Each Loan Party shall (a) conduct, and shall cause each of its Subsidiaries to conduct, its business in the ordinary course and materially consistent with past practice and logical extensions thereof; (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to
(i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with any Loan Party or any of its Subsidiaries, and (ii) keep available the services and goodwill of its present employees; (c) preserve, and cause each of its Subsidiaries to preserve, all material registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of clauses (a) through (d), the Loan Parties shall not be deemed in default of this Section 6.2 if all such failures in the aggregate have no Material Adverse Effect.

         6.3. Payment of Taxes, Etc. Each Loan Party shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of such Loan Party or the appropriate Subsidiary in conformity with GAAP, if all such non-payments in the aggregate have no Material Adverse Effect and, with respect to the Real Estate subject to any Domestic Mortgage, U.K. Debenture or Dutch Mortgage made by any Loan Party, such Loan Party otherwise complies with the provisions thereof.

         6.4. Maintenance of Insurance. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates or as otherwise satisfactory to the Agent, in its sole judgment exercised reasonably, and, in any event, all insurance required by any Collateral Document. All such insurance shall name the Agent and the Lenders as additional insured or loss payees, as the Agent shall determine. Each Loan Party will furnish to the Lenders from time to time such information as may be reasonably requested as to such insurance.

         6.5. Preservation of Corporate Existence, Etc. Each Loan Party shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted under Section 7.5.

         6.6. Access. Each Loan Party shall, at any reasonable time and from time to time at reasonable intervals and, upon reasonable notice, permit the Agent or any of the Lenders, or any agents or representatives thereof, to
(a) examine and make copies of and abstracts from the records and books of account of such Loan Party and each of its Subsidiaries, (b) visit the properties of such Loan Party and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of such Loan Party and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with such Loan Party's independent certified public accountants, provided that upon the occurrence and during the continuance of any Default or Event of Default the Agent and each Lender shall have the right to do any of the foregoing at any time and without reasonable notice. Each Loan Party shall authorize its independent certified public accountants to disclose to the Agent or any Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Loan Party or any of its Subsidiaries.

         6.7. Keeping of Books. Each Loan Party shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary.

         6.8. Maintenance of Properties, Etc. Except as permitted by Section 7.5, each Loan Party shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; provided, however, that the Loan Parties shall not be deemed in default of this Section 6.8 if all such failures in the aggregate have no Material Adverse Effect.

         6.9.  Performance and Compliance with Other Covenants.  Each Loan
Party shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, each of the covenants and agreements set forth in the Related Documents and under each other Contractual Obligation to which it or any of its Subsidiaries is a party; provided, however, that the Loan Parties shall not be deemed in default of this Section 6.9 if all such failures in the aggregate have no Material Adverse Effect.

         6.10. Application of Proceeds. Each Loan Party shall use the entire amount of the proceeds of the Loans as provided in Section 4.18.

         6.11. Financial Statements. Each Loan Party referred to below shall furnish to the Agent on behalf of the Lenders and the Issuer, in sufficient original copies for the Lenders and the Issuer:

         (a) as soon as available and in any event within 45 days after the end of each month, consolidated and consolidating balance sheets of each of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income, retained earnings and cash flow of each of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, all prepared in conformity with GAAP and certified by the chief financial officer of each of Euramax, U.S. Holdings, U.K. Holdings and Dutch Holdings, respectively, as fairly presenting the financial condition and results of operations of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries at such date and for such period, subject to year-end audit adjustments and without footnote disclosure, together with (i) a certificate of said officer and of the chief financial officer of each of Euramax, U.S. Holdings, U.K. Holdings and Dutch Holdings, respectively, stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which Euramax, U.S. Holdings, U.K. Holdings or Dutch Holdings, as applicable, proposes to take with respect thereto, and
(ii) a written discussion and analysis by the management of each of Euramax, U.S. Holdings, U.K. Holdings and Dutch Holdings, respectively, of the financial statements furnished in respect of such month;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated and consolidating balance sheets of each of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flow of each of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of each of Euramax, U.S. Holdings, U.K. Holdings and Dutch Holdings, respectively, as fairly presenting the financial condition and results of operations of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries at such date and for such period, subject to year-end audit adjustments and without footnote disclosure, together with (i) a certificate of said officer and of the chief financial officer of each of Euramax, U.S. Holdings, U.K. Holdings and Dutch Holdings, respectively, stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which Euramax, U.S. Holdings, U.K. Holdings or Dutch

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Holdings, as applicable, proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Agent of the computations used by Euramax, U.S. Holdings, U.K. Holdings or Dutch Holdings, as applicable, in determining compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of each of Euramax, U.S. Holdings, U.K. Holdings and Dutch Holdings, respectively, of the financial statements furnished in respect of such Fiscal Quarter;

         (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated and consolidating balance sheets of each of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries as of the end of such year and consolidated and consolidating statements of income, retained earnings and cash flow of each of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to Euramax, U.S. Holdings, U.K. Holdings and Dutch Holdings, respectively, being a going concern by Coopers & Lybrand or other independent public accountants which is a "Big Six" accounting firm, together with (i) a certificate of such accounting firm stating that in the course of the audit of the consolidated financial statements of each of Euramax and its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries and Dutch Holdings and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, Euramax's compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of each of Euramax, U.S. Holdings, U.K. Holdings and Dutch Holdings of the financial statements furnished in respect of such Fiscal Year;

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         (d)  promptly after the same are received by Euramax, U.S. Holdings,
U.K. Holdings or Dutch Holdings, a copy of each management letter provided to Euramax, U.S. Holdings, U.K. Holdings or Dutch Holdings by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by Euramax or any of its Subsidiaries, U.S. Holdings and its Subsidiaries, U.K. Holdings and its Subsidiaries or Dutch Holdings and its Subsidiaries;

         (e) within 30 days after the end of each calendar month, a Borrowing Base Certificate of each Borrower as of the end of such month, executed by a Responsible Officer of such Borrower; and

         (f) as soon as available and in any event not later than 45 days after the first day of each Fiscal Year, an annual business and financial plan for such Fiscal Year and the next succeeding two Fiscal Years, which plan (with respect to the first Fiscal Year) shall be updated semi-annually, and an annual budget of such Loan Party and its Subsidiaries for such Fiscal Year and the succeeding two Fiscal Years, displaying on a monthly and quarterly basis for the first Fiscal Year and on an annual basis thereafter anticipated balance sheets, forecasted revenues, net income, cash flow, EBITDA, Capital Expenditures and working capital requirements all on a consolidated and consolidating basis.

         6.12.  Reporting Requirements.  Each Loan Party shall furnish to the
Lenders:

         (a) prior to any Asset Sale (other than an Asset Sale arising by reason of the destruction or condemnation of property or the taking of property by eminent domain) anticipated to generate in excess of $1,000,000 in Asset Sales Proceeds (determined in Dollars), a notice (i) describing the assets being sold and (ii) stating the estimated Asset Sales Proceeds in respect of such Asset Sale;

         (b) promptly and in any event within 30 days after any Loan Party or any of its Subsidiaries knows or has reason to know that any ERISA Event has occurred, a written statement of the chief financial officer or other appropriate officer of such Loan Party describing such ERISA Event or waiver request and the action, if any, which such Loan Party, its Subsidiaries and ERISA Affiliates propose to

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take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

         (c) promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion any Loan Party, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

         (d) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting any Loan Party or any of its Subsidiaries, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

         (e) promptly and in any event within two Business Days after any Loan Party becomes aware of the existence of (i) any Default or Event of Default,
(ii) any breach or non-performance of, or any default under, any Related Document or any other Contractual Obligation which is material to the business, prospects, operations or financial condition of such Loan Party and its Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

         (f) promptly after the sending or filing thereof, copies of all reports which any Loan Party sends to its security holders generally, and copies of all reports and registration statements which any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc., or other equivalent body in any relevant jurisdiction;

         (g) promptly after the sending or the receipt thereof, copies of all notices, certificates or reports delivered or received pursuant to any Related Document;

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         (h)  promptly and in any event within 10 days of any Loan Party or any of its Subsidiaries learning of any of the following, written notice to the Agent of any of the following except any Release, order, notice, permit, application, communication, report, claim, Remedial Action, violation, Legal Proceeding, acquisition or lease referred to in any of clauses (i), (ii), (iv),
(v), (vii) or (viii) below that both would not reasonably be expected to individually result in Environmental Costs and Liabilities in excess of $1,000,000 and would not, when the Environmental Liabilities and Costs to which such Loan Party or such Subsidiary are reasonably likely to be subjected as a result thereof are aggregated with all Environmental Liabilities and Costs to which all Loan Parties and their Subsidiaries are reasonably likely to be subjected as a result of all Releases, orders, notices, permits, applications, communications, reports, claims, Remedial Actions, violations, Legal Proceedings, acquisitions and leases referred to in said clauses, exceed $5,000,000 in the aggregate in any consecutive 24 month period, and no Environmental Lien arises therefrom:

              (i) the Release or threatened Release of any Hazardous Material on or from any property owned, operated or leased by such Loan Party or any of its Subsidiaries and any written order, notice, permit, application or other written communication or report received by such Loan Party or any of its Subsidiaries in connection with or relating to any such Release or threatened Release;

              (ii) any notice or claim to the effect that such Loan Party or any of its Subsidiaries is or may be liable as a Potentially Responsible Party under CERCLA or any state, local or foreign Environmental Law to any Person or any other notice or claim to the effect that such Loan Party or any of its Subsidiaries is or may be liable as a result of the Release or threatened Release of any Hazardous Material;

              (iii) receipt by such Loan Party or any of its Subsidiaries of notification that any real or personal property of such Loan Party or any of its Subsidiaries is subject to an Environmental Lien;

              (iv) any Remedial Action taken by such Loan Party or any of its Subsidiaries or any other Person in response to any Release of a Hazardous Material on,

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    under or about any real property owned, operated or leased by such Loan
    Party or any of its Subsidiaries;

              (v) receipt by such Loan Party or any of its Subsidiaries of any notice of violation of, or knowledge by such Loan Party or any of its Subsidiaries that there exists a condition which may result in a violation by such Loan Party or any of its Subsidiaries of, any Environmental Law currently or hereafter in effect;

              (vi) any proposed Capital Expenditure by such Loan Party or any of its Subsidiaries intended or designed to implement any existing or additional Remedial Action or to meet any new obligation under any Environmental Law currently or hereinafter in effect; or

              (vii) the commencement of any Legal Proceeding or investigation alleging a violation of or liability pursuant to any Environmental Law.

         (i) upon reasonable written request by any Lender through the Agent, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue identified in any notice or report required pursuant to this Section 6.12;

         (j) promptly and in any event within five days after any Loan Party or any of its Subsidiaries knows or has reason to know of any action, investigation, claim or proceeding (including, without limitation, any action or claim that arises out of or is based upon any allegation of infringement of any Intellectual Property or any License, as such terms are defined in the Collateral Documents), whether asserted by or against such Loan Party or any of its Subsidiaries, which, if adversely determined, could result in a Material Adverse Change or could have a Material Adverse Effect, a written statement by a Responsible Officer of such Loan Party describing such action, investigation, claim or proceeding and the action which such Loan Party or Subsidiary proposes to take with respect thereto; and

         (k) such other information respecting the business, properties, condition, financial or otherwise, or operations of any Loan Party or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

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         6.13.  Leases.  Each Loan Party shall provide the Agent with a copy of each lease of real property to which such Loan Party or any Subsidiary of such Loan Party is then a party, whether as lessor or lessee. Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Specified Leases now or hereafter held respectively by them with respect to real property, including but not limited to paying the rent and all other sums and charges mentioned in, and payable under, the Specified Leases; (ii) do all things necessary to preserve and to keep unimpaired its rights under the Specified Leases; (iii) not waive, excuse or discharge any of the material obligations of any lessor under any of the Specified Leases without the Agent's prior written consent in each instance and shall diligently and continuously enforce the material obligations of each lessor under the Specified Leases; (iv) not do, permit or suffer any event or omission as a result of which there could occur a default under any of the Specified Leases or any event which, with the giving of notice or the passage or time, or both, would constitute a default under any of the Specified Leases which could permit any party to any of the Specified Leases to validly terminate that lease (including, but without limiting the generality of the foregoing, a default in any payment obligation); (v) not cancel, terminate, surrender, modify or amend or in any way alter or permit the alteration of any provision of any of the Specified Leases or agree to any termination, amendment, modification or surrender of any of the Specified Leases without the Agent's prior written consent in each instance; (vi) promptly furnish to the Agent copies of such information and evidence as the Agent may request concerning each Loan Party's and any of its Subsidiaries due observance, performance and compliance with the terms, covenants and conditions of any of the Specified Leases; (vii) execute and deliver to the Agent, within five days after request and at its sole cost and expense, such documents, instruments or agreements as may be required to permit the Agent to cure any default under any of the Specified Leases; (viii) obtain and deliver to the Agent within twenty days after written demand by the Agent, an estoppel certificate from the lessor under any of the Specified Leases setting forth (1) the name of the lessee and the lessor thereunder, (2) that such Specified Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (3) the basic rent payable under such Specified Lease, (4) the date

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to which all rental charges have been paid by the lessee under such Specified
Lease, (5) whether a notice of default has been received by the lessor under such Specified Lease which has not been cured, and if such notice has been received, the date it was received and the nature of the default, (6) whether there are any alleged defaults of the lessee under such Specified Lease and, if there are, setting forth the nature thereof in reasonable detail, and (7) if the lessee under such Specified Lease shall be in default, the default;
(ix) not assign any Leases or sublet any portion of the premises subject to a Domestic Leasehold Mortgage or assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect; (x) provide the Agent with a copy of each notice of default under any Specified Lease, including, without limitation, any notice of lessor's intention to terminate any Specified Lease or to re-enter and take possession of any real property encumbered by a Specified Lease, received by such Loan Party or any Subsidiary of such Loan Party immediately upon receipt thereof and deliver to the Agent a copy of each notice of default sent by such Loan Party or any Subsidiary of such Loan Party under any Specified Lease simultaneously with its delivery of such notice under such Specified Lease; (xi) notify the Agent, not later than 30 days prior to the date of the expiration of the term of any Specified Lease, of the intention of such Loan Party or any Subsidiary of such Loan Party to either renew or to not renew any such Specified Lease, and, if such Loan Party or any Subsidiary of such Loan Party intends to renew such Specified Lease, the terms and conditions of such renewal; (xii) notify the Agent at least 14 days prior to the date such Loan Party or any Subsidiary of such Loan Party takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier; (xiii) with respect to the Leases subject to any Domestic Leasehold Mortgage, comply with the provisions of such Domestic Leasehold Mortgage with respect to the applicable Leases, which provisions shall control; and (xiv) to the extent required by the Agent, promptly execute, deliver and record a first priority Domestic Leasehold Mortgage in favor of the Agent on behalf and for the ratable benefit of the Secured Parties should such Loan Party or any Subsidiary of such Loan Party enter into, renew or be a party to a Lease reasonably designated by the Agent as being material to such Loan Party or such Loan Party and its Subsidiaries taken as a whole, which Lease shall expressly permit the mortgaging thereof to the Agent, contain non-disturbance provisions satisfactory to the Agent and include such other customary lender protections as may

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be required by the Agent, together with a Title Insurance Policy in an amount reasonably requested by the Agent and a current ALTA survey and surveyor's certificate in form and substance satisfactory to the Agent.

         6.14. New Real Estate. If, at any time, any Loan Party or any of its Subsidiaries acquires any Real Estate not covered by a Domestic Mortgage, a U.K. Debenture or Dutch Mortgage, such Loan Party or such Subsidiary shall promptly execute, deliver and record a first priority mortgage or deed of trust in favor of the Agent on behalf and for the ratable benefit of the Secured Parties covering such Real Estate (subordinate only to such Liens as are permitted hereunder), in form and substance satisfactory to the Agent, and provide the Agent, at such Loan Party's sole cost and expense, with a Title Insurance Policy covering such Real Estate in an amount equal to the purchase price of such Real Estate, and a current ALTA survey thereof, and a surveyor's certificate in form and substance satisfactory to the Agent.

         6.15. Employee Plans. For each Plan and any related trust hereafter adopted or maintained by any Loan Party intended to qualify under Code Section 401 or 501, such Loan Party shall (i) seek, and cause such of its ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Plan is so qualified; and (ii) cause such Plan to be so qualified, except where the non-qualification of which would not have a Material Adverse Effect.

         6.16. Borrowing Base Determination. (a) Each Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of the Agent, and present to the Agent for approval, such appraisals, investigations and reviews as the Agent shall reasonably request for the purpose of determining the Borrowing Base, all upon reasonable notice and at such reasonable times during normal business hours and not more than once during any Fiscal Year or, upon the occurrence and during the continuation of a Default or an Event of Default, as often as may be reasonably requested. Each Borrower shall furnish to the Agent any information which the Agent may reasonably request regarding the determination and calculation of the Borrowing Base including, without limitation, correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all obligors.

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         (b)  (i) Euramax and each Borrower shall promptly notify the Agent in writing in the event that at any time Euramax, such Borrower or any of their respective Subsidiaries receives or otherwise gains knowledge that either (A) the Borrowing Base has decreased by more than 25% from the Borrowing Base reflected in the most recent Borrowing Base Certificates delivered pursuant to
Section 6.11 or (B) the Borrowing Base attributable to any such Borrower and its Subsidiaries has decreased by more than 25% from the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered by such Borrower pursuant to Section 6.11; (ii) each of Euramax and U.S. Operating Co. shall promptly notify the Agent in writing in the event that at any time Euramax, U.S. Operating Co. or any of their respective Subsidiaries receives or otherwise gains knowledge that the U.S. Borrowing Base has decreased by more than 25% from the U.S. Borrowing Base reflected in the most recent Borrowing Base Certificate delivered by U.S. Operating Co. pursuant to Section 6.11; (iii) Euramax and each Borrower shall promptly notify the Agent in writing in the event that at any time the Swing Loans and Revolving Credit Loans outstanding at such time plus the Letter of Credit Obligations outstanding at such time exceed the Maximum Amount of Revolver Liabilities at such time as a result of any decrease in the Borrowing Base, and the amount of such excess; and (iv) each of Euramax and U.S. Operating Co. shall promptly notify the Agent in writing in the event that at any time the Swing Loans and Revolving Credit Loans made to U.S. Operating Co. outstanding at such time plus the Letter of Credit Obligations outstanding at such time exceed the Maximum Amount of Revolver Liabilities of U.S. Operating Co. at such time as a result of any decrease in the U.S. Borrowing Base, and the amount of such excess.

         (c) The Agent may make test verifications of the Accounts and physical verifications of the inventory in any manner and through any medium that the Agent considers advisable, and each Borrower shall furnish all such assistance and information as the Agent may require in connection therewith. Notwithstanding the foregoing, except upon the occurrence and during the continuation of a Default or an Event of Default, the Agent shall not directly contact (by telephone, mail or otherwise) any customer of any Borrower in connection with such verifications.

         6.17. Fiscal Year. Each Loan Party shall maintain as its Fiscal Year the twelve month period ending on December 31 of each year.

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         6.18.  Environmental Matters.  (a)  Each Loan Party shall comply in all material respects and shall cause each of its Subsidiaries to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

         (b) If the Agent or the Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law by any Loan Party or any of its Subsidiaries related to any real property owned, leased or operated by such Loan Party or any of its Subsidiaries, which violation may reasonably be expected to result in Environmental Liabilities and Costs exceeding $1,000,000 individually or in excess of $2,500,000 in any Fiscal Year when aggregated with all Environmental Liabilities and Costs reasonably expected to result from all prior violations, or, if any Event of Default occurs, then such Loan Party agrees, upon request from the Agent, to provide the Agent, at such Loan Party's expense, with such reports, certificates, engineering studies or other written material or data as the Agent or Lenders may reasonably require so as to reasonably satisfy the Agent and Lenders that such Loan Party or such Subsidiary is in material compliance with such Environmental Laws; provided, however, that should any Loan Party fail to provide such reports, certifications, engineering studies or other written material or data within 30 days of the Agent's request, the Agent, its employees and agents shall have the right, at such Loan Party's sole cost and expense, to conduct such environmental assessments or investigations as may reasonably be required to satisfy the Agent and Lenders that such Loan Party or its Subsidiary is in material compliance with such Environmental Laws. In addition, upon reasonable notice to the applicable Loan Party or Subsidiary thereof, the Agent shall have the right to inspect during normal business hours any real property owned, leased or operated by any Loan Party or any of its Subsidiaries if at any time the Agent or the Lenders have a reasonable basis to believe that there may be such a material violation of Environmental Law.

         (c) Each Loan Party shall, and shall cause each of its Subsidiaries to, take such Remedial Action or other action as required by Environmental Laws currently or hereafter in effect, as required by any Governmental Authority, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice; provided, however, that the Loan Parties

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shall be deemed not to be in default of this subsection (c) if all such failures by the Loan Parties and their Subsidiaries to take such Remedial Actions or other actions do not subject the Loan Parties and their Subsidiaries to Environmental Liabilities and Costs of $2,500,000 or more in the aggregate.

         6.19. Certain Additional Covenants. (a) Promptly, but in any event no later than one Business Day after the Effective Date, Coated Products B.V. shall furnish to the Agent evidence of the registration of the Additional Dutch Mortgage with the Land Registry's Offices in Roermond, the Netherlands.

         (b) Promptly, by in any event no later than 60 days after the Effective Date, a Blocked Account Letter for each Blocked Account maintained by either Fabral Holdings or Fabral, Inc. with any Blocked Account Bank, duly executed by such Domestic Loan Party and such Blocked Account Bank.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

         As long as any of the Obligations or Commitments remain outstanding, without the written consent of the Majority Lenders and the Agent, each Loan Party, on its behalf and on behalf of its Subsidiaries, agrees with the Lenders, the Issuer and the Agent that:

         7.1. Liens, Etc. No Loan Party shall create or suffer to exist, nor shall it permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its or such Subsidiary's properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

         (a)  Liens created pursuant to the Loan Documents;

         (b) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by French Operating Co. or any of its Subsidiaries, any Operating Company or any Operating Company Subsidiary in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) French Operating Co. or such Subsidiary thereof or such Operating Company or such Operating Company

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Subsidiary is not in default with respect to such payment obligation to such
Person, (ii) French Operating Co. or such Subsidiary thereof or such Operating Company or such Operating Company Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, or (iii) all such failures by French Operating Co., its Subsidiaries, the Operating Companies and Operating Company Subsidiaries in the aggregate have no Material Adverse Effect;

         (c) Liens (excluding Environmental Liens) on assets (other than Stock or Stock Equivalents) securing taxes, assessments or governmental charges or levies; provided, however, that no Loan Party or any of its Subsidiaries is in default in respect of any payment obligation with respect thereto unless
(i) such Loan Party or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate reserves therefor have been established on the books of such Loan Party or Subsidiary in accordance with GAAP, and (ii) all such failures in the aggregate have no Material Adverse Effect;

         (d) Liens on assets (other than Stock or Stock Equivalents) incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

         (e) Liens on assets (other than Stock or Stock Equivalents) securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; provided, however, that all such Liens
(i) in the aggregate have no Material Adverse Effect and (ii) do not secure directly or indirectly judgments in excess of $1,000,000 for all Loan Parties and their Subsidiaries;

         (f) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of any Loan Party or any of its Subsidiaries or impair, in any material manner, the use of

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such property for the purposes for which such property is held by such Loan
Party or any such Subsidiary;

         (g) Liens in favor of landlords securing operating leases permitted by Section 7.3;

         (h) Liens existing on the Closing Date in the case of each Loan Party and its Subsidiaries other than Fabral Holdings and its Subsidiaries, and on the Effective Date in the case of Fabral Holdings and its Subsidiaries, in each case to the extent disclosed on Schedule 7.1;

         (i) Liens on assets of French Operating Co. or any of its Subsidiaries to secure Capital Financing Indebtedness of French Operating Co. or its Subsidiaries and Liens on assets of any Operating Company or any Operating Company Subsidiary thereof to secure Capital Financing Indebtedness of such Operating Company or such Operating Company Subsidiary, in each case to the extent such Capital Financing Indebtedness is permitted by Section 7.2(a)(v); provided, however, that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (iii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item;

         (j) Any Lien securing the renewal, extension or refunding of any Indebtedness or other obligation secured by any Lien permitted by this Section
7.1 provided that such renewal, extension or refunding is otherwise permitted by this Agreement and the amount of such Indebtedness or other obligation secured by such Lien and the assets subject to such Lien are not increased;

         (k) Any other Lien on assets of any of French Operating Co., any Operating Company or any of their Subsidiaries (other than Liens on Stock and Environmental Liens), provided that the Fair Market Value of all such assets does not exceed $250,000 in the aggregate and no such Lien secures any Indebtedness; and

         (l) Any right of set-off granted by any of U.K. Operating Co., Ellbee Ltd. or Coated Products U.K. to National Westminster Bank plc, and any Lien created or

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permitted or suffered to exist by any of such Loan Parties on cash or Cash
Equivalents held by National Westminster Bank plc, in each case to the extent securing Permitted Secured U.K. Debt (as defined in clause (B) of the proviso to Section 7.2(a)(xii), provided that no Default or Event of Default would result therefrom.

         7.2. Indebtedness. (a) No Loan Party shall create, incur, assume, endorse, be or be become liable for, or suffer to exist, nor shall it permit any of its Subsidiaries to create, incur, assume, endorse, be or become liable for, or suffer to exist, any Indebtedness, directly or indirectly, except:

         (i) Indebtedness and Contingent Obligations in respect of the Obligations or evidenced by a Loan Document;

         (ii) liabilities in respect of taxes, and current liabilities in respect of assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business materially consistent with the past practice of such Loan Party and its Subsidiaries, and Contingent Obligations in respect of indemnities under Contractual Obligations or owing to officers and directors of any Loan Party or its Subsidiaries, in each case to the extent not otherwise prohibited by the Loan Documents and not resulting in a Default or an Event of Default;

         (iii) Indebtedness of the Loan Parties consisting of Costs referred to in Section 3.1(s)-1;

         (iv) Indebtedness of French Operating Co. or a Subsidiary thereof, any Operating Company or any Operating Company Subsidiary arising under any performance bond reimbursement obligation entered into consistent with the past practice of French Operating Co. or such Subsidiary thereof or of such Operating Company or such Operating Company Subsidiary;

         (v) Indebtedness of French Operating Co. or a Subsidiary thereof, any Operating Company or any Operating Company Subsidiary under Capital Financing Indebtedness (including any guaranty by any of the foregoing Loan Parties of any Capital Financing Indebtedness of a Subsidiary of such Loan Party) in an aggregate amount not exceeding $5,000,000 at any one time outstanding for French Operating

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Co. and its Subsidiaries, all Operating Companies and all Operating Company
Subsidiaries;

         (vi) Obligations of the Loan Parties to pay purchase price adjustments in accordance with the terms of the Fabral Purchase Agreement;

         (vii) Indebtedness of any Loan Party or its Subsidiaries in respect of any judgment, provided that the aggregate amount of all such Indebtedness of the Loan Parties and their Subsidiaries does not exceed $2,000,000 and no such judgment or judgments result in a Default or an Event of Default;

         (viii) Indebtedness of the Loan Parties and their Subsidiaries solely resulting from changes in GAAP or the application of current GAAP to the extent not so applied on the date hereof;

         (ix) in the case of Euramax, U.K. Holdings and Dutch Holdings, the Senior Subordinated Notes and, in the case of U.S. Holdings, the subordinated guaranty thereof pursuant to the Senior Subordinated Indenture;

         (x) in the case of each of U.S. Holdings and Dutch Company, the Indebtedness in respect of the Intercompany Notes issued by such Person;

         (xi) Indebtedness of French Operating Co., any Subsidiary of French Operating Co., any Operating Subsidiary or any Operating Company Subsidiary to the extent such Indebtedness is existing on the date of this Agreement and the nature thereof, the parties thereto, the amount thereof and the documents therefor are specified on Schedule 7.2(a);

         (xii) Indebtedness owing to other than a Loan Party by French Operating Co., any Subsidiary thereof, any Operating Company or any Operating Company Subsidiary not exceeding $5,000,000 in the aggregate at any time outstanding for all such Persons incurred for the purpose of funding working capital requirements of such Person or for general corporate purposes of such Person, provided that (A) the amount thereof incurred by French Operating Co. and its Subsidiaries shall not exceed in the aggregate $1,000,000 at any time outstanding and (B) no Indebtedness permitted by this clause (xii) shall be secured by a Lien on any property or assets of any Loan Party other than any such Indebtedness owing to National Westminster Bank plc by U.K. Operating

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Co., Ellbee Ltd. and/or Coated Products U.K. (including any guaranty by any such Loan Party of any such Indebtedness owing to National Westminster Bank plc by another such Loan Party) in an amount not exceeding $2,500,000 in the aggregate at any such time outstanding ("Permitted Secured U.K. Debt") secured by Liens specifically permitted by Section 7.1(l), provided that no Default or Event of Default would result therefrom;

         (xiii)(A) Indebtedness of an Operating Company or any Operating
Company Subsidiary owing to any Operating Company, any Operating Company Subsidiary, French Operating Co. or any Subsidiary thereof; and (B) Indebtedness of French Operating Co. or a Subsidiary thereof owing to any Operating Company or any Operating Company Subsidiary in an aggregate principal amount not exceeding, when added to the amount of Indebtedness incurred by French Operating Co. and its Subsidiaries pursuant to clause (xii) above, $5,000,000 in the aggregate at any time outstanding; and (C) Indebtedness of French Operating Co. owing to any of its Subsidiaries or owing by any such Subsidiary to French Operating Co.; provided, however, that all such Indebtedness owing to a Loan Party is evidenced by promissory notes pledged pursuant to the applicable Collateral Document;

         (xiv) Indebtedness of the Loan Parties under Currency Contracts, provided that the aggregate amount of such Indebtedness of all Loan Parties shall not exceed $30,000,000 at any time; and

         (xv)  Permitted Existing Indebtedness.

         (b) No Loan Party shall cancel, or permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it except for adequate consideration and in the ordinary course of business, it being understood that a Note Reduction permitted pursuant to Section 7.8(a)(i) shall not be a violation of this Section 7.2(b).

         (c) Notwithstanding subsection (a) above, in the event that a Deferred Payment L/C (as defined in Section 4.18(b)) is not issued, Laminated Products may (but no other Loan Party shall) guaranty, on an unsecured basis, the Laminated Products Deferred Payment, provided no Material Adverse Effect could result therefrom.

         7.3. Lease Obligations. (a) No Loan Party shall create or suffer to exist, or permit any of its Subsidiaries

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to create or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under other leases or agreements to lease (other than Capitalized Leases) having an original term of one year or more which would cause the direct or contingent liabilities of all Loan Parties and their respective Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $6,000,000 payable in any period of 12 consecutive months.

         (b) No Loan Party shall, nor shall it permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) such Loan Party or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (ii) such Loan Party or any of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.

         7.4. Restricted Payments. No Loan Party shall nor shall it permit any of its Subsidiaries to:

         (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents except (i) dividends paid in kind by Euramax on the Preference Shares; (ii) (A) cash dividends paid to U.S. Operating Co. by any of its Subsidiaries and the distribution by Richmond Company of all of its assets to U.S. Operating Co. in connection with the liquidation of Richmond Company, (B) cash dividends paid to U.K. Operating Co. by any of its Subsidiaries or by Coated Products U.S. and Laminated Products to Building Products, (C) cash dividends paid to Dutch Operating Co. (or, after a Permitted Merger of Dutch Operating Co. with and into Dutch Company, to Dutch Company) by any of its Subsidiaries, or (D) cash dividends paid to French Operating Co. by a Subsidiary thereof; (iii) the issuance of Qualifying Shares by a Foreign Loan Party or Non-Domestic Subsidiary thereof or by French Operating Co. or a Subsidiary thereof; (iv) cash interest payments on the Intercompany Notes paid by U.S. Holdings to Euramax and by Dutch Company to Dutch Holdings and cash dividends paid (A) by U.S. Operating Co. to U.S. Holdings, (B) by U.K. Operating Co. to U.K. Company or,

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after a Permitted U.K. Operating Co. Share Transfer, to U.K. Holdings, (C)
after both a Permitted U.K. Operating Co. Share Transfer and a Permitted Ellbee Share Transfer, by Ellbee Ltd. to U.K. Holdings, (D) after both a Permitted U.K. Operating Co. Share Transfer and a Permitted Coated Products Share Transfer, by Coated Products U.K. to U.K. Holdings, (E) prior to a Permitted U.K. Operating Co. Share Transfer, by U.K. Company to U.K. Holdings, (F) by Dutch Operating Co. to Dutch Company or, from and after a Permitted Merger of Dutch Operating Co. with and into Dutch Company, to Dutch Holdings, (G) by Dutch Company to Dutch Holdings, (H) by French Operating Co. to French Holdings or, after a Permitted Merger of French Operating Co. with and into French Holdings, by the direct Subsidiaries of French Holdings to French Holdings, (I) by French Holdings to Dutch Holdings, and (J) by each of U.K. Holdings, French Holdings and Dutch Holdings to Euramax; provided, however, that the proceeds of all such cash interest paid to Euramax and Dutch Holdings, and all such cash dividends paid to Dutch Company prior to a Permitted Merger of Dutch Operating Co. with and into Dutch Company or paid to U.K. Company prior to a Permitted U.K. Operating Co. Share Transfer, or paid to any of U.K. Holdings, French Holdings, U.S. Holdings or Euramax are used solely (v) to pay any of the Obligations or Guarantied Obligations, or
(w) to pay taxes and other expenses incurred by such Foreign Holding Company, French Holdings, U.S. Holdings or Euramax, as the case may be, or (x) by Euramax to redeem or repurchase any Stock of Euramax owned by any Person who is part of the management of any Loan Party upon such Person's termination, death or permanent disability, provided that (1) the aggregate amount of such redemptions and repurchases in any twelve month period shall not exceed $1,500,000 and (2) the aggregate amount of such redemptions and repurchases during the term of this Agreement shall not exceed $2,500,000 plus, in the case of each of clause (1) and (2), the aggregate cash proceeds previously or concurrently paid to Euramax during such period by any Person or Persons in payment of the purchase price of Stock purchased by such Person or Persons and not applied or required to be applied to any other payment, redemption or repurchase, or (y) by Euramax, U.K. Holdings and Dutch Holdings to make regularly scheduled interest payments to the holders of Senior Subordinated Notes, provided such payments are not made in contravention of the subordination provisions thereof or of the Senior Subordinated Indenture, or
(z) by U.S. Holdings and Dutch Company to make regularly scheduled interest payments on

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their respective Intercompany Notes; and (v) in a Permitted Merger or a
Permitted Share Transfer; or

         (b) (i) purchase, redeem, prepay, defease or otherwise acquire for value, or make any payment of principal of, or premium or interest on, or other amount on account or in respect of, any Senior Subordinated Note, any Intercompany Note or any other Indebtedness for borrowed money, now or hereafter outstanding, except (A) the Loans, (B) required payments by an Operating Company or Operating Company Subsidiary or by French Operating Co. or a Subsidiary thereof on Indebtedness specifically permitted by Section 7.2(a) to be incurred by such Operating Company or such Operating Company Subsidiary or by French Operating Co. or a Subsidiary thereof and (C) regularly scheduled interest payments (x) made by Euramax, U.K. Holdings and Dutch Holdings on the Senior Subordinated Notes, provided such payments are not made in contravention of the subordination provisions thereof or of the Senior Subordinated Indenture, and
(y) made by U.S. Holdings and Dutch Company on their respective Intercompany Notes; (ii) pay any fee to any holder of any Senior Subordinated Note for any waiver or amendment or for any other reason with respect to the Senior Subordinated Notes or the Senior Subordinated Indenture; or (iii) make any deposit in respect of any of the foregoing or give notice to any Person thereunder or under any Senior Subordinated Debt Document of its intention to effect any of the foregoing unless the same is revoked prior to its becoming irrevocable pursuant to the terms thereof.

         7.5. Mergers, Stock Issuances, Asset Sales, Etc. (a) No Loan Party shall sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets or properties other than a Permitted Merger of Coated Products U.K. and Ellbee Ltd., and no Loan Party shall, nor shall it permit any of its Subsidiaries to, (i) merge with any Person other than in a Permitted Merger, a Permitted Share Transfer, or in a merger of Fabral, Inc. with and into Building Products, provided that the Agent and the Majority Lenders have consented to the terms and conditions thereof and all documents and other actions necessary or, in the opinion of the Agent, desirable to continue the Lien of the Agent in all Collateral covered by any Collateral Document to which Fabral, Inc. is a party shall have executed and delivered or taken, as the case may be (such merger, subject to such conditions, being a "Fabral Merger") or (ii) consolidate with any Person.

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         (b)  No Loan Party shall (i) issue or transfer, or permit any of its
Subsidiaries to issue or transfer, any Stock or Stock Equivalents other than any such issuance or transfer (A) by Euramax of any of its Stock or Stock Equivalents so long as no Change of Control shall result therefrom, (B) by a wholly owned Subsidiary of such Loan Party to such Loan Party, (C) in the case of any Non-Domestic Subsidiary of any Loan Party, of Qualifying Shares and (D) in a Permitted Merger or a Permitted Share Transfer; or (ii) effect or suffer to occur or exist any Disposition of any Stock or Stock Equivalents of any of its Subsidiaries unless such Disposition is permitted by subsection (c) below.

         (c) No Loan Party shall, nor shall it permit any of its Subsidiaries to, effect, enter into, consummate or suffer to exist any Asset Sale except (i) any Asset Sale consisting of the taking of property by condemnation or eminent domain or the loss or destruction of or damage to any asset or property unless such asset or property has a Fair Market Value in excess of $2,500,000, and (ii) any Asset Sale, excluding any Asset Sale prohibited by Section 7.5(a) or Section 7.5(b), provided that, in any event, (A) in the case of any Asset Sale involving assets or property having a Fair Market Value in excess of $2,500,000 or involving assets or property having a Fair Market Value which, when the Fair Market Value thereof is added to the Fair Market Value of all assets and properties previously subject of an Asset Sale consummated on or after the Effective Date, exceeds $7,500,000, the Majority Lenders and the Agent shall have consented in writing to such Asset Sale and to the terms, conditions and documentation for such Asset Sale, (B) such Asset Sale is for the Fair Market Value thereof and the consideration for such Asset Sale consists solely of cash, payable upon such sale, (C) no Default or Event of Default is continuing or would result therefrom and all Asset Sale Proceeds of such Asset Sale, if received in cash, are applied to the prepayment of the Loans pursuant to Section
2.7 except as otherwise specified therein and, if received in other than cash, are pledged to the Agent pursuant to the Collateral Documents (it being understood that unless the Majority Lenders and the Agent otherwise agree, no Asset Sale consideration shall consist of other than cash), and (D) in the case of any Disposition of any Stock or Stock Equivalents of any Subsidiary, all of the Stock and Stock Equivalents of such Subsidiary is transferred.

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         (d)  Notwithstanding the foregoing, no Loan Party shall sell or otherwise dispose of, or factor at maturity or collection, or permit any of its Subsidiaries to sell or otherwise dispose of, or factor at maturity or collection, any accounts receivables other than in connection with the Stock of a Subsidiary in an Asset Sale permitted by Section 7.5(c).

         7.6. Investments. No Loan Party shall, directly or indirectly, make or maintain, or permit any of its Subsidiaries to make or maintain, any Investment, except:

              (a) Investments consisting of the Stock of Subsidiaries listed on Schedule 4.8 or acquired in (i) the Fabral Merger, or (ii) a Permitted Merger, or (iii) a Permitted Share Transfer;

              (b) Investments by an Operating Company or an Operating Company Subsidiary or by French Operating Co. or a Subsidiary thereof in accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of such Operating Company, such Operating Company Subsidiary or French Operating Co. or such Subsidiary thereof;

              (c) loans or advances to employees of an Operating Company or an Operating Company Subsidiary or of French Operating Co. or a Subsidiary
    thereof, which loans and advances shall not exceed $1,000,000   outstanding
    at any time in the aggregate for all Operating Companies and Operating Company Subsidiaries;

              (d) Investments by an Operating Company or an Operating Company Subsidiary or by French Operating Co. or a Subsidiary thereof in Cash Equivalents;

              (e) Investments by French Operating Co. or a Subsidiary thereof or by an Operating Company or an Operating Company Subsidiary in Currency Contracts permitted by Section 7.2(a)(xiv), and interest rate cap, collar or floor protection agreements;

              (f) Investments by U.S. Operating Co. or an Operating Company Subsidiary thereof consisting of cash collateral for the payment of workers' compensation in

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    an amount not to exceed $1,000,000 in the aggregate for U.S. Operating Co.
    and its Operating Company Subsidiaries;

              (g)  Investments consisting of loans permitted by clauses (x) and
    (xiii) of Section 7.2(a);

              (h) Investments in property, plant and equipment to the extent not otherwise prohibited by the terms of any Loan Document and subject to the provisions of Sections 6.13 and 6.14 and the terms of the Collateral Documents;

              (i) Investments constituting the ASP Note held by U.S. Operating Co. and other Investments constituting Asset Sale Proceeds to the extent the same are permitted by Section 7.5(c), provided that, each day on which any Loan Party or its Subsidiaries received any payment thereunder the amount thereof, if received in cash, is applied to the Loans in accordance with Section 2.7(d) and, if received in other than cash, is pledged to the Agent under the applicable Collateral Document; and

              (j) Investments in Stock or Stock Equivalents of any Person or consisting of the acquisition of assets of any Person, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or as a result of any such Investment, (ii) the aggregate amount of all such Investments does not exceed $5,000,000 and (iii) no such Investment shall be made directly or indirectly in any "margin stock" (as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System).

         7.7. Change in Nature of Business or in Capital Structure. (a) No Loan Party shall make, nor shall it permit any of its Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the Closing Date in the case of each Loan Party and its Subsidiaries other than Fabral Holdings and its Subsidiaries, and on the Effective Date in the case of Fabral Holdings and its Subsidiaries, except in connection with a Permitted Merger, a Permitted Share Transfer or the Fabral Merger, logical extensions of its business or if the core business of such Loan Party does not materially change from that on the Closing Date in the case of each Loan Party

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and its Subsidiaries other than Fabral Holdings and its Subsidiaries, and from that on the Effective Date in the case of Fabral Holdings and its Subsidiaries.

         (b) No Loan Party shall make, nor shall it permit any of its Subsidiaries to make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its certificate of incorporation or by-laws other than amendments in connection with the Fabral Merger, a Permitted Merger, the French Note Conversion or a Permitted Share Transfer or which in the aggregate have no Material Adverse Effect.

         7.8. Modification of Related Documents and Material Agreements. No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of or permit any breach or default to exist under any Related Document to which it is a party or take or fail to take any action thereunder, except that (i) the Intercompany Notes issued by U.S. Holdings may be amended to reduce the aggregate principal amount thereof by the amount, if any, of any purchase price allocation revision or adjustment pursuant to Section 8.8 of the Purchase Agreement (such reduction being a "Note Reduction"), provided that (A) the portion of the purchase price of the Purchase allocable to the Dutch Entities Purchase and/or the U.K. Entities Purchase is increased, in the aggregate, by the aggregate principal amount of such reduction in such Intercompany Notes (it being understood that no payments on any Intercompany Notes shall be made) and
(B) Euramax shall have complied with Section 3 and 7 of the Euramax Stock (U.S.) and Debt Pledge Agreement, and (ii) any Related Document may be amended to the extent such amendment relates solely to the provisions therein related to the equity of Euramax and provided that such amendment does not result in a Default or an Event of Default and is not otherwise prohibited by the Loan Documents; or
(b) terminate or waive any of their respective rights under, or fail to comply in all material respects with, any other material Contractual Obligations, except that (i) with respect to any such failure to comply with any Contractual Obligation other than any of the Related Documents, the Loan Parties shall not be deemed in default of this Section 7.8 if all such failures in the aggregate would have no Material Adverse Effect, and (ii) in the event of any breach or event of default by a Person other than the Loan Parties or any of their Subsidiaries, the Loan Parties shall promptly notify the Agent of any such

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breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

         7.9. Accounting Changes. The Loan Parties shall not make, nor permit any of their Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Agent.

         7.10. Transactions with Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, do any of the following:

              (i) make any Investment in an Affiliate of any Loan Party other than as permitted by Section 7.6(a), (c) or (g);

              (ii) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of any Loan Party, including any Subsidiary of any Loan Party other than in a Permitted Merger or a Permitted Share Transfer;

              (iii) merge into or consolidate with or purchase or acquire assets from any Affiliate of any Loan Party or of any Subsidiary of any Loan Party other than in a Permitted Merger, a Permitted Share Transfer or the Fabral Merger;

              (iv)  repay any Indebtedness to any Affiliate of any Loan
    Party except to the extent specifically permitted by Section 7.4(b)(i) and Indebtedness permitted by Section 7.2(a)(xiii); or

              (v) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of any Loan Party or any of its Subsidiaries (including, without limitation, employment contracts or contracts involving the payment of management or consulting fees, guaranties and assumptions of obligations of any such Affiliate, but excluding any repayment to an Affiliate set forth on Schedule 3.1(s)-1) except for (A) transactions in the ordinary course of business on a basis no less favorable to such Loan Party or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not

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    an Affiliate, as determined by the Board of Directors of such Loan Party or such Subsidiary acting in good faith, (B) salaries and other employee compensation and benefits to officers or directors of any Loan Party or any of its Subsidiaries commensurate with compensation and benefit levels of companies engaged in a similar business or in similar circumstances, and
    (C) the execution and delivery of the Related Documents and the consummation of the transactions contemplated thereby.

         7.11. Adverse or Speculative Transactions. The Loan Parties shall not, nor shall they permit any of their Subsidiaries to, (a) enter into or be a party to any transaction or Contractual Obligation the performance of which in the future has any reasonable likelihood of resulting in a breach of any representation or covenant contained herein or in any other Loan Document or give rise to a Default or Event of Default; or (b) engage in any speculative transaction or in any transaction involving commodity options or futures contracts except for Currency Contracts and interest rate protection agreements permitted by Section 7.6(e).

         7.12. Environmental Matters. No Loan Party shall, nor shall it permit any of its Subsidiaries or, to the extent practicable, any other Person to, dispose of any Hazardous Material by placing it in or on the ground or waters of any property owned, operated or leased by such Loan Party or any of its Subsidiaries, except to the extent that such disposal is permitted pursuant to Environmental Permits and where the result of all such disposals could not reasonably be expected to subject the Loan Parties and their Subsidiaries to Environmental Liabilities and Costs of in excess of $2,500,000 in the aggregate in any Fiscal Year, and it being understood that in any event no Loan Party or any of its Subsidiaries shall obtain a RCRA TSDF permit without the prior written approval of the Agent.

         7.13. Additional Richmond Company, Euramax, French Holdings and Foreign Holding Company Provisions. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (a) Euramax shall not own any assets other than the Intercompany Notes issued by U.S. Holdings and the Stock of U.K. Holdings, Dutch Holdings, U.S. Holdings and French Holdings; (b) U.K. Holdings shall not own any assets other than the Stock of U.K. Company or, after a Permitted U.K. Operating Co. Share Transfer, U.K. Operating Co., and, after either a Permitted Ellbee Share

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Transfer or a Permitted Coated Products Share Transfer, Ellbee Ltd. or Coated
Products U.K., respectively; (c) Dutch Holdings shall not own any assets other than the Stock of Dutch Company, Stock of French Holdings and the Intercompany Note issued by Dutch Company; (d) U.K. Company shall not own any assets other than the Stock of U.K. Operating Co. and, after either a Permitted Ellbee Share Transfer or a Permitted Coated Products Share Transfer but prior to a Permitted U.K. Operating Co. Share Transfer, Ellbee Ltd. or Coated Products U.K., respectively; (e) unless and until the consummation of a Permitted Merger of Dutch Operating Co. with and into Dutch Company, Dutch Company shall not own any assets other than the Stock of Dutch Operating Co.;
(f) U.S. Holdings shall not own any assets other than the Stock of U.S. Operating Co.; (g) prior to a Permitted Merger of French Operating Co. with and into French Holdings, French Holdings shall not own any assets other than the Stock of French Operating Co.; (h) from and after a Permitted U.K. Operating Co. Share Transfer, U.K. Company shall either (i) be liquidated or
(ii) not own any assets or have or incur any liabilities; and (i) Richmond Company shall not acquire any assets or incur any further liabilities.

                                     ARTICLE VIII

                        EVENTS OF DEFAULT AND CASH COLLATERAL

         8.1. Events of Default. Each of the following events shall be an Event of Default:

         (a) Any Loan Party shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

         (b) Any representation or warranty made or deemed made by any Loan Party, any Related Entity or any Affiliate of any Loan Party or any Related Entity in any Loan Document or by any Loan Party, any Related Entity or any Affiliate of any Loan Party or any Related Entity (or any of their respective officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

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         (c)  Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 3.1 or in Articles V, VI or VII or in any Collateral Document or any Guaranty (subject to any lapse of time or notice requirement set forth in such Collateral Document or Guaranty), or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for five days after the earlier of the date on which (A) a Responsible Officer of any Loan Party becomes aware of such failure or (B) written notice thereof shall have been given to any Loan Party by the Agent or any Lender; or

         (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness of such Loan Party or Subsidiary having a principal amount of $2,000,000 or more (excluding Indebtedness evidenced by the Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment not otherwise prohibited pursuant to this Agreement), or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

         (e) Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee-administrator or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against, but not by, any Loan Party or its Subsidiaries (other than, in

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relation to administration proceedings, Euramax, U.K. Holdings, U.K.
Operating Co. or any Subsidiary of any such Loan Party organized under the laws of England and Wales), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e) (each event referred to in this subsection (e) being a "Bankruptcy Event"); or any Loan Party shall cease to be Solvent; or

         (f) Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) An ERISA Event shall occur which, in the reasonable determination of the Majority Lenders or the Agent, has a reasonable possibility of a liability, deficiency or waiver request of Euramax or any ERISA Affiliate, whether or not assessed, exceeding $2,000,000; or

         (h) Any Loan Party or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any Loan Party or any of its Subsidiaries, in either case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all the foregoing, any Loan Party or its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $2,500,000 individually or $5,000,000 in the aggregate; or

         (i) Any provision of any Collateral Document or any Guaranty after delivery thereof under Section 3.1 shall for any reason cease to be valid and binding on any Loan Party thereto, or any Loan Party shall so state in writing; or any Collateral Document after delivery thereof pursuant to Section 3.1 shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered

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thereby, or such Lien shall cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

         (j) Any Loan Party, any Related Entity, CVC U.S., CVC Europe or any Subsidiary or Affiliate of any thereof shall (i) purchase, redeem, pay, prepay, defease or otherwise acquire for value, or pay any principal of, or premium on, or other amount of, any Senior Subordinated Note, or pay any interest thereunder other than regularly scheduled interest payments thereon made by Euramax, U.K. Holdings and Dutch Holdings to the extent such interest payments are not made in contravention of the subordination provisions set forth in the Senior Subordinated Indenture, or (ii) pay any fee to any holder of any Senior Subordinated Note for any waiver or amendment or for any other reason with respect to the Senior Subordinated Notes or the Senior Subordinated Indenture, or (iii) make any payment of principal of or premium or interest on any Intercompany Note other than regularly scheduled interest payments made to Euramax by U.S. Holdings on the Intercompany Notes issued by it and made to Dutch Holdings by each of Dutch Company and French Holdings on the Intercompany Notes issued by it, or (iv) make any deposit in respect of any of the foregoing or give notice to any Person thereunder or under any Senior Subordinated Debt Document of its intention to effect any of the foregoing unless such notice is revoked before the same shall become irrevocable pursuant to the terms of such Senior Subordinated Debt Document; or

         (k) There shall occur any default or event which but for the requirement that notice be given or time elapse or both would be a default under any Senior Subordinated Debt Document; or

         (l) (i) Euramax shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of (A) U.K. Holdings except Stock and Stock Equivalents owned in the name of the U.K. Trustee or its nominee, or
(B) Dutch Holdings in each case, other than Qualifying Shares; or (ii) U.K. Holdings shall fail to own of record and beneficially (A) all of the outstanding Stock and Stock Equivalents of U.K. Company, or (B) after a Permitted U.K. Operating Co. Share Transfer, all of the outstanding Stock and Stock Equivalents of U.K. Operating Co., or (C) after the consummation of both a Permitted U.K. Operating Co. Share Transfer and a Permitted Ellbee Share Transfer, all of the outstanding Stock and Stock Equivalents

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of Ellbee Ltd. (or, if a Permitted Merger of Ellbee Ltd. and Coated Products
U.K. has been effected, the Consolidated Entity (as defined in the definition of Permitted Merger)), or (D) after the consummation of both a Permitted U.K. Operating Co. Share Transfer and a Permitted Coated Products Share Transfer, all of the outstanding Stock and Stock Equivalents of Coated Products U.K. (or, if a Permitted Merger of Ellbee Ltd. and Coated Products U.K. has been effected, the Consolidated Entity), except, in each case, Stock and Stock Equivalents owned in the name of the U.K. Trustee or its nominee and Qualifying Shares; or (iii) U.K. Company shall fail to own of record and beneficially (A) all of the outstanding Stock and Stock Equivalents of U.K. Operating Co., or (B) after a Permitted Ellbee Share Transfer or a Permitted Coated Products Share Transfer that is consummated prior to a Permitted U.K. Operating Co. Share Transfer, Ellbee Ltd. and Coated Products U.K., respectively, except in each case other than Qualifying Shares; or (iv) Dutch Holdings shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of Dutch Company Stock and Stock Equivalents owned in the name of the U.K. Trustee or its nominee and Qualifying Shares (including after a Permitted Merger of Dutch Operating Co. with and into Dutch Company); or (v) Dutch Company shall fail to own of record and beneficially (A) all of the outstanding Stock and Stock Equivalents of Dutch Operating Co., or (B) after a Permitted Merger of Dutch Operating Co. with and into Dutch Company (but prior to a Permitted Merger of Coated Products, B.V.), all outstanding Stock and Stock Equivalents of Coated Products, B.V., in each case other than Qualifying Shares; or (vi) Euramax shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of U.S. Holdings; or (vii) U.S. Holdings shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of U.S. Operating Co.; or (viii) French Holdings shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of French Operating Co. (or, after a Permitted Merger of French Operating Co. with and into French Holdings, each direct Subsidiary of French Operating Co. prior thereto); or (ix) Euramax and Dutch Holdings shall fail to own of record and beneficially all outstanding Stock and Stock Equivalents of French Holdings (including after a Permitted Merger of French Operating Co. with and into French Holdings) other than Qualifying Shares; in each case referred to in this subsection (l), free and clear of all Liens except the Lien

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in favor of the Agent or the U.K. Trustee for the ratable benefit of the
Lenders; or

         (m)  There shall occur any Change of Control; or

         (n) Any Governmental Authority or any Person acting or purporting to act under or on behalf of any Governmental Authority shall have taken any action to condemn, seize, appropriate, compulsorily acquire, expropriate, nationalize, or assume custody or control of, all or any substantial part of the Stock or Stock Equivalents of, or any property or assets owned by, any Loan Party.

         8.2. Remedies. If there shall occur and be continuing any Event of Default, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrowers, declare the obligation of each Lender to make Loans and the Issuer to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of the Event of Default specified in subparagraph (e) or (j) above, (A) the obligation of each Lender to make Loans and the Issuer to issue Letters of Credit shall automatically be terminated and
(B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party. In addition to the remedies set forth above, the Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

         8.3. Implementation of Reallocation. On the first date on which any Bankruptcy Event shall occur in respect of any Loan Party, (i) the Commitments and the obligation of the Issuer to issue Letters of Credit shall automatically and without further act be terminated as provided in Section 8.2 and (ii) the Lenders shall

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automatically and without further act be deemed to have purchased participations in the Loans such that as a result of such deemed purchases, such Lender shall hold an interest in every one of the Loans (including the principal, interest and fee obligations of each Borrower in respect of each such Loan), whether or not such Lender shall previously have participated therein, equal to such Lender's Reallocation Percentage thereof. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 10.7, and each Borrower and each other Loan Party hereby consents and agrees to the Reallocation Exchange.

         8.4. Actions in Respect of Letters of Credit. (a) On the Revolving Credit Termination Date, each Operating Company shall pay to the Agent in immediately available funds at the Agent's Payment Office, for deposit in a special non-interest-bearing cash collateral account (the "L/C Cash Collateral Account") to be maintained with and in the name of the Agent on behalf of the Secured Parties at such place as shall be designated by the Agent, an amount equal to all outstanding Letter of Credit Obligations of such Operating Company.

         (b) Each Operating Company hereby pledges, and grants to the Agent a Lien on all of its right, title and interest in and to all funds held in the L/C Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of all amounts due and to become due to the Lenders and Issuers under the Loan Documents.

         (c) The Agent may, from time to time after the occurrence of any Event of Default, and may at any time after funds are deposited in the L/C Cash Collateral Account pursuant to Section 2.7, apply funds then held in the L/C Cash Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall have become or shall become due and payable to the Issuers or Lenders in respect of the Letter of Credit Obligations.

         (d) No Operating Company or any Person claiming on behalf of or through any Operating Company shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account.

         (e) Each Operating Company agrees that it will not (i) sell or otherwise dispose of any interest in the L/C Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect

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to the L/C Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement or the Collateral Documents.

         (f) The Agent may also exercise, in its sole discretion, in respect of the L/C Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time, and the Agent may, without notice except as specified below, sell the L/C Cash Collateral Account or any part thereof in one or more sales, at public or private sale, at any of the Agent's offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Operating Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Operating Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the L/C Cash Collateral Account, regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (g) Any cash held in the L/C Cash Collateral Account, and all cash proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the L/C Cash Collateral Account, may, in the discretion of the Agent, then or at any time thereafter be applied (after all payments provided for in Section 8.4(c), the expiration of all outstanding Letters of Credit and the payment of any amounts payable pursuant to Section 10.4) in whole or in part by the Agent against all or any part of the other Obligations in such order as the Agent shall elect, provided that cash deposited by Dutch Operating Co. or U.K. Operating Co. shall only be applied to their respective Guarantied Obligations or to the Dutch Operating Co. Obligations or U.K. Operating Co. Obligations, respectively. Any surplus of such cash or cash proceeds held by the Agent and remaining after the indefeasible cash payment in full of all of the Obligations shall be paid over to the applicable Operating Company or to whomsoever may be lawfully entitled to receive such surplus.

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

                                  ARTICLE IX

                                   THE AGENT

         9.1. Authorization and Action. (a) Each Lender and the Issuer hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender and the Issuer hereby authorizes the Agent (i) to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Agent is or is to be a party, including without limitation the deed of novation referred to in clause (c)(ii)(A) of the definition of Permitted Merger and the U.K. Deed of Novation referred to in clause (c) of the definition of Section 155 U.K. Operation Co. Conditions, and (ii) to exercise all rights, powers and remedies that the Agent may have under such Loan Documents.

         (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders, the Issuer, the Agent and all holders of Notes; provided, however, that the Agent shall not be required to take any action which the Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender and the Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

         9.2. Agent's Reliance, Etc. Neither the Agent, nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, (a) the Agent (i) may treat the payee of any

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Note as the holder thereof until such note has been assigned in accordance with Section 10.7; (ii) may rely on the Register to the extent set forth in
Section 10.7(c); and (iii) may consult with legal counsel (including, without limitation, counsel to any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; and (b) the Agent (i) makes no warranty or representation to any Lender and shall not be responsible to any Lender or the Issuer for any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents; (ii) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of any Loan Party or to inspect the property (including, without limitation, the books and records) of any Loan Party;
(iii) shall not be responsible to any Lender or the Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (iv) shall not incur any liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

         9.3. The Agent and its Affiliates. With respect to its Commitments, the Loans made by it, each Note issued to it and its other agreements hereunder, Paribas, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Paribas in its individual capacity. Paribas and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Loan Party or any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any of its Subsidiaries, all as if Paribas was not the Agent, and without any duty to account therefor to the Lenders.

         9.4. Lender Credit Decision. Each Lender and the Issuer, acknowledges that it has, independently and without

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

reliance upon the Agent, any other Lender or the Issuer, and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuer also acknowledges that it will, independently and without reliance upon the Agent, any Lender or the Issuer and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

         9.5. Indemnification. The Lenders and the Issuer agree to indemnify each Indemnitee (to the extent not reimbursed by the Borrowers or other Loan Parties), ratably according to the respective amounts of the aggregate of their outstanding Loans and unused Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, such Indemnitee in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Indemnitee under this Agreement or the other Loan Documents; provided, however, that neither the Issuer nor any Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender and the Issuer agrees to reimburse each Indemnitee promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of legal counsel) incurred by such Indemnitee in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that such Indemnitee is not reimbursed for such expenses by any Loan Party.

         9.6. Successor Agents. The Agent may resign at any time by giving written notice thereof to the Lenders and Euramax. Upon any such resignation by the Agent, the Majority Lenders shall have the right to appoint a successor

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

Agent, subject to Euramax's approval of such successor, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and the Issuer, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000, and which successor shall be subject to Euramax's approval, which approval shall not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         9.7 U.K. Documents. The provisions of this Article IX shall apply, mutatis mutandis, to the appointment of the U.K. Trustee in respect of the U.K. Collateral Documents, the Euramax Stock (U.K.) Pledge Agreement, the Euramax Guaranty and the U.K. Guaranties as if references to the "Agent" were to the U.K. Trustee. Each of the parties to this Agreement agrees to the appointment of the U.K. Trustee in accordance with the U.K. Trust Deed, the U.K. Collateral Documents, the Euramax Stock (U.K.) Pledge Agreement, the Euramax Guaranty and the U.K. Guaranties and to the terms and conditions of all such Loan Documents.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in

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

writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Article III except as otherwise provided therein; (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder or the Letter of Credit Obligations; (iv) postpone any final maturity date fixed for any payment of principal of, or interest on, the Loans or any fees or the Letter of Credit Obligations or other amounts payable hereunder; (v) change the percentage of the Revolving Credit Commitments or the Term Loan Commitments, the aggregate unpaid principal amount of the Loans or the aggregate amount of the Letter of Credit Obligations, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder; (vi) release any Collateral or any Loan Party except as shall otherwise be provided in Section 7.5 or in the Collateral Documents; or (vii) amend this
Section 10.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Loan Lender in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Loan Lender under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuer in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuer under this Agreement or any other Loan Document.

         10.2. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including, without limitation, telex or telecopy communication) and mailed, telecopied, or delivered by hand, by Federal Express or by other nationally recognized courier,

         (i) if to any Loan Party, at its address specified in Schedule IV or such other address as shall be designated by such Loan Party in a written notice to each other party;

         (ii) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule III or such

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

other address as shall be designated by such Lender in a written notice to the Agent, the Issuer and each Loan Party;

         (iii) if to the Issuer, at its address specified opposite its name or Schedule III or at such other address as shall be designated by Issuer in a written notice to the Loan Parties and the Agent; and

         (iv) if to the Agent, at its address at The Equitable Tower, 787 Seventh Avenue, New York, New York 10019, (A) in the case of any Notice of Borrowing, Notice of Continuation or Conversion or IP Notice, to the attention of John Andersen (telecopy number: 212-841-2217) (telephone number: 212-841-2229); (B) in the case of all reports, certificates and other documents required to be furnished to the Agent pursuant to Section 6.11, (x) to the attention of Maureen Keating (telecopy number: 212-841-2253) (telephone number: 212-841-2286) in a sufficient number of originals of each thereof for the Lenders and the Issuer, and (y) one original copy of each thereof to the attention of Doug Gouchoe (telecopy number: 212-841-2363) (telephone number: 212-841-2109); and (C) in all other cases, Doug Gouchoe (telecopy number: 212-841-2363) (telephone number: 212-841-2109); or, as to any case referred to in this clause (iv) at such other address as shall be designated by the Agent in a written notice to the other parties.

         (b) All such notices and communications shall, when mailed, telecopied, or delivered, be effective when deposited in the mails, telecopied with confirmation of receipt, or delivered by hand, by Federal Express or by such other courier, to the addressee or its agent, respectively, except that notices and communications to the Agent pursuant to
Article II or IX shall not be effective until received by the Agent.

         10.3. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         10.4. Costs; Expenses; Indemnities. (a) The Loan Parties jointly and severally agree to pay on demand (i) all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Agent with respect thereto and with respect to advising it as to its rights and responsibilities under this Agreement and the other Loan Documents, and (ii) all reasonable costs and expenses of the Agent, the Issuer and each Lender (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, investment bankers and advisors, consultants or industry experts retained by the Agent, the Issuer or any Lender) in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

         (b) The Loan Parties jointly and severally agree to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation, violation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any Related Document, any document delivered hereunder or thereunder, any Obligation, any Guarantied Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) arising from any misrepresentation or breach of warranty under Section 4.19 or any Environmental Claim or any Environmental Lien or any Remedial Action or otherwise under any Environmental Law currently or hereafter in effect arising out of or based upon anything relating to real property owned, leased or operated by any Loan Party or any of its Subsidiaries or any of their facilities or operations (collectively, the

"Indemnified Matters"); or (ii) suits or claims of Intellectual Property (as defined in the Collateral Documents) infringement arising out of or in connection with the Transactions or any action or omission by the Agent that is permitted under any of the Loan Documents; provided, however, that none of the Loan Parties shall have any obligation under this Section 10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

         (c) If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurocurrency Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by any Borrower or acceleration of the maturity of the Notes pursuant to Section 8.2 or for any other reason, then, in any such event, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

         (d) The Loan Parties shall jointly and severally indemnify the Agent, the Issuer and the Lenders for, and hold the Agent, the Issuer and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agent, the Issuer and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         (e) The Agent, the Issuer and each Lender agree that in the event that any such investigation, litigation, violation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity

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

or defense hereunder, such Indemnitee shall promptly notify the Borrowers in writing.

         (f) The Loan Parties, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Loan Parties, in any event, may participate in the defense thereof with legal counsel of their choice. In the event that such Indemnitee requests the Loan Parties to defend against such investigation, litigation or proceeding or requested Remedial Action, the Loan Parties shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair any Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

         (g) Each Loan Party agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

         10.5. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Lender, the Issuer and the Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Issuer or the Agent to or for the credit or the account of any (a) Domestic Loan Party and Euramax, against any and all of the Guarantied Obligations thereof and against any and all of the Obligations, (b) in the case of Dutch Company, against any and all of the Guarantied Obligations thereof and against any and all of the Company Obligations, (c) in the case of U.K. Holdings, U.K. Company and Dutch Holdings, against any and all of the Guarantied Obligations thereof, (d) in the case of Dutch Operating Co., against any and all of the Dutch Operating Co. Obligations and its Guarantied Obligations, (e) in the case of U.K. Operating Co., against any and all of the U.K. Operating Co. Obligations and its Guarantied Obligations, and (f) in the

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

case of any Subsidiary of Dutch Operating Co. or U.K. Operating Co., against any and all of such Subsidiary's Guarantied Obligations, in each case whether now or hereafter existing whether or not such Lender, the Issuer or the Agent shall have made any demand under this Agreement or any Note or any other Loan Document and although any or all of such Obligations, Guarantied Obligations, Company Obligations, U.K. Operating Co. Obligations or Dutch Operating Co. Obligations may be unmatured. Each Lender, the Issuer and the Agent agrees that, after any such set-off and application made by such Lender, the Issuer or the Agent against any Loan Party, such Lender, the Issuer or the Agent, as the case may be, shall promptly notify such Loan party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, the Issuer and the Agent under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender, the Issuer and the Agent may have.

         10.6. Binding Effect. This Agreement shall become effective as of the Effective Date and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Agent, each Lender and the Issuer and their respective successors and assigns, except that none of the Loan Parties shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent, the Issuer and the Lenders. Upon the effectiveness hereof as provided above, each Existing Lender that is a party hereto shall return to the Borrowers the Existing Notes of such Lender each marked "cancelled."

         10.7. Assignments and Participations. (a) Each Lender and the Issuer may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its Commitments, its commitment to issue Letter of Credit, the Loans and the Letter of Credit Obligations owing to it and the Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; provided, however, that (i) each assignee hereunder shall be an Eligible Assignee, (ii) after the occurrence of a Bankruptcy Event, each such assignment shall be of a single, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, and (iii) after giving effect to such assignment, the aggregate Commitments, outstanding Loans and outstanding Letter of Credit Obligations of the assignor

Lender shall, unless all of the assignor Lender's Commitments, outstanding Loans and outstanding Letter of Credit Obligations are assigned, be no less than $5,000,000, and the aggregate Commitments, outstanding Loans and outstanding Letter of Credit Obligations of the assignee Lender shall, unless all of the assignor Lender's Commitments, outstanding Loans and outstanding Letter of Credit Obligations are assigned to such assignee, be no less than $5,000,000. The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance, together with the Notes (or an Affidavit of Loss and Indemnity with respect to such Notes satisfactory to the Agent) subject to such assignment and a payment to the Agent by such parties, for the account of the Agent, of an assignment fee of $1,000 in the case of any such assignment to an existing Lender and $5,000 in the case of any other assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and/or Issuer hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto, except for purposes of rights that survive payment in full of the Obligations).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor and/or the Issuer assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender or assigning Issuer makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan

Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender or assigning Issuer makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender or assigning Issuer confirms that it has delivered to the assignee and the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by Euramax to the Lenders pursuant to each of the clauses of Section 6.11 (or if no such statements have been delivered, the financial statements referred to in Section 4.5 of this Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or assigning Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and/or Issuer.

         (c)  The Agent shall maintain at its address referred to in Section
10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the Issuer and the Commitments of and principal amount of the Loans and the amount of the Letter of Credit Obligations owing to each Lender and the Issuer from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agent, the Lenders and the Issuer may treat each Person whose name is recorded in the Register as a Lender or the Issuer for all purposes of this

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

Agreement. The Register shall be available for inspection by the Loan Parties, any Lender or the Issuer at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assignor and an assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Loan parties. Within five Business Days after its receipt of such notice, each applicable Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for such surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assignor has retained Commitments hereunder, new Notes to the order of the assignor in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibits A-1 through A-8 hereto, as applicable.

         (e)  In addition to the other assignment rights provided in this
Section 10.7, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Loans) to any Federal Reserve Bank without notice to or consent of any Loan Party or the Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

         (f) Each Lender and the Issuer may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, its commitment to issue Letters of Credit, the Loans owing to it, the Letter of Credit Obligations owing to it, and the Notes held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents,

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

the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender and the Issuer may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount or postpone any final maturity date of the Loans or reduce the amount of interest or fees payable to such participant under the Loan Documents to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Collateral Documents. In the event of the sale of any participation by any Lender or the Issuer, (i) such Lender's and the Issuer's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender and the Issuer shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender and the Issuer shall remain the holder of such Notes and Obligations for all purposes of this Agreement, (iv) such Lender and the Issuer shall disclose to the Agent the identity of each bank or other entity purchasing a participation within a reasonable time after the sale and purchase of such participation, and (v) each Loan Party, the Agent, the Issuer and the other Lenders shall continue to deal solely and directly with such Lender or the Issuer, as applicable, in connection with such Lender's or the Issuer's rights and obligations under this Agreement.

         (g) Each participant shall be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 2.15 as if it were an Issuer or a Lender; provided, however, that anything herein to the contrary notwithstanding, none of the Borrowers shall, at any time, be obligated to pay to any participant of any interest of the Issuer or any Lender, under Section 2.11, 2.12, 2.13 or 2.15, any sum in excess of the sum which such Borrower would have been obligated to pay to the Issuer or such Lender in respect of such interest had such participation not been sold.

         10.8. Governing Law; Severability. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any

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

provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.9.  Submission to Jurisdiction; Service of Process; Judgment.
(a) Any legal action or proceeding with respect to this Agreement, the Notes or any other Loan Document or any document related hereto or thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Loan Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) Each Loan Party hereby irrevocably appoints CT Corporation (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States, as its agent to receive on behalf of such Loan Party and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the Process Agent at the Process Agent's above address, and such Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Loan Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Loan Party at its address specified in Section 10.2. Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Nothing in this Section 10.9 shall affect the right of any Lender, the Issuer or the Agent to serve legal process in any other manner permitted by law or affect the right of any Lender, the Issuer or the Agent to bring any action or proceeding against any Loan Party or its property in the courts of other jurisdictions.

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

         (d) To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

         (e) Each Loan Party's obligations hereunder and under the other Loan Documents to make payments in Dollars or in any Alternative Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent, the Issuer or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under this Agreement or the other Loan Documents. If there is a change in the rate of exchange prevailing between the date of such conversion and the date of actual payment of the amount due, each Loan Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Other Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Other Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on such conversion date. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes into or from any currency other than the Obligation Currency (such other currency being the "Other Currency") an amount due in the Obligation Currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Obligation Currency with the Other Currency at the rate of exchange (as quoted by the Agent) determined as of the Business Day preceding that on which final judgment is given.

         (f) The obligation of each Loan Party in respect of any sum due in the Obligation Currency from it to any Lender, the Issuer or the Agent hereunder or under the Note held by such Lender, shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that, on the Business Day following receipt by such Lender, the Issuer or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender, the Issuer or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Obligation Currency so purchased is less than the sum originally due to such Lender, the Issuer or the Agent (as the case may be) in the Obligation Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Issuer or the Agent (as the case may be) against such loss, and if the amount of the Obligation Currency so purchased exceeds the sum originally due to any Lender, the Issuer or the Agent (as the case may be) in the Obligation Currency, such Lender, the Issuer or the Agent (as the case may be) agrees to remit to such Loan Party such excess.

         (g) For purposes of determining the equivalent of an Alternative Currency or of Dollars or the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

         10.10. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.12. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder and the agreements referred to in Section 2.4(b) embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

         10.13. Confidentiality. Each Lender, the Issuer and the Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in

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

accordance with such Lender's, the Issuer's or the Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's, the Issuer's or the Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information,
(ii) to the extent such information presently is or hereafter becomes available to such Lender, the Issuer or the Agent, as the case may be, on a non-confidential basis from a source other than the Loan Parties, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

         10.14. Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           EURAMAX INTERNATIONAL PLC

                           By: ---------------------------------
                               Title:


                           EURAMAX EUROPEAN HOLDINGS PLC

                           By: ----------------------------------
                               Title:

                           EURAMAX EUROPEAN HOLDINGS, B.V.

                           By: ----------------------------------
                               Title:

                           EURAMAX EUROPE LIMITED

                           By: ----------------------------------
                               Title:

                           EURAMAX NETHERLANDS B.V.

                           By: ----------------------------------
                               Title:

                           EURAMAX HOLDINGS LIMITED

                           By: ----------------------------------
                               Title:

                           EURAMAX EUROPE B.V.

                           By: ----------------------------------
                               Title:

                           ELLBEE LIMITED

                           By: ----------------------------------
                               Title:

                           EURAMAX COATED PRODUCTS LIMITED

                           By: ----------------------------------
                               Title:

                           EURAMAX COATED PRODUCTS B.V.

                           By: ----------------------------------
                               Title:

                           AMERIMAX HOLDINGS, INC.
                           AMERIMAX FABRICATED PRODUCTS, INC.
                           AMERIMAX BUILDING PRODUCTS, INC.
                           AMERIMAX COATED PRODUCTS, INC.
                           AMERIMAX RICHMOND COMPANY
                           AMERIMAX HOME PRODUCTS, INC.
                           AMERIMAX LAMINATED PRODUCTS, INC.

                           By: ----------------------------------
                               Title:

                           FABRAL HOLDINGS, INC.
                            (formerly, Gentek Holdings, Inc.)

                           FABRAL, INC.
                            (formerly, Gentek Building Products, Inc.)

                           By: ----------------------------------
                               Title:

                           BANQUE PARIBAS, as Agent, as a
                            Lender and as the Issuer

                           By: ----------------------------------
                               Title:

                           By: ----------------------------------
                               Title:

                           BANKBOSTON, N.A., as a Lender

                           By: ----------------------------------
                               Title:

                           BHF-BANK AKTIENGESELLSCHAFT, as a Lender

                           By: ----------------------------------
                               Title:

                           By: ----------------------------------
                               Title:

                           CREDITANSTALT BANKVEREIN, as a Lender

                           By: ----------------------------------
                               Title:

                           FLEET NATIONAL BANK, as a Lender

                           By: ----------------------------------
                               Title:

                           LASALLE NATIONAL BANK, as a Lender

                           By: ----------------------------------
                               Title:

                           WACHOVIA BANK, N.A., as a Lender

                           By: ----------------------------------
                               Title:

                           THE FIRST NATIONAL BANK OF CHICAGO, as a Lender

                           By: ----------------------------------
                               Title:

                           PPM AMERICA, INC., as attorney in fact, on behalf of Jackson National Life Insurance Company, as a Lender

                           By: ----------------------------------
                               Title:

                           DE NATIONALE INVESTERINGS BANK N.V., as a Lender

                           By: ----------------------------------
                               Title:

                           By: ----------------------------------
                               Title:

                           PARIBAS CAPITAL FUNDING LLC, as a Lender

                           By: ----------------------------------
                               Title:

                           MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                           By: ----------------------------------
                               Title:

                           DEBT STRATEGIES FUND, INC.

                           By: ----------------------------------
                               Title:

                                   SCHEDULE I

                                  COMMITMENTS

    Part 1: REVOLVING CREDIT COMMITMENTS

                                                                                        REVOLVING CREDIT COMMITMENT
                                                                                       -----------------------------
LENDER                                                                                 DOLLAR AMOUNT    PERCENTAGE
------                                                                                 --------------  -------------
Banque Paribas.......................................................................  $   10,000,000           10%
De Nationale Investeringsbank N.V....................................................       7,000,000            7%
LaSalle National Bank................................................................      16,000,000           16%
Creditanstalt Bankverein.............................................................       9,000,000            9%
BHF-Bank Aktiengesellschaft..........................................................      12,000,000           12%
Fleet National Bank..................................................................      11,000,000           11%
BankBoston, N.A......................................................................      14,000,000           14%
The First National Bank of Chicago...................................................      14,000,000           14%
Paribas Capital Funding LLC..........................................................               0            0%
Merrill Lynch Senior Floating Rate Fund, Inc.........................................               0            0%
Debt Strategies Fund, Inc............................................................               0            0%
PPM America, Inc.....................................................................               0            0%
Wachovia Bank, N.A...................................................................       7,000,000            7%
  Total:.............................................................................  $  100,000,000          100%



    Part 2: U.S. DOLLAR TERM A LOAN COMMITMENTS

                                                                                             U.S. DOLLAR
                                                                                        TERM A LOAN COMMITMENT
                                                                                     -----------------------------
LENDER                                                                                DOLLAR AMOUNT    PERCENTAGE
------                                                                               ----------------  -----------
Banque Paribas.....................................................................  $   2,631,578.93       13.16%
De Nationale Investeringsbank N.V..................................................      2,105,263.15       10.53%
LaSalle National Bank..............................................................      1,578,947.37        7.89%
Creditanstalt Bankverein...........................................................      2,105,263.16       10.53%
BHF-Bank Aktiengesellschaft........................................................      2,631,578.95       13.16%
Fleet National Bank................................................................      2,105,263.15       10.53%
BankBoston, N.A....................................................................      2,105,263.15       10.53%
The First National Bank of Chicago.................................................      3,157,894.74       15.77%
Paribas Capital Funding LLC........................................................              0.00        0.00%
Merrill Lynch Senior Floating Rate Fund, Inc.......................................              0.00        0.00%
Debt Strategies Fund, Inc..........................................................              0.00        0.00%
PPM America, Inc...................................................................              0.00        0.00%
Wachovia Bank, N.A.................................................................      1,576,947.37        7.89%
  Total............................................................................  $  20,000,000.00      100.00%

    Part 3: U.S. DOLLAR TERM C LOAN COMMITMENTS

                                                                                                U.S. DOLLAR
                                                                                          TERM C LOAN COMMITMENT
                                                                                        ---------------------------
LENDER                                                                                  DOLLAR AMOUNT   PERCENTAGE
------                                                                                  --------------  -----------
Banque Paribas........................................................................   $  2,000,000        10.00%
De Nationale Investeringsbank N.V.....................................................              0         0.00%
La Salle National Bank................................................................              0         0.00%
Creditanstalt Bankverein..............................................................              0         0.00%
BHF-Bank Aktiengesellschaft...........................................................        500,000         2.50%
Fleet National Bank...................................................................              0         0.00%
BankBoston, N.A.......................................................................        500,000         2.50%
The First National Bank of Chicago....................................................              0         0.00%
Paribas Capital Funding LLC...........................................................      4,000,000        20.00%
Merrill Lynch Senior Floating Rate Fund, Inc..........................................      3,750,000        18.75%
Debt Strategies Fund, Inc.............................................................      3,750,000        18.75%
PPM America, Inc......................................................................      5,500,000        27.50%
Wachovia Bank, N.A....................................................................              0         0.00%
  Total...............................................................................   $ 20,000,000       100.00%

                                  SCHEDULE I-A

              EXISTING TERM LOANS, EXISTING REVOLVING CREDIT LOANS

                   AND EXISTING REVOLVING CREDIT COMMITMENTS

             (each in dollars, determined as of the Effective Date

                 as provided in the Existing Credit Agreement)

R/C -- Amerimax Triangle -- Letters of Credit.........  $  993,291.00
R/C -- Amerimax Triangle -- USD.......................  $8,450,500.00
R/C -- Amerimax Triangle -- Swingline USD.............  $1,800,000.00
R/C -- Euramax Holdings Ltd. -- GBP...................  $9,442,871.98     Exchange Rate 1.6870        5,597,434.49 GBP
R/C -- Euramax Netherlands NGL........................  $3,953,819.24     Exchange Rate 1.9770        7,816,700.63 NLG
Revolving Credit Unused............................... $60,359,517.78
                                                       --------------
Total R/C............................................  $85,000,000.00

Term A UK Operating Co................................  $5,169,826.90     Exchange Rate 1.6855        3,067,236.37 GBP
Term A Dutch Co.......................................  $6,064,256.38     Exchange Rate 1.9786       11,998,924.38 NLG
Term B US$ Only......................................  $15,300,500.00


               Dutch Company   UK Operating Co.     US Dollar     R/C Loans Owned     R/C Loans Owned      R/C Loan
Lender           Term Loan         Term Loan        Term Loan    by Dutch Company   by UK Operating Co.       USD
------------  ---------------  -----------------  -------------  -----------------  -------------------  -------------
Banque
  Paribas...   $1,276,685.56     $1,088,384.57    $        0.00    $  511,670.73       $1,222,018.73     $ 1,326,535.29
De Nationale
  Investeringsbank
  N.V.......   $  638,342.78     $  544,192.33    $        0.00    $  372,124.16       $  888,740.89     $   964,752.94
LaSalle
  National
  Bank......   $  478,757.08     $  408,144.23    $        0.00    $  511,670.73       $1,222,018.73     $ 1,326,535.29
Creditanstalt
Bankverein..   $  638,342.78     $  544,192.31    $        0.00    $  511,670.73       $1,222,018.73     $ 1,326,535.54
BHF-Bank
  Aktienge
  sellschaft.  $  797,928.47     $  680,240.38    $        0.00    $  511,670.73       $1,222,018.73     $ 1,326,535.29
Fleet
  National
  Bank......   $  638,342.78     $  544,192.31    $        0.00    $  511,670.73       $1,222,018.73     $ 1,326,535.29
BankBoston,
  N.A.......   $  638,342.78     $  544,192.31    $        0.00    $  511,670.73       $1,222,018.73     $ 1,326,535.29
The First
  National
  Bank of
  Chicago...   $  957,514.17     $  816,288.46    $        0.00    $  511,670.73       $1,222,018.73     $ 1,326,535.29
Paribas
  Capital
  Funding
  LLC.......   $        0.00     $        0.00    $3,825,125.00    $        0.00       $        0.00     $         0.00
Merrill
  Lynch
  Senior
  Floating
  Rate Fund,
  Inc.......   $        0.00     $        0.00    $7,650,250.00    $        0.00       $        0.00     $         0.00
PPM America,
  Inc.
  (Jackson
  National
  Life
  Insurance
  Co.)......   $        0.00     $        0.00    $3,825,125.00    $        0.00       $        0.00     $         0.00
Totals......   $6,064,256.38     $5,169,826.90    $15,300,500.00   $3,953,819.24       $9,442,871.98     $10,250,500.00



              Participations
                    in             Existing R/C
Lender        Existing L/C's    Commitment(unused)
------------  ---------------  --------------------
Banque
  Paribas...    $128,543.54       $ 7,034,542.53
De Nationale
  Investeringsbank
  N.V.......    $ 93,486.21       $ 6,003,992.45
LaSalle
  National
  Bank......    $128,543.54       $ 7,401,450.55
Creditanstalt
Bankverein..    $128,543.54       $ 8,339,218.94
BHF-Bank
  Aktienge-     $128,543.54       $ 7,937,318.20
  sellschaft
Fleet
  National
  Bank......    $128,543.54       $ 8,071,285.11
BankBoston,
  N.A.......    $128,543.54       $ 7,669,384.38
The First
  National
  Bank of
  Chicago...    $128,543.54       $ 7,902,325.62
Paribas
  Capital
  Funding
  LLC.......    $      0.00       $         0.00
Merrill
  Lynch
  Senior
  Floating
  Rate Fund,
  Inc.......    $      0.00       $         0.00
PPM America,
  Inc.
  (Jackson
  National
  Life
  Insurance
  Co.)......    $      0.00       $         0.00
Totals......    $993,291.00       $60,359,517.78


                                              I-A-1

                                  SCHEDULE I-B

                           EFFECTIVE DATE ASSIGNMENTS

    None.

                                              I-B-1

                                  SCHEDULE II

                              APPLICABLE SUBLIMITS


Transaction Revolving
Credit Loan Borrower                               Applicable Sublimit
---------------------                              -------------------

Dutch Company...................................           $20,500,000

U.K. Operating Co...............................           $15,500,000

U.S. Operating Co...............................           $44,000,000
                                                   -------------------
                    Total:......................           $80,000,000

                                  SCHEDULE III
                                  ------------

                          APPLICABLE LENDING OFFICES AND
                               ADDRESSES FOR NOTICES
                               ---------------------

                             Domestic Lending
                             Office and Address
                             Eurocurrency
Lender                       for Notices
------                       --------------------
                             Lending Office
                             --------------------

Banque Paribas               Banque Paribas                    Banque Paribas
                             The Equitable Tower
                             The Equitable Tower
                             787 Seventh Avenue
                             787 Seventh Avenue
                             New York, NY  10019
                             New York, NY  10019
                             Attention:
                               John Andersen
                             Telecopy:
                               (212) 841-2217
                             Telephone:
                               (212) 841-2229

BankBoston, N.A.             BankBoston, N.A.                  BankBoston, N.A.
                             100 Federal Street                100 Federal Street
                             Mail Code 010805                  Mail Code 010805

                             Boston, MA  02110                 Boston, MA  02110
                             Attention: Linda Alto
                             Telecopy: (617) 434-4929
                             Telephone: (617) 434-1601

PPM America, Inc.            PPM America                       PPM America

                             225 West Wacker Drive             225 West Wacker
                                                               Drive

                              Suite 1200                        Suite 1200
                             Chicago, IL 60606                 Chicago, IL 60606
                             Attention: Michael DiRe
                             Telecopy: (312) 634-0054
                             Telephone: (312) 634-2509

                             Jackson National Life             Jackson National Life


                                     III-1


                             Domestic Lending
                             Office and Address
                             Eurocurrency
Lender                       for Notices
------                       --------------------
                             Lending Office
                             --------------------

                             5901 Executive Drive              5901 Executive Drive

                             Lansing, MI  48909                Lansing, MI  48909

                             Attention: Danette Ponce
                             Telecopy: (517) 394-0928
                             Telephone: (517) 394-3400
                                             ext. 3660

                                     III-2


                             Domestic Lending
                             Office and Address
                             Eurocurrency
Lender                       for Notices
------                       --------------------
                             Lending Office
                             --------------------

Merrill Lynch Senior         Merrill Lynch Senior              Merrill Lynch Senior
Floating Rate Fund,          Floating Rate Fund, Inc.          Floating Rate Fund Inc.
Inc.                         800 Scudders Mill Road            800 Scudders Mill Road

                             Area 2C                           Area 2C

                             Plainsboro, NJ  08536             Plainsboro, NJ  08536

                             Attention: Anthony Clemente
                             Telecopy: (609) 282-2756
                             Telephone: (609) 282-2092

                             MLAM Accounting                   MLAM Accounting
                             500 College Road-4E               500 College Road-4E

                             Plainsboro, NJ  08536             Plainsboro, NJ  08536

                             Attention: John Dugan
                             Telecopy: (609) 282-7616
                             Telephone: (609) 282-7705

Debt Strategies Fund,        Debt Strategies Fund, Inc         Debt Strategies Fund,
Inc.                         800 Scudders Mill Road            Inc.
                              - Area 1B                        Ansbacher House
                             Plainsboro, NJ  08536             P.O. Box 500
                             Attention:  Jill Montanye         George Town, Grand Cayman
                             Telecopy:  (609) 282-3542         Cayman Island,
                             Telephone:  (609) 282-3102        British West Indies

                             MLAM Accounting
                             MLAM Accounting
                             500 College Road - 4E             500 College Road - 4E
                             Plainsboro, NJ  08536             Plainsboro, NJ  08536
                             Attention:  John Geijer
                             Telecopy:  (609) 282-7616
                             Telephone:  (609) 282-7705

                                     III-3


                             Domestic Lending
                             Office and Address
                             Eurocurrency
Lender                       for Notices
------                       --------------------
                             Lending Office
                             --------------------

De Nationale                 De Nationale                      De Nationale
Investeringsbank N.V.        Investeringsbank N.V.             Investeringsbank N.V.
                             Carnegieplein 4                   Carnegieplein 4
                             2517 KJ THE HAGUE                 2517 KJ THE HAGUE
                             P.O. Box 380                      P.O. Box 380

                             2501 BH THE HAGUE                 2501 BH THE HAGUE

                             THE NETHERLANDS                   THE NETHERLANDS
                             Attention: Wim Van Velzen
                             Telecopy: 011 31 70 342 5548
                             Telephone: 011 31 70 342 5499

LaSalle National Bank        LaSalle National Bank             LaSalle National Bank
                             120 S. LaSalle St.                120 S. LaSalle St.
                             Chicago, IL  60603                Chicago, IL  60603
                             Attention: Jeffrey A. Raider
                             Telecopy (312) 750-0546
                             Telephone: (312) 443-2706

Paribas Capital              Paribas Capital Funding LLC
Funding LLC                  The Equitable Tower
                             787 Seventh Avenue
                             New York, NY  10019
                             Attention: Eric Green
                             Telecopy: (212) 841-2363
                             Telephone: (212) 841-2535

Creditanstalt                Creditanstalt                     Creditanstalt

Bankverein                   Bankverein                        Bankverein
                             Two Greenwich Plaza               Two Greenwich Plaza
                             Greenwich, CT  06830              Greenwich, CT  06830

                             Attention: Lisa Hermann/
                             Carl G. Drake

                                     III-4


                             Domestic Lending
                             Office and Address
                             Eurocurrency
Lender                       for Notices
-----                        --------------------
                             Lending Office
                             --------------------

                             Telecopy: (770) 390-1851
                             Telephone: (770) 390-1850

BHF-BANK                     BHF-BANK
                             BHF-BANK
Aktiengesellschaft           Aktiengesellschaft                Aktiengesellschaft
                             NY Branch                         Grand Cayman Branch
                             590 Madison Ave.
                             New York, NY  10022
                             Attention: Paul Travers
                             Telecopy: (212) 756-5536
                             Telephone: (212) 756-5570

Fleet National Bank          Fleet National Bank               Fleet National Bank
                             75 State Street                   75 State Street
                             Boston, MA  02109                 Boston, MA  02109
                             Attention: Andy Sassine           Mail Code-MABDFO4P
                             Telecopy: (617) 346-4806
                             Telephone: (617) 346-5692

The First National           The First National Bank           The First National Bank

Bank of Chicago              of Chicago                        of Chicago
                             , London
                             Suite 0324                        First Chicago House
                             1 FNP - 10th Floor                90 Long Acre
                             Chicago, IL 60670                 London WC2E 9RB  ENGLAND
                             Attention: Brett C. Neubert
                             Telecopy: (312) 732-2991
                             Telephone: (312) 732-2752



Wachovia Bank, N.A.          Wachovia Bank, N.A.               Wachovia Bank, N.A.

                                     III-5


                             Domestic Lending
                             Office and Address
                             Eurocurrency
Lender                       for Notices
-----                        --------------------
                             Lending Office
                             --------------------

                             191 Peachtree Street, N.E.        301 N. Main Street
                             Atlanta, GA  30303                Winston-Salem, N.C. 27150
                             Attn:  Richard E.S. Bowen         Attention: Jane Beasley
                             Telecopy:  (404) 332-6920         Telecopy:(910)770-4875
                             Telephone:  (404) 332-1383        Telephone: (910) 770-6860

Issuer                       Address for Notices
------                       -------------------
Banque Paribas               Banque Paribas
                             The Equitable Tower
                             787 Seventh Avenue
                             New York, NY  10019
                             Attention:  John Andersen
                             Telecopy:  (212) 841-2217
                             Telephone: (212) 841-2229

                                     III-6